UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ITT EDUCATIONAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

_________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

_________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

_________________________________________________________________________________

5)	Total fee paid:

_________________________________________________________________________________

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

_________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_________________________________________________________________________________

3)	Filing Party:

_________________________________________________________________________________

4)	Date Filed:

_________________________________________________________________________________

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITT Educational Services, Inc.

2008 Annual Meeting

Notice and Proxy Statement

Table of Contents

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL ONE: ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2011 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED
Nominees for Director
Directors Continuing in Office
Meetings, Independence and Committees of the Board of Directors
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2008
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
Audit, Audit-Related, Tax and All Other Fees
Audit and Non-Audit Services Pre-Approval Policy
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation Table
Amount of Salary and Bonus in Proportion to Total Compensation
Grants of Plan-Based Awards Table
Employment Contracts
Non-Equity Incentive Plan
Equity Compensation and Qualified Savings Plans
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Pension Plans
Nonqualified Deferred Compensation Plan Table
Nonqualified Deferred Compensation Plans
Potential Payments Upon Termination or Change In Control
Director Compensation Table
Director Compensation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
ADDITIONAL INFORMATION
Code of Ethics
Transfer Agent Information
Shareholder Information
Annual Report to Shareholders
APPENDIX A

ITT EDUCATIONAL SERVICES, INC.

13000 North Meridian Street

Carmel, IN 46032-1404

______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2008

_________________________

The 2008 Annual Meeting of Shareholders of ITT Educational Services, Inc. (“ITT/ESI”) will be held at The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, VA 22202, on Tuesday, May 6, 2008, at 9:00 a.m., local time, for the following purposes:

1.	To consider and vote upon two proposals described in the accompanying Proxy Statement providing for:

Proposal One:	Election of three Directors to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Proposal Two:	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as ITT/ESI’s independent registered public accounting firm for its fiscal year ending December 31, 2008.

2.	To act upon such other matters that may properly come before the meeting.

All shareholders of record at the close of business on March 7, 2008 will be entitled to vote at the meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to be present, please vote as soon as possible. We have provided information on available voting methods in the accompanying Proxy Statement. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Clark D. Elwood

Senior Vice President, General

Counsel and Secretary

ITT EDUCATIONAL SERVICES, INC.

13000 North Meridian Street

Carmel, IN 46032-1404

____________________________

PROXY STATEMENT

Annual Meeting of Shareholders

May 6, 2008

____________________________

This Proxy Statement and accompanying proxy are being provided to shareholders on or about March 21, 2008 in connection with the solicitation by the Board of Directors of ITT Educational Services, Inc. (“ITT/ESI,” “we” or “us”) of proxies to be voted at the 2008 Annual Meeting of Shareholders (“Annual Meeting”) to be held at 9:00 a.m., local time, Tuesday, May 6, 2008, at The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, VA 22202, for the purposes set forth in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

Many of our shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which was or will be sent to shareholders on or about March 21, 2008. Instead of initially mailing a printed copy of our proxy materials to each shareholder, we may now furnish proxy materials to our shareholders on the Internet, unless the shareholder has previously requested printed copies. Printed copies of our proxy materials furnished at the previous request of our shareholders were or will be sent to those shareholders on or about March 21, 2008.

If you received a Notice by mail or e-mail, you will not receive a printed copy of our proxy materials unless you request such a copy in the manner described in the Notice. The Notice also instructs you as to how you may access and review this Proxy Statement and our 2007 Annual Report on Form 10-K, and how you may submit your proxy to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock outstanding at the close of business on March 7, 2008, the record date for the Annual Meeting (the “Record Date”), are entitled to vote their shares at the Annual Meeting. As of the Record Date, 38,829,444 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What will shareholders vote on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are two proposals that shareholders will vote on at the Annual Meeting:

•	election of three directors to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified; and

•	ratification of the appointment of PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

The Board of Directors recommends that you vote FOR both proposals.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.” The Notice has been or will be sent directly to you, unless you previously requested printed copies of our proxy materials.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Record Holders

If you are a record holder, you may vote by using any of the following methods.

Through the Internet. You may submit a proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you previously requested to receive paper copies of proxy materials or you request paper copies in connection with this Annual Meeting. If you submit a proxy through the Internet, you do not need to return a proxy card. The Internet voting facility for shareholders of record will close at 11:59 p.m., Eastern Time, on May 5, 2008.

By Telephone. If you receive a proxy card by mail because you have previously requested to receive paper copies of proxy materials or you request paper copies in connection with this Annual Meeting, you may submit a proxy by telephone by dialing the toll-free telephone number shown on the proxy card and following the recorded instructions. If you submit a proxy by telephone, you do not need to return a proxy card. The telephone voting facility for shareholders of record will close at 11:59 p.m., Eastern Time, on May 5, 2008.

By Mail. If you receive a proxy card by mail because you have previously requested to receive paper copies of proxy materials or you request paper copies in connection with this Annual Meeting, you may vote by completing, signing, dating and mailing that proxy card in the pre-addressed postage-prepaid envelope that will be included when the proxy card is sent to you.

In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote by proxy card, through the Internet or by telephone even if you plan to attend the meeting so that your shares will be voted in the event you later decide not to attend the meeting.

Beneficial Owners

If you are a beneficial shareholder, you may vote by using any voting instruction card provided by your broker, bank or other record holder or by following their instructions for voting through the Internet or by telephone. If you are a beneficial shareholder who would like to vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

May I change my vote after I have submitted a proxy?

If you are a shareholder of record, you have the power to revoke your proxy at any time before the shares it represents are voted, by:

•	delivering to our Secretary an instrument revoking the proxy;
•

delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked and, in the case of telephone or Internet voting, before 11:59 p.m., Eastern Time, on May 5, 2008; or

•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial shareholder, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

How will the proxies be voted?

Clark D. Elwood and Daniel M. Fitzpatrick, two of our executive officers, have been selected by our Board of Directors to serve as proxy holders for the Annual Meeting. All shares of our common stock represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified by the shareholder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted FOR the election of the three director nominees named in this proxy statement, and FOR the ratification of the appointment of PWC.

What is the quorum required at the Annual Meeting?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if the holders of a majority of the shares issued and outstanding as of the Record Date and entitled to vote are represented in person or by proxy at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present. The election inspector will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

What are the voting requirements to approve each of the proposals?

Election of Three Directors. A plurality of the shares of our common stock voted in person or by proxy at the Annual Meeting is required to elect the nominees for Directors. A plurality means that the three nominees receiving the largest number of votes cast will be elected. Shareholders will not be allowed to cumulate their votes in the election of Directors. Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment by the Audit Committee of the Board of Directors of PWC as our independent registered public accounting firm for our fiscal year ending December 31, 2008. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will be considered shares represented at the Annual Meeting. Accordingly, an abstention or broker non-vote will have the same effect as a vote against this proposal.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board of Directors is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

Who is paying for the costs of this proxy solicitation?

We will pay all expenses of solicitation of proxies. Our officers, Directors and other employees may solicit proxies, without additional compensation, by telephone, electronic mail, facsimile or mail, or by meetings with shareholders or their representatives. We also will reimburse brokers, banks and other record holders for their charges and expenses in forwarding proxy material to beneficial owners.

PROPOSAL ONE: ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2011 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED

Our Board of Directors currently consists of nine Directors divided into three classes. Each class contains three Directors. The term of one class expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after the Director’s election and thereafter until the Director’s successor is elected and has qualified.

At the meeting, three Directors are to be elected to hold office for a three-year term to expire at the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified. The proxy holders intend to vote such proxy for the election to the Board of Directors of John E. Dean, James D. Fowler, Jr. and Vin Weber, three current Directors whose terms expire this year, unless you direct them to vote otherwise.

Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the proxy holders intend to vote the proxy for the election of such other person as our Board, upon the recommendation of the Nominating and Corporate Governance Committee, may select. Alternatively, our Board may reduce the number of Directors to eliminate the vacancy.

Our Board of Directors does not have a policy with respect to the Directors’ attendance at our annual shareholder meetings, but all of our Directors are encouraged to attend those meetings. Our 2007 Annual Meeting of Shareholders was held on May 8, 2007, and all ten members of our Board of Directors at that time attended that meeting.

A brief summary of each Director’s principal occupation, business affiliations and other information follows. Unless otherwise indicated, each Director’s principal occupation has been the same for the past five years. There is no family relationship between any of our Directors or executive officers.

Nominees for Director

Term Expiring at the 2011 Annual Meeting.

John E. Dean, age 57, is an attorney who has specialized in higher education law since April 1985. Mr. Dean has been a partner at the Law Offices of John E. Dean since June 2005. He was a partner of the Dean Blakey law firm from June 2002 through May 2005. Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm, since June 2002. Mr. Dean has been a Director of ours since December 1994.

James D. Fowler, Jr., age 63, served as senior vice president and director, human resources of ITT Industries, Inc., an industrial, commercial machinery and equipment company now known as ITT Corporation, from November 2000 until his retirement in October 2002. Mr. Fowler has been a Director of ours since April 1994.

Vin Weber, age 55, has been a partner at Clark & Weinstock Inc. (“C&W”), a management and public policy consulting firm, since 1994, and was named chief executive officer of C&W in 2007. He is also chairman of the National Endowment for Democracy, a public interest group. Mr. Weber is a senior fellow at the University of Minnesota’s Humphrey Institute of Public Affairs and co-director of the Institute’s Policy Forum. He is also a director of Lenox Group, Inc. Mr. Weber has been a Director of ours since December 1994.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Continuing in Office

Term Expiring at the 2009 Annual Meeting.

Joanna T. Lau, age 49, has served as chairperson and chief executive officer of Lau Acquisition Corporation (doing business as LAU Technologies), a management consulting and investment firm, since March 1990. Ms. Lau has been a Director of ours since October 2003.

Samuel L. Odle, age 58, has served as president and chief executive officer of Methodist Hospital (“MH”) and Indiana University Hospital (“IUH”) and executive vice president of Clarian Health Partners (“Clarian”), an Indianapolis-based private, non-profit healthcare organization comprised of MH, IUH and Riley Hospital for Children, since July 2004. Mr. Odle served as chief administrative officer of MH and senior vice president of Clarian from January 1997 through June 2004. Mr. Odle has been a Director of ours since January 2006.

John A. Yena, age 67, has served as chairman of the board of Johnson & Wales University (“J&W”), a postsecondary educational institution, since June 2004. Mr. Yena served as president and chief executive officer of J&W from June 1989 through May 2004. He is also a director of Bancorp Rhode Island, Inc. Mr. Yena has been a Director of ours since May 2006.

Term Expiring at the 2010 Annual Meeting.

John F. Cozzi, age 46, has served as a managing director of AEA Investors LLC, a private equity firm, since January 2004. Mr. Cozzi served as a managing director of Arena Capital Partners, LLC, a private equity firm, from May 1999 through December 2003. Mr. Cozzi has been a Director of ours since October 2003.

Kevin M. Modany, age 41, has served as our Chairman since February 1, 2008 and as our Chief Executive Officer since April 1, 2007. He has also served as our President since April 2005. From April 2005 until his promotion to our Chief Executive Officer, Mr. Modany also served as our Chief Operating Officer. From January 2003 through May 2005, he served as our Chief Financial Officer. From July 2002 through April 2005, Mr. Modany served as a Senior Vice President of ours. Mr. Modany has been a Director of ours since July 2006.

Thomas I. Morgan, age 54, served as chief executive officer of Hughes Supply, Inc. (“Hughes”), a diversified wholesale distributor of construction, repair and maintenance-related products, from May 2003 until his retirement in March 2006. Mr. Morgan also served as president of Hughes from March 2001 through April 2003. He is also a director of Rayonier, Inc., Waste Management, Inc. and Tech Data Corporation. Mr. Morgan has been a Director of ours since May 2006.

Meetings, Independence and Committees of the Board of Directors

Meetings. During 2007, there were six regular meetings of the Board of Directors. During 2007, each of the Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served.

Independent Directors. Our Board of Directors currently contains eight non-employee Directors: Messrs. Cozzi, Dean, Fowler, Morgan, Odle, Weber and Yena, and Ms. Lau. As permitted by the rules of the New York Stock Exchange (“NYSE”), our Board of Directors has adopted categorical standards to assist it in making determinations of independence. Any transactions, relationships or arrangements that we may have with any of our Directors are immaterial, so long as none of those transactions, relationships or arrangements caused the Director to violate any of our categorical standards of independence. Our categorical standards of independence are attached to this Proxy Statement as Appendix A. They are also contained in Section 5 of our Corporate Governance Guidelines and are posted on our website at www.ittesi.com. Our Board of Directors has determined that each of our current non-employee Directors is independent, and each of the non-employee Directors in 2007 was independent, pursuant to our categorical standards of independence and in accordance with Section 303A.02 of the NYSE Listed Company Manual. In the application of our categorical standards of independence to determine the independence of each non-employee Director for service on our Board of Directors and on its Audit, Compensation, and Nominating and Corporate Governance Committees, there were no transactions, relationships or arrangements with our non-employee Directors that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (“1934 Act”), or if not disclosed, that our Board considered.

The non-employee Directors on our Board of Directors meet at regularly scheduled executive sessions without our management. The Directors on our Board of Directors who are determined to be independent meet by themselves in executive session at least once annually. Our Board of Directors has chosen the Chair of the Nominating and Corporate Governance Committee, currently John A. Yena, to preside over the executive sessions of our non-employee and independent Directors (“Presiding Director”). Interested parties may send communications to the non-employee Directors, independent Directors or the entire Board of Directors by e-mail to PresidingDirector@ittesi.com or by regular mail addressed to:

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032-1404

Attention: Presiding Director

Although such communications are available to any Director who wishes to review them, our General Counsel initially reviews all communications and forwards to the Presiding Director those communications that meet certain criteria set by the non-employee Directors.

Committees. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the 1934 Act. Our Board of Directors has adopted a written charter for the Audit Committee, a current copy of which may be obtained from our website at www.ittesi.com. The functions of the Audit Committee are to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements and other financial information provided by us to any governmental body or the public;
•	our compliance with legal and regulatory requirements;
•	our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board of Directors establish;
•	our auditing, accounting and financial reporting processes generally;
•	the qualifications, independence and performance of our independent registered public accounting firm; and
•	the performance of our compliance and internal audit functions.

The Audit Committee also performs other functions as detailed in the Audit Committee’s charter, including, without limitation, appointing, compensating, retaining and overseeing our independent registered public accounting firm and pre-approving all services to be provided to us by our independent registered public accounting firm.

The Audit Committee held five meetings during 2007. The members of the Audit Committee in 2007 through May 8, 2007 were John F. Cozzi, John E. Dean, Thomas I. Morgan and John A. Yena. The current members of the Audit Committee have been members since May 8, 2007 and include John F. Cozzi, John E. Dean (Chairperson), Joanna T. Lau and Thomas I. Morgan. Our Board of Directors has determined that John F. Cozzi is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the 1934 Act, and is independent pursuant to our categorical standards of independence, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the 1934 Act. Each of the current members of the Audit Committee is independent and each of the members of the Audit Committee in 2007 was independent, pursuant to our categorical standards of independence, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the 1934 Act.

Compensation Committee. Our Board of Directors has adopted a written charter for the Compensation Committee. A current copy of the charter may be obtained from our website at www.ittesi.com. The principal function of the Compensation Committee is to discharge the Board of Directors’ responsibilities relating to compensation of our Directors and officers. The Compensation Committee has overall responsibility and authority for approving and evaluating our Director and officer compensation plans, policies and programs. The Compensation Committee also performs other functions as detailed in the Compensation Committee’s charter. The Committee’s charter provides that it may delegate some or all of its responsibility and authority to subcommittees and/or our executive officers when the Compensation Committee deems the delegation to be appropriate. The elements of the compensation program for our executives presently consist of base salary, non-equity incentive compensation, equity-based compensation, qualified retirement savings, pension benefits, nonqualified deferred compensation, perquisites, employee benefits, and potential payments upon termination of employment or a change in control of us. See “Compensation of Executive Officers and Directors–Compensation Discussion and Analysis.” Each element is determined by the Compensation Committee with the assistance of a compensation consultant, upon the recommendation of our Chief Executive Officer, except for each element of our Chief Executive Officer’s compensation, which is determined solely by the Compensation Committee with the assistance of a compensation consultant. See “Compensation of Executive Officers and Directors–Compensation Discussion and Analysis–Design and Determinations.”

The elements of the compensation program for our non-employee Directors presently consist of an annual retainer, equity-based compensation, nonqualified deferred compensation, perquisites and potential payments upon termination of services as a non-employee Director or a change in control of us. See “Compensation of Executive Officers and Directors–Director Compensation.” Each element is determined by the Compensation Committee with the assistance of a compensation consultant and our Chief Executive Officer.

The compensation consulting firm used by the Compensation Committee is Mercer (US) Inc. (“Mercer”). Mercer is retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities. In this regard, Mercer advises and assists the Compensation Committee:

•	in determining the appropriate objectives and goals of our executive and Director compensation programs;
•	in designing compensation programs that fulfill those objectives and goals;
•	regarding the external and internal equity of our executive officers’ total compensation and the primary components of that compensation;
•	in evaluating the effectiveness of our compensation programs;
•	in identifying appropriate pay positioning strategies and pay levels in our executive compensation program; and
•	in identifying comparable companies and compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

The Compensation Committee has retained Mercer as an outside advisor to provide information and objective advice regarding executive and Director compensation. All of the decisions with respect to our executive and Director compensation, however, are made by the Compensation Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by Mercer. Mercer may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that our executive officers also receive. We did not have any other business relationship with Mercer during 2007.

The Compensation Committee held three meetings during 2007. The members of the Compensation Committee in 2007 through May 8, 2007 were James D. Fowler, Jr., Joanna T. Lau, Samuel L. Odle and Vin Weber. The current members of the Compensation Committee have been members since May 8, 2007 and include James D. Fowler, Jr., Samuel L. Odle (Chairperson), Vin Weber and John A. Yena. Each of the current members of the Compensation Committee is independent and each of the members of the Compensation Committee in 2007 was independent, pursuant to our categorical standards of independence and Section 303A.02 of the NYSE Listed Company Manual. None of the Compensation Committee members during 2007 was:

•	an officer or employee of ours;
•	a former officer of ours; or
•

involved in a relationship requiring disclosure as a related person transaction pursuant to Item 404 of Regulation S-K under the 1934 Act or as an interlocking executive officer/director pursuant to Item 407(e)(4)(iii) of Regulation S-K under the 1934 Act.

Nominating and Corporate Governance Committee. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A current copy of the charter may be obtained from our website at www.ittesi.com. The functions of the Nominating and Corporate Governance Committee, which are detailed in its charter, are to:

•	assist the Board of Directors by identifying individuals qualified to become Directors, and recommend to the Board of Directors the Director nominees for each annual meeting of shareholders;
•	develop and recommend to the Board the Corporate Governance Guidelines applicable to us;
•	lead the Board of Directors in its annual review of the Board of Directors’ performance; and
•	recommend to the Board of Directors Board members for each standing Board committee.

The Nominating and Corporate Governance Committee held three meetings during 2007. The members of the Nominating and Corporate Governance Committee in 2007 through May 8, 2007 were James D. Fowler, Jr., Joanna T. Lau, Samuel L. Odle and Vin Weber. The current members of the Nominating and Corporate Governance Committee have been members since May 8, 2007 and include James D. Fowler, Jr., Samuel L. Odle, Vin Weber and John A. Yena (Chairperson). Each of the current members of the Nominating and Corporate Governance Committee is independent and each of the members of the Nominating and Corporate Governance Committee in 2007 was independent, pursuant to our categorical standards of independence and Section 303A.02 of the NYSE Listed Company Manual.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by our shareholders. A shareholder who wishes to recommend a Director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404, who will forward it to the Committee.  Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.  A shareholder who wishes to nominate an individual as a Director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws. See “Shareholder Proposals for 2009 Annual Meeting.”

The Nominating and Corporate Governance Committee selects nominees for Directors on the basis of each candidate’s broad experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness to devote adequate time to the duties of our Board of Directors. The Nominating and Corporate Governance Committee identifies possible nominees for a Director who meet specified objectives in terms of the composition of our Board of Directors that are established by law, the NYSE and/or our Board of Directors, taking into account such factors as geographic, occupational, gender, race and age diversity. The only minimum specified qualities and skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of our Directors to possess and the only specific standards for the overall structure and composition of our Board of Directors are those imposed by law and the NYSE or contained in our Corporate Governance Guidelines and the charters of the standing committees of our Board of Directors, such as independence, financial expertise and age.

The Nominating and Corporate Governance Committee utilizes various resources for identifying nominees for Directors, including, but not limited to, recommendations of our Directors, management and shareholders, the media, industry affiliations, government service and search firms. The Nominating and Corporate Governance Committee evaluates nominees for Directors by assessing the nominees’ qualities, skills and potential contributions to our Board based on available information, against the qualities, skills and contributions sought and the current composition of our Board.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2008

The Audit Committee of our Board of Directors has appointed PWC to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2008. This firm has audited our financial statements since 1994. Although shareholder ratification of the selection of PWC to serve as our independent registered public accounting firm is not legally required, our Board of Directors has determined to afford our shareholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to our shareholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of PWC. If a majority of the shares represented at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of PWC, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment. Notwithstanding this selection, and the ratification of this selection by shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests. A representative of PWC is not expected to be present at the meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for our financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. PWC, who is our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed with our management and PWC the audited financial statements for our 2007 fiscal year. The Audit Committee also has reviewed and discussed with our management and PWC our management’s report and PWC’s attestation report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees). This discussion involved certain information relating to PWC’s judgments about the quality, not just the acceptability, of our accounting principles and included such other matters as are required to be discussed with the Audit Committee under standards established by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PWC its independence from us and our management. In addition, the Audit Committee considered whether PWC’s independence would be jeopardized by providing non-audit services to us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements for our 2007 fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee
John F. Cozzi
John E. Dean
Joanna T. Lau
Thomas I. Morgan

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report shall not be incorporated by reference in any such filings.

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth fees for audit services provided by PWC for the audit of our consolidated financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered by PWC during those periods:

Type of Service	2007	2006
Audit	$761,600 (1)	$717,633 (2)
Audit-Related	$ 75,425 (3)	$176,150 (3)
Tax	$111,810 (4)	$161,431 (4)
All Other	$-- (5)	$-- (5)

_______________________

(1)	Represents fees for the following services associated with the audit or review of our financial statements:

•	auditing our annual consolidated financial statements for our 2007 fiscal year;
•	reviewing our financial statements included in our Quarterly Reports on Form 10-Q which were filed with the SEC in our 2007 fiscal year;
•	conducting internal control reviews and assisting with internal control reporting requirements in 2007;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) for 2007; and
•	providing other audit services in connection with statutory and regulatory filings or engagements for our 2007 fiscal year.

Those services were rendered in both the 2007 and 2008 calendar years.

(2)	Represents fees for the following services associated with the audit or review of our financial statements:

•	auditing our annual consolidated financial statements for our 2006 fiscal year;
•	reviewing our financial statements included in our Quarterly Reports on Form 10-Q which were filed with the SEC in our 2006 fiscal year;
•	conducting internal control reviews and assisting with internal control reporting requirements in 2006;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) for 2006; and
•	providing other audit services in connection with statutory and regulatory filings or engagements for our 2006 fiscal year.

Those services were rendered in both the 2006 and 2007 calendar years.
(3)

Represents fees for services rendered in the period indicated that were related to the performance of the audit or review of our financial statements and were not reported as Audit services. The nature of those services included, without limitation:

•	in 2006, re-auditing our annual consolidated financial statements in connection with the restatement of prior years’ financial results;
•	financial statement audits of our employee benefit plans; and
•	assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:
	•	consultations with us;
	•	assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE; and
	•	helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE.

(4)	Represents fees for tax services rendered in the period indicated. The nature of those services included, without limitation:

•	the preparation and/or review of original and amended income, franchise and other tax returns with respect to international, federal, state and local tax authorities;
•	assistance with tax audits and appeals before federal, state and local tax authorities; and
•	tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities.

(5)	PWC did not render any services in the period indicated, other than those services reported as Audit, Audit-Related or Tax services.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by our independent registered public accounting firm may be pre-approved by the Audit Committee. Under the Audit Committee’s policy, unless a type of service has received pre-approval by the Audit Committee without consideration of specific case-by-case services (“general pre-approval”), it requires specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor is necessarily determinative.

In deciding whether to pre-approve any audit and non-audit services, the Audit Committee is also mindful of the relationship between fees for audit and non-audit services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise and except that the pre-approvals related to an audit of our annual consolidated financial statements will last until that audit is completed. The Audit Committee annually reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by our independent registered public accounting firm to our management. The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chairperson of the Audit Committee with respect to any requests for services to be performed by our independent registered public accounting firm that cannot be delayed without inconvenience until the next scheduled Audit Committee meeting.

Pre-approval fee levels or budgeted amounts for all services to be provided by our independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding those levels or amounts require specific pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered. Our Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both our independent registered public accounting firm and Chief Financial Officer.

All of the fees reported in the table above as “Audit,” “Audit-Related” and “Tax” services rendered by PWC in our 2007 fiscal year were pre-approved by the Audit Committee.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Audit services include all services performed to comply with the PCAOB’s standards, including, without limitation, the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by our independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include services performed in connection with the independent registered public accounting firm’s report on internal control over financial reporting. The Audit Committee monitors the audit services engagement as necessary and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, our structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval of other audit services, which are those services that our independent registered public accounting firm reasonably can provide. Other audit services include:

•	statutory audits (such as federal and state student financial aid compliance audits) or financial audits for our subsidiaries or affiliates;
•	services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings; and
•	consultations with our management concerning accounting, financial reporting or treatment of transactions or events.

Any audit services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Since the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services. Audit-related services include, among others:

•	due diligence services pertaining to potential business acquisitions or dispositions;
•	consultations concerning accounting, financial reporting or disclosure treatment of transactions or events not classified as “audit services”;
•	assistance with understanding and implementing new and proposed accounting and financial reporting guidance from rulemaking authorities;
•	financial statement audits of employee benefit plans;
•	assistance with assessing the actual or potential impact of final or proposed rules, standards or interpretations;

•	agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters;
•	attest services not required by statute or regulation;
•	information systems reviews not performed in connection with the financial statement audit;
•	subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements;
•	review of the effectiveness of the internal audit function;
•	general assistance with understanding and implementing requirements of SEC rules and stock exchange listing standards; and
•	consultations and audits in connection with acquisitions.

Any audit-related services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other audit-related services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

Tax services include tax compliance, planning and advice, as well as tax only valuation services, including transfer pricing and cost segregation. Since the Audit Committee believes that the provision of tax services does not impair our independent registered public accounting firm’s independence, and the SEC has stated that the independent registered public accounting firm may provide such services, the Audit Committee believes it may grant general pre-approval to tax services. The Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by our independent registered public accounting firm, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code of 1986, as amended (the “IRC”) and related regulations. The Audit Committee will consult with our Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with the policy.

Any tax services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All tax services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

The Audit Committee believes, based on the SEC’s rules prohibiting the independent registered public accounting firm from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, would not impair the independence of our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Any other services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved. All other services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC. These persons also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during 2007, all of our executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

EXECUTIVE OFFICERS

Name	Age	Position
Kevin M. Modany	41	Chairman, Chief Executive Officer and President
David E. Catalano	42	Senior Vice President, Business Development
Jeffrey R. Cooper	56	Senior Vice President, Chief Compliance Officer
Clark D. Elwood	47	Senior Vice President, General Counsel and Secretary
Nina F. Esbin	51	Senior Vice President, Human Resources
Eugene W. Feichtner	52	Senior Vice President, Operations
Daniel M. Fitzpatrick	48	Senior Vice President, Chief Financial Officer
Glenn E. Tanner	60	Senior Vice President, Marketing

Kevin M. Modany has served as our Chairman since February 1, 2008 and as our Chief Executive Officer since April 1, 2007. He has also served as our President since April 2005. From April 2005 until his promotion to our Chief Executive Officer on April 1, 2007, Mr. Modany also served as our Chief Operating Officer. From January 2003 through May 2005, he served as our Chief Financial Officer. From July 2002 through April 2005, Mr. Modany served as a Senior Vice President of ours. Mr. Modany has been a Director of ours since July 2006.

David E. Catalano has served as our Senior Vice President, Business Development since November 2007. Mr. Catalano served as chief executive officer of Midwest Bankers Holdings, Inc., a commercial lending and advisory firm, from September 1996 through October 2007.

Jeffrey R. Cooper has served as our Senior Vice President, Chief Compliance Officer since November 2004. Mr. Cooper served as vice president of Great American Financial Resources, Inc. (“GAFRI”), the annuity and life insurance operations of American Financial Group, from June 1999 through October 2004, and as chief compliance officer of GAFRI from June 1997 through October 2004.

Clark D. Elwood has served as a Senior Vice President of ours since December 1996, as our Secretary since October 1992 and as our General Counsel since May 1991.

Nina F. Esbin has served as our Senior Vice President, Human Resources since January 2004. From January 2003 through December 2003, she served as our Vice President, Director Human Resources.

Eugene W. Feichtner has served as our Senior Vice President, Operations since March 2004. From March 2002 through February 2004, he served as our Vice President, National Operations Director.

Daniel M. Fitzpatrick has served as our Senior Vice President, Chief Financial Officer since June 2005. From July 1998 through May 2005, he served as senior vice president and controller of Education Management Corporation, a provider of postsecondary education.

Glenn E. Tanner has served as Senior Vice President, Marketing since April 2007. From October 2002 through March 2007, he served as our Vice President, Marketing.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview. This discussion explains the compensation program for our executives, including the Named Executive Officers. The Named Executive Officers include:

•	all individuals who served as our Chief Executive Officer, who is our principal executive officer, during the last completed fiscal year;
•	all individuals who served as our Chief Financial Officer, who is our principal financial officer, during the last completed fiscal year;
•

our three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as our executive officers at the end of the last completed fiscal year; and

•

up to two additional individuals who would have been included in our three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, if they had still been serving as our executive officers at the end of the last completed fiscal year.

The individuals included as Named Executive Officers in this Proxy Statement are:

•

Rene R. Champagne and Kevin M. Modany, both of whom served as our Chief Executive Officer during 2007 (Mr. Champagne from January 1, 2007 through March 31, 2007 and Mr. Modany from April 1, 2007 through the end of 2007);

•	Daniel M. Fitzpatrick, who served as our Chief Financial Officer during all of 2007; and
•

Clark D. Elwood, Eugene W. Feichtner and Glenn E. Tanner, who were the three other most highly compensated executive officers who were serving as our executive officers at the end of the last completed fiscal year.

Mr. Champagne stepped down from his position as our Chief Executive Officer on April 1, 2007, and remained an employee of ours and our Chairman of the Board through January 31, 2008. As a result, certain elements of compensation for 2007 and 2008 are not applicable to him, such as our bonus program, stock option grants and our severance plan. Therefore, to the extent an element of compensation is not applicable to Mr. Champagne, we have not included him in the relevant table or discussion in this Proxy Statement.

This discussion describes the following:

•	the objectives of our compensation program;
•	what our compensation program is designed to reward and not reward;
•	each element of compensation;
•	why we choose to pay each compensation element;
•	how we determine the amount to pay and, where applicable, the formula with respect to each compensation element; and
•	how each compensation element and our decisions regarding that element relate to our overall compensation objectives and affect our decisions regarding other compensation elements.

The Compensation Committee of our Board of Directors has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives and Directors.

Each year, the Compensation Committee reviews all elements of all of our executive officers’ compensation and the internal pay equity of our Chief Executive Officer’s compensation compared to our other executive officers’ compensation. Based on its review of all of the elements of our executive officers’ compensation, the Compensation Committee found the compensation paid to our executive officers in 2007 to be reasonable and effective in promoting the Committee’s compensation objectives, as described below. See “– Compensation Objectives.”

The Compensation Committee considers the value that could be realized by the Named Executive Officers from compensation paid to them in prior years, such as gains on prior stock option awards. The Compensation Committee recognizes, however, that the realization of the value from prior equity-based compensation is a function of the personal investment decisions made by the Named Executive Officers. Therefore, the Committee does not factor in the value realized from prior equity-based compensation awards granted to the Named Executive Officers in setting any of the subsequent compensation to be paid to the Named Executive Officers.

The primary items of our financial and operating results that the Compensation Committee currently takes into account in establishing our compensation policies and making compensation decisions include:

•	our earnings per share;
•	our total student enrollment;
•	our free cash flow; and
•	our graduate employment rate.

The Committee has selected these measures because they are the more significant measures on which our operational performance is reviewed by our management and our Board of Directors, and they are reflective of our overall financial and operational growth and, ultimately, return to shareholders. The Committee believes that, as a result, our executive compensation is more closely aligned with company performance.

The Compensation Committee may and does directly retain consultants from independent compensation consulting firms to provide advice on aspects of our executive and Director compensation programs. The Committee may and does request written reports or hold private meetings with such consultants in order to obtain independent opinions on compensation proposals. The independent consultants help the Committee determine the amount and, where applicable, the formula for each element of the compensation program for each executive. The independent compensation consulting firm that is retained currently by the Compensation Committee is Mercer. See “Proposal One: Election of Three Directors to Serve Until the 2011 Annual Meeting of Shareholders and Until Their Successors are Elected and have Qualified – Meetings, Independence and Committees of the Board of Directors – Committees – Compensation Committee.”

The Compensation Committee has met, and will continue to meet, in executive sessions which are not attended by any of our employees. The Committee regularly reports its activities to our Board of Directors. The Committee met in executive session in January 2008 to review the overall performance of our Chief Executive Officer during 2007, particularly with respect to our long range strategies and the achievement of both financial and non-financial goals and objectives. Consideration was given to our Chief Executive Officer’s role in building shareholder value and improving the shareholders’ return on invested capital. The Compensation Committee also met with our Chief Executive Officer to review the overall performance of the other Named Executive Officers during 2007. The Committee reviewed a tally of the total compensation received by each of the Named Executive Officers in 2007 and information from Mercer.

Compensation Objectives. The Compensation Committee is guided by the following objectives in determining the compensation of our executives:

•	Competition. The Committee believes that compensation should reflect the competitive marketplace in order for us to attract, retain and motivate talented executives.
•

Accountability for Business Performance. Compensation should be tied in part to our financial and operating results in order for us to hold our executives accountable, through their compensation, for our performance.

•	Accountability for Individual Performance. Compensation should be tied in part to the executive’s performance to encourage and reflect individual contributions to our performance.

•

Alignment with Shareholder Interests. Compensation should be tied in part to increases in the price of our common stock through equity-based compensation awards in order to align the executives’ interests with those of our shareholders.

Design and Determinations. Our executive compensation program is designed to attract, retain and motivate skilled executives and to provide incentives which vary upon the attainment of short-term and long-term performance goals. The goal of the compensation program for our executives is to reward each of our executives based on the short- and long-term performance of both the executive and us. Under this pay-for-performance philosophy, the better the performance, the greater the increase in shareholder value and compensation that should result.

The Compensation Committee believes that its goal for the compensation program can best be achieved by paying our executives:

•

a reasonable amount of stable compensation (in the form of base salary, employee benefits, perquisites, qualified retirement savings and nonqualified deferred compensation) to help them maintain a reasonable standard of living and provide for their families, so that they can focus their energies and efforts on our financial and operating performance and increasing shareholder value; and

•

performance-based compensation (in the form of non-equity incentive compensation awards and equity-based compensation awards) to help motivate them to achieve our financial and operating goals and increase shareholder value by conditioning a significant portion of their total compensation on producing the individual and company results that are necessary to achieve those goals.

In setting and administering the compensation program and policies for our executives, the Committee attempts to target the total direct compensation of our executives, which includes both the stable and performance-based elements, to the upper third of the range of compensation provided to executives of comparator companies. The primary comparator companies are the publicly traded companies in our industry. The upper third of the range is targeted in order to attract and retain a higher than average level of executive, who is tasked with producing financial and operational results that are higher than average. Consistent with our pay-for-performance philosophy:

•	base salary levels for our executives, in the aggregate, have generally been targeted at the low end of the median of the range of compensation provided to executives of comparator companies;
•	non-equity incentive compensation (i.e., annual bonus awards) for our executives has generally been targeted at the median of the range; and
•	equity incentive compensation for our executives has generally been targeted in the upper quarter of the range.

As a result, in order to reach the upper third of the range for total direct compensation, the incentive compensation portion must be payable at a higher level, which will only occur if the executive and the company achieve high levels of performance.

The publicly traded companies used for the comparisons vary from time to time based on their and our operations and size. In 2007 and 2008, the primary comparator companies within our industry that the Compensation Committee used to benchmark the appropriateness and competitiveness of our executive compensation program were as follows:

•	Apollo Group, Inc.;	•	Laureate Education, Inc.;
•	Career Education Corp.;	•	Learning Tree International, Inc.;
•	Corinthian Colleges, Inc.;	•	Lincoln Educational Services Corporation;
•	DeVry, Inc.;	•	Strayer Education, Inc.; and
•	Education Management LLC;	•	Universal Technical Institute, Inc.

In 2008, the Compensation Committee also benchmarked our executive compensation against a subset of six of the comparator companies that were selected due to their size, type of operations and longevity in the industry:

•	Apollo Group, Inc.;	•	DeVry, Inc.;
•	Career Education Corp.;	•	Education Management LLC; and
•	Corinthian Colleges, Inc.;	•	Laureate Education, Inc.

To determine the range of compensation in both years, the Compensation Committee supplemented the compensation data of the comparator companies within our industry with summary statistics of compensation data obtained from several published third-party compensation surveys of hundreds of companies in:

•	the services industry that were comparable to us in terms of size (i.e., revenue); and
•	the general industry, in a few instances, where there was insufficient data in the surveys of companies in our industry or the services industry.

The Compensation Committee believes that compensation decisions are complex and should be made after a deliberate review of our performance and compensation levels paid to executives in the same or similar positions at other companies. Executive compensation decisions are made by the Committee with the assistance of an independent compensation consultant and, for all executives other than our Chief Executive Officer, upon the recommendation of our Chief Executive Officer. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee with the assistance of an independent compensation consultant. Our Chief Executive Officer plays a significant role in the process of determining the compensation elements and the value of those elements for our executives (other than the Chief Executive Officer) by:

•	evaluating executive performance;
•	recommending financial and operating performance targets and goals; and
•	recommending salary levels, non-equity incentive compensation awards, equity-based compensation awards and perquisites.

In determining and recommending the compensation of our executives, the Compensation Committee and our Chief Executive Officer make subjective assessments after deliberate and thorough review and consideration of a number of factors. These factors include:

•

the competitive marketplace and, in particular, how the level of an executive’s compensation compares with the compensation paid to executives in the same or similar positions and with similar responsibilities at other publicly traded companies in our industry and outside of our industry that are comparable to us in terms of operations and size;

•	the level and area of job responsibilities of the executive;
•	the executive’s individual performance in his or her position and as it relates to his or her specific job responsibilities;
•	the executive’s contribution toward achieving our financial and operating results; and
•	our overall financial and operating results.

Under the Compensation Committee’s pay-for-performance philosophy with respect to executive compensation, there is a direct correlation between the Committee’s subjective assessment of each executive officer and the amount of compensation that the Committee determines to pay to the executive officer. As a result, the higher the Compensation Committee’s subjective assessment of an executive officer’s performance, the higher the amount of compensation that the Committee will approve for that executive officer, relative to his or her level and area of responsibility, the competitive marketplace for the same or similar positions and his or her contribution toward achieving our results.

The Compensation Committee applies the same pay-for-performance philosophy for executive compensation in determining our Chief Executive Officer’s compensation that it applies in determining the compensation of the other executive officers. The Compensation Committee has established a higher level of compensation for our Chief Executive Officer than the levels for our other executive officers. The Compensation Committee believes that our Chief Executive Officer is entitled to higher compensation relative to other executives due to the high level of responsibility that he has with us and the substantial duties and responsibilities that he has to us, as well as the fact that the market and comparator compensation information demonstrates higher levels of compensation for chief executive officers both within and outside of our industry.

The total compensation paid to our executive officers depends on both the executive’s individual performance and our financial and operating performance. The potential value of the performance-based compensation elements, such as non-equity incentive compensation awards and equity-based compensation awards, is based entirely on improving our financial and operating results. See “– Compensation Elements.” For example, the four performance factors under our 2007 Executive Bonus Parameters were Adjusted EPS (as defined below), total student enrollment, free cash flow and graduate employment rate. In addition, the most recent equity-based compensation awards granted to the Named Executive Officers were nonqualified stock options, the value of which to the Named Executive Officer depends entirely on how much the share price of our common stock rises.

         The Compensation Committee believes that performance-based compensation should provide our executives with an opportunity to earn an increasingly greater amount of compensation for increasingly better financial and operating results and higher shareholder value. For this reason, the Compensation Committee has selected nonqualified stock options as the principal form of equity-based compensation awards to be granted to our Named Executive Officers. The value of the stock option awards are entirely dependent on our executives’ ability to produce the financial and operating results necessary for the share price of our common stock to increase. The Compensation Committee also believes that performance-based compensation should represent an increasingly greater percentage of an executive’s total compensation the higher the executive’s position within the organization. The Compensation Committee recognizes that our executives face a commensurate downside risk from performance-based compensation, such that the level of compensation paid corresponds directly to the level of results achieved.

Both the stable and performance-based compensation elements involve cash and non-cash components, but the equity-based compensation awards offer our executives the opportunity to earn the greatest amount of compensation over time. By design, our performance-based compensation elements are long-term (currently ranging from one to seven years until pay out) and the estimated value of these elements represent a significant portion of our executives’ total compensation. Non-equity incentive compensation is based on the executive’s individual performance and our financial and operating results, whereas equity-based compensation is based primarily on increasing shareholder value. Equity-based compensation awards correspond directly to increasing shareholder value measured by the price per share of our common stock. Given the long-term nature of the equity-based compensation awards, they also correspond to our long-term financial and operating performance. The Compensation Committee believes that, over the long-term, the price of our common stock will not increase significantly, if we do not fulfill our long-term financial and operating goals. For this reason, the Compensation Committee also believes that the projected cost of the compensation paid to our executives correlates to the benefits we expect to receive in return for the compensation, because that cost is reflected in our financial results.

The Compensation Committee recognizes that unforeseen circumstances may arise in the future after targets associated with performance-based compensation have been established. As a result, the Compensation Committee has reserved the discretion to adjust performance targets and awards in the event any unforeseen situation arises. The Compensation Committee believes that talented executives cannot be recruited, retained or motivated if the executives perceive the performance targets to be unreasonable or unachievable. The Compensation Committee monitors and evaluates the Named Executive Officer’s progress in achieving the targets of our performance-based compensation. If an unforeseen situation were to arise that could jeopardize all or part of the Named Executive Officers’ achievement of the targets notwithstanding the Named Executive Officers’ individual performance, the Compensation Committee may decide to adjust the targets, grant additional awards or provide the Named Executive Officer with a different financial incentive. The Compensation Committee did not make any adjustments in 2007 to the targets or awards of any of the performance-based compensation granted to our Named Executive Officers.

We do not have any policy regarding an automatic adjustment or recovery of compensation paid or awarded to our executives in the event any of the performance measures upon which that compensation was paid or awarded are restated or adjusted, such that the compensation paid or awarded would have been less under the restated or adjusted performance measures. The Compensation Committee believes that the cause of any subsequent restatement or adjustment to the results of the performance measure(s) used to trigger compensation should be thoroughly examined to assess each executive’s culpability for the restatement or adjustment, instead of establishing a policy that requires an automatic adjustment or recovery of compensation. We did not experience any restatement or adjustment in 2007 to the results of any performance measures upon which our executives were compensated, so no consideration was given by the Compensation Committee in 2007 whether to adjust or recover any compensation payments or awards to our executives.

We do not impose any specific equity or security ownership requirements on our executives. Each of our executives is expected to maintain an ownership level in our common stock that aligns his or her interests with those of our shareholders. We believe that the equity-based compensation paid to our executives permits each of them to achieve this ownership level. We believe that it is improper and inappropriate for any employee or Director to engage in short-term or speculative transactions involving our securities. It is our policy that our executives and Directors are prohibited from purchasing or selling any publicly traded options for our securities, including the trading of any call or put, the writing of any call or put, hedging or the use of collars.

We also reimburse our employees, including the Named Executive Officers, for reasonable, out-of-pocket travel expenses, including the cost of travel on commercial aircraft, but only if such travel is integrally and directly related to the performance of the employee’s duties.

Compensation Elements. The elements of our compensation program, a description of the purpose of each element and the objectives that each element supports are shown in the table below. See “— Compensation

Objectives.” We believe that each element is a typical component of an executive’s compensation and is, therefore, necessary for us to attract, retain and motivate talented executives.

Compensation Element	Purpose	Link to Compensation Objectives
Base Salary	Fixed component used to help us motivate and hold accountable our executives for our financial and operating results and their individual performance.	• Competition • Accountability for Business Performance • Accountability for Individual Performance

Non-Equity Incentive Compensation (i.e., Annual Bonus Awards)	Variable component used to help us incentivize, motivate and hold accountable our executives for our financial and operating results and their individual performance.	• Competition • Accountability for Business Performance • Accountability for Individual Performance

Equity-Based Compensation (i.e., Time-Based Stock Options and/or Restricted Stock Unit Awards)	Used to create performance incentives and promote equity ownership in us by our executives. Aligns the executives’ interests with those of our shareholders.	• Competition • Accountability for Business Performance • Accountability for Individual Performance • Alignment with Shareholder Interests

Qualified Retirement Savings (i.e., 401(k) Plan Contributions)	Used to help us provide stable compensation and some security to our executives, in order to help them save for retirement on a tax-deferred basis.	• Competition • Accountability for Individual Performance

Pension Benefits (i.e., Qualified and Nonqualified Retirement Plan Earnings)	Allows executives to focus on their job responsibilities while employed and provides some security upon retirement.	Benefit accruals under our pension plans were frozen as of March 31, 2006.

Nonqualified Deferred Compensation	Provides some security to our executives and helps them save a portion of their compensation for retirement on a tax-deferred basis.	• Competition • Accountability for Individual Performance

Perquisites

Used to recognize and reward our executives based on their responsibilities and efforts to achieve our financial and operating results and increase shareholder value.

Helps our executives focus on their job responsibilities.

• Competition

Employee Benefits	Provides stable compensation and some security to our executives, in order to allow them to focus on their individual performance and achieving our financial and operating results.	• Competition

Potential Payments Upon Termination of Employment or a Change in Control of Us

Provides for payments in connection with a change in control and/or involuntary termination of employment.

Provides some security to our executives to help them focus on their job responsibilities and to encourage them to remain employed with us during a critical time of a potential change in control.

• Competition • Accountability for Business Performance • Accountability for Individual Performance • Alignment with Shareholder Interests

Base Salary. Salaries provide a necessary element of stability in the total compensation program and, as such, are not subject to significant variability. Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Increases in base salary are based primarily on merit. Each executive’s performance is evaluated annually based on his or her achievement of specific goals. The specified goals pertain to the executive’s areas of responsibility and, depending on the goal, the results may be measured by the performance of the individual or the entire company. The executive’s overall performance rating is reduced to one of a variety of levels that are either at, above or below satisfactory performance. The Compensation Committee believes that it is progressively more challenging for an executive to achieve a higher overall performance rating. Annual base salary increases may also be based on a comparison of the base salaries of executives in the same or similar positions at other publicly traded companies in our industry and outside of our industry that are comparable to us in terms of operations and size.

The Compensation Committee authorized a salary increase for the Named Executive Officers in:

•	January 2007 that became effective on April 1, 2007; and
•	January 2008 that becomes effective on March 31, 2008.

Those merit increases were based on an evaluation of each executive’s performance during the previous year in light of the executive’s performance goals and on a comparison of the base salaries of executives in the same or similar positions at other publicly traded companies in our industry and outside of our industry that are comparable to us in terms of operations and size. The following table sets forth the annualized base salary information for each of the Named Executive Officers as of April 1, 2007 and March 31, 2008.

Named Executive Officer	Annualized Base Salary	Dollar Increase	Percentage Increase	Interval From Last Increase
Kevin M. Modany (1)
2007	$630,000	$297,500	89.5%	12 months
2008	$675,000	$ 45,000	7.1%	12 months
Daniel M. Fitzpatrick
2007	$263,300	$ 15,800	6.4%	12 months
2008	$285,000	$ 21,700	8.2%	12 months
Rene R. Champagne (2)
2007	$560,000	$0	0%	12 months
2008	$ 47,430	N/A	N/A	N/A
Clark D. Elwood
2007	$260,100	$ 14,000	5.7%	12 months
2008	$280,000	$ 19,900	7.7%	12 months
Eugene W. Feichtner
2007	$230,000	$ 27,800	13.7%	12 months
2008	$245,000	$ 15,000	6.5%	12 months
Glenn E. Tanner
2007	$171,700	$ 11,200	7.0%	12 months
2008	$185,000	$ 13,300	7.7%	12 months

________________________

(1)	Mr. Modany was promoted to our Chief Executive Officer effective April 1, 2007.
(2)

Effective April 1, 2007, Mr. Champagne stepped down as our Chief Executive Officer. From April 1, 2007 through January 31, 2008, Mr. Champagne remained an employee of ours and the Chairman of our Board of Directors. The amount shown for Mr. Champagne’s 2008 base salary is his salary for the one month that he remained employed by us in 2008.

Non-Equity Incentive Compensation. The annual bonus award to our executives is intended to serve as an incentive to achieve performance targets established by the Compensation Committee for a specified fiscal year. The outcome with respect to the relevant performance targets under our bonus parameters is substantially uncertain at the time the performance targets are established by the Compensation Committee and communicated to our executives. Annual bonuses are a form of performance-based compensation for our executives. The amount of the annual bonus payout opportunity is based on the annual bonus opportunity and total cash amounts available to executives at other publicly traded companies in our industry and outside of our industry that are comparable to us in terms of operations and size.

Pursuant to the SEC’s regulations, our annual bonus compensation is classified in the tables in this proxy statement as non-equity incentive plan compensation, instead of bonus compensation, due to the performance-based nature of our annual bonus compensation. We refer to this non-equity incentive plan compensation as our “bonus” compensation internally and in previous filings with the SEC. Throughout this proxy statement in the narrative and in the footnotes to the tables, when we refer to “bonus” and related items, we mean the non-equity incentive plan compensation and related items as defined in the SEC’s regulations and shown in the columns in the tables in this proxy statement. See “– Summary Compensation Table.”

In January 2007, the Compensation Committee approved the 2007 Executive Bonus Parameters for participation by our executives, including the Named Executive Officers, except for Mr. Champagne who stepped down as our Chief Executive Officer on April 1, 2007. Bonuses payable to individual participants were based on a formula that took into account our ability to achieve specified targets in 2007 in each of four performance categories, each weighted equally, as shown in the following table:

2007 Performance Category
Performance Points (1)	Adjusted EPS (2)	Percentage Increase in Total Student Enrollment (3)	Free Cash Flow (4)	Graduate Employment Percentage (5)
5	≥ $3.36	≥ 11.00%	≥ $177.0 million	≥ 82.00%
4	$3.30 to $3.35	10.00% to 10.99%	$170.0 million to $176.9 million	80.00% to 81.99%
3	$3.25 to $3.29	9.00% to 9.99%	$163.0 million to $169.9 million	78.00% to 79.99%
2	$3.19 to $3.24	8.00% to 8.99%	$156.0 million to $162.9 million	76.00% to 77.99%
1	≤ $3.18	≤ 7.99%	≤ $155.9 million	≤ 75.99%

_______________________

(1)	Under the formula, each performance category is assigned the performance points associated with our actual 2007 performance in that category.
(2)

Defined as our earnings per share before equity-based compensation expense and workers’ compensation expense (“Adjusted EPS”) in 2007. This financial measure is not under generally accepted accounting principles (“Non-GAAP”). The Compensation Committee believed in 2007 that the Non-GAAP Adjusted EPS measure improved its ability to measure our earnings per share that arose from our operations in 2007 and, therefore, was a better measure to assess our performance for purposes of performance-based bonus compensation.

(3)	Represents the percentage increase in total student enrollment at our institutes as of December 31, 2007 compared to the total student enrollment at our institutes as of December 31, 2006.
(4)	Defined as our net cash flows from operating activities in 2007, less:

•	capital expenditures, net (excluding facility purchases);
•	any change in restricted cash;
•	any change in special legal and other investigation costs; and
•	any tax deduction on equity compensation.

This is a Non-GAAP financial measure. The Compensation Committee believes that the Non-GAAP free cash flow measure improves its ability to measure the amount of cash that is generated from our operations and, therefore, is a better measure to assess our performance for purposes of performance-based bonus compensation.

(5)

Represents the percentage of Employable Graduates (as defined below) from our institutes’ programs of study in the third and fourth calendar quarters of 2006 and first and second calendar quarters of 2007 who either obtained employment by December 31, 2007, or were already employed, in positions that required the direct or indirect use of skills taught in their programs of study. Employable Graduates include all of the graduates from our institutes, except for those graduates who:

•	have been admitted into other programs of study at postsecondary educational institutions that are scheduled to begin within one academic year following their graduation;
•	possessed visas that did not permit them to work in the United States following their graduation;
•	were personally suffering from a health condition that prevented them from working;
•	were actively engaged in U.S. military service; or
•	moved out of the Continental United States with a spouse or parent who was actively engaged in U.S. military service.

The following table sets forth the actual results achieved and the resulting performance points associated with each performance category under the 2007 Executive Bonus Parameters.

Adjusted EPS		Percentage Increase in Total Student Enrollment		Free Cash Flow		Graduate Employment Percentage
2007 Results	Performance Points	2007 Results	Performance Points	2007 Results	Performance Points	2007 Results	Performance Points
$3.79	5	13.1%	5	$206.3 million	5	81.61%	4

The 2007 Executive Bonus Parameters established for each participant a standard bonus target percentage of annualized base salary as of December 31, 2007, ranging from 32% to 100%, with the percentage depending on the participant’s position. The following table sets forth the standard bonus target percentage of annualized base salary as of December 31, 2007 for each of the Named Executive Officers under the 2007 Executive Bonus Parameters.

Named Executive Officer	2007 Standard Bonus Target Percentage of Annualized Base Salary
Kevin M. Modany	70%/100% (1)
Daniel M. Fitzpatrick	60%
Clark D. Elwood	55%
Eugene W. Feichtner	55%
Glenn E. Tanner	45%

__________

(1)

On January 23, 2007, Mr. Modany was promoted to our Chief Executive Officer and President effective April 1, 2007. Mr. Modany participated in the 2007 Executive Bonus Parameters at a standard bonus target percentage of (a) 70% during the portion of 2007 that he served as our President and Chief Operating Officer and (b) 100% during the portion of 2007 that he served as our Chief Executive Officer and President. Payment of the 2007 annual bonus award to Mr. Modany was based on the applicable standard bonus target percentage of Mr. Modany’s annualized base salary (a) as of March 31, 2007 as our President and Chief Operating Officer for the portion of 2007 that he served in those positions and (b) as of December 31, 2007 as our Chief Executive Officer and President for the portion of 2007 that he served in those positions.

The maximum bonus percentage under the 2007 Executive Bonus Parameters ranged from 25% to 200% of the standard bonus target percentage of annualized base salary as of December 31, 2007 and was based on the weighted average performance points associated with the actual results achieved with respect to each performance category. To determine the weighted average performance points, the sum of the performance points associated with the actual performance in the four performance categories was divided by four. The following table sets forth the maximum bonus percentage associated with each range of weighted average performance points under the 2007 Executive Bonus Parameters.

Weighted Average Performance Points	Maximum Bonus Percentage
4.76 – 5.00	200.0%
4.51 – 4.75	187.5%
4.26 – 4.50	175.0%
4.01 – 4.25	162.5%
3.76 – 4.00	150.0%
3.51 – 3.75	137.5%
3.26 – 3.50	125.0%
3.01 – 3.25	112.5%
2.76 – 3.00	100.0%
2.51 – 2.75	87.5%
2.26 – 2.50	75.0%
2.01 – 2.25	62.5%
1.76 – 2.00	50.0%
1.51 – 1.75	41.7%
1.26 – 1.50	33.3%
1.01 – 1.25	25.0%

The weighted average performance points associated with the actual results achieved with respect to the 2007 performance categories were 4.75, which resulted in a maximum bonus percentage of 187.5% under the 2007 Executive Bonus Parameters.

The annual bonus parameters are typically based on our primary financial and operating goals for the ensuing year. The Compensation Committee may, in its sole discretion, modify the bonus parameters at any time prior to the payment of the annual bonus amounts under the parameters. While the bonus parameters reflect our financial and operating goals, as opposed to the individual executive’s performance goals, achievement of our financial and operating goals depends on, and is affected by, each executive’s performance with respect to his or her individual goals. A participant’s bonus may be more or less than the participant’s potential award as calculated under the formula. A participant’s actual bonus is based on a discretionary assessment of the participant’s individual performance and contribution toward achieving the specified targets in the four performance categories that is made by the Compensation Committee upon the recommendation of our Chief Executive Officer, except for our Chief Executive Officer’s bonus, which is made by the Committee without a recommendation from our Chief Executive Officer. The total amount available for the payment of bonuses for each year is capped at an amount equal to the cumulative sum of the products of each participant’s bonus percentage multiplied by each participant’s annualized base salary as of the end of the year.

On January 21, 2008, the Compensation Committee approved the payment of a 2007 annual bonus award in cash to each of the Named Executive Officers, as follows:

Named Executive Officer	2007 Annual Bonus Amount	2007 Bonus Percentage of 2007 Annualized Base Salary (1)	Percentage Increase over 2006 Bonus Award
Kevin M. Modany	$995,039	157.9%	128.0% (2)
Daniel M. Fitzpatrick	$296,213	112.5%	6.4%
Clark D. Elwood	$268,228	103.1%	5.7%
Eugene W. Feichtner	$237,188	103.1%	25.1%
Glenn E. Tanner	$144,872	84.4%	50.4%

___________________________

(1)	As of April 1, 2007.
(2)	On January 23, 2007, Mr. Modany was promoted to our Chief Executive Officer effective April 1, 2007.

The Compensation Committee did not exercise its discretion to modify the 2007 Executive Bonus Parameters, but it did take into consideration the individual performance of each participant in determining the amount of the participant’s 2007 annual bonus award. As a result, some participants (other than the Named Executive Officers) may have received a greater or lesser amount than those participants’ awards as calculated under the formula.

         In January 2008, the Compensation Committee also approved the 2008 Executive Bonus Parameters for participation by our executives, including the Named Executive Officers, except for Mr. Champagne who stepped down as our Chief Executive Officer on April 1, 2007 and retired from his positions as an employee of ours, a Director and our Chairman on January 31, 2008. Bonuses payable to individual participants will be paid in cash and based on a formula that takes into account our ability to achieve specified targets in 2008 in each of the following four performance categories, each weighted equally:

•	Our earnings per share in 2008.
•	The percentage increase in total student enrollment at our institutes as of December 31, 2008 compared to the total student enrollment at our institutes as of December 31, 2007.
•	Our net cash flows from operating activities in 2008, less:
• capital expenditures, net (excluding facility purchases); and
• any change in restricted cash.
•

The percentage of Employable Graduates from our institutes’ programs of study in the third and fourth calendar quarters of 2007 and first and second calendar quarters of 2008 who either obtain employment by December 31, 2008, or are already employed, in positions that require the direct or indirect use of skills taught in their programs of study.

Each target level associated with each incremental bonus percentage is progressively higher and, therefore, more of a challenge to achieve. In addition, the Compensation Committee believes that, each year, it is progressively more challenging for the participants to achieve the specific targets under the bonus parameters. For example, if we applied the actual results that we achieved in 2007 with respect to each of those four performance factors to the 2008 performance categories, the weighted average performance points under the 2008 performance categories would be 2.50, for a maximum bonus percentage of 75%, compared to 4.75 under the 2007 performance categories, for a maximum bonus percentage of 187.5%. At the time that the Compensation Committee approved the target levels under the 2008 Executive Bonus Parameters, we publicly disclosed that the range of $4.50 to $4.60 was our internal goal for our 2008 earnings per share. The mid-point of that range was the basis for the target level associated with three performance points in the earnings per share performance category of the 2008 Executive Bonus Parameters. We subsequently announced that we have revised our internal goal for our 2008 earnings per share to a range of $4.10 to $4.60. The Compensation Committee has not adjusted, however, the target level associated with three performance points in the earnings per share performance category of the 2008 Executive Bonus Parameters to the mid-point of the revised range of our internal goal for 2008 earnings per share.

The 2008 Executive Bonus Parameters establish for each participant a standard bonus target percentage of annualized base salary as of December 31, 2008, ranging from 10% to 100%, with the percentage depending on the participant’s position. The following table sets forth the standard bonus target percentage of annualized base salary as of December 31, 2008 for each of the Named Executive Officers under the 2008 Executive Bonus Parameters.

Named Executive Officer	2008 Standard Bonus Target Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	60%
Clark D. Elwood	55%
Eugene W. Feichtner	55%
Glenn E. Tanner	45%

The maximum bonus percentage under the 2008 Executive Bonus Parameters ranges from 25% to 200% of the standard bonus target percentage of annualized base salary as of December 31, 2008 and is based on the weighted average performance points associated with the actual results achieved with respect to each performance category. To determine the weighted average performance points, the sum of the performance points associated with the actual performance in the four performance categories will be divided by four. The maximum bonus percentage associated with each range of weighted average performance points under the 2008 Executive Bonus Parameters is the same as the range under the 2007 Executive Bonus Parameters.

Equity-Based Compensation. Equity-based compensation awards, such as time-based stock options, restricted stock and restricted stock units (“RSUs”), provide long-term compensation which is directly related to the performance of our common stock. The type and value of the equity-based compensation awards vary based on the executive’s level and individual performance. As a guideline for determining the amount (based on fair value) of the annual equity-based compensation award to grant to our executives, the Compensation Committee uses a percentage of the executive’s annualized base salary, ranging from 33% to 425%, with the percentage depending on market comparisons and the executive’s responsibilities, performance and contributions. The percentage applicable to each of the Named Executive Officers in 2007 and 2008 is as follows:

Named Executive Officer	Percentage of 2007 Annualized Base Salary (1)	Percentage of 2008 Annualized Base Salary (2)
Kevin M. Modany	425%	425%
Daniel M. Fitzpatrick	200%	211%
Clark D. Elwood	200%	214%
Eugene W. Feichtner	200%	245%
Glenn E. Tanner	125%	195%

_________________________

(1)	As of April 1, 2007.
(2)	As of March 31, 2008.

We use a Black-Scholes pricing model to determine the aggregate fair value of the stock option awards. We use a binomial pricing model to determine the fair value of the stock option awards included in the Summary Compensation Table and for financial statement reporting purposes. See “– Summary Compensation Table.” We determine the aggregate fair value of a restricted stock or an RSU award based on the closing market price of our common stock on the effective date of the award.

The Compensation Committee believes that equity-based compensation related to our long-term performance should be a major component of the total compensation for executives. The Committee believes that the use of our common stock in the payment of this compensation will enhance our executives’ commitment to our long-term performance. The value of the equity-based compensation granted to our executives is gauged by the value of the equity-based compensation granted to executives at other publicly traded companies in our industry and outside of our industry that are comparable to us in terms of operations and size.

The Compensation Committee is solely responsible for determining equity-based compensation paid to our executives. All equity-based compensation awards to our executive officers are granted exclusively by our Compensation Committee. The Compensation Committee has delegated limited authority to our Chief Executive Officer to grant equity-based compensation awards to our newly-hired executives (excluding our executive officers) and other key employees.

The Compensation Committee has typically granted equity-based compensation to our executives and other key employees annually during its first regularly scheduled meeting of the calendar year. The annual equity-based compensation grants become effective prospectively on the fourth business day following the public disclosure of our financial and operating results for our prior fiscal year. Beginning in 2007, the exercise price of any stock options included in the annual equity-based compensation grants to our executives and other key employees is the closing market price of a share of our common stock on the effective date of the stock option grant. In addition, the number of any RSUs or shares of restricted stock included in those equity-based compensation grants is specified by the Compensation Committee based on the closing market price of a share of our common stock on the effective date of the RSU or restricted stock grant.

The Compensation Committee has typically granted equity-based compensation to our newly-hired executive officers at a Committee meeting. If the Committee meeting occurs before the executive officer’s employment by us begins, the effective date of the grant is typically the executive officer’s first day of employment with us but, depending on the circumstances, could be a date subsequent to the executive officer’s first day of employment with us. If the Committee meeting occurs after the executive officer’s employment by us begins, the effective date of the grant is the date of the Committee meeting or a subsequent date specified by the Compensation Committee at the Committee meeting. The exercise price of any stock option included in the equity-based compensation grants to a newly-hired executive officer is the closing market price of a share of our common stock on the effective date of the stock option grant. In addition, the number of any RSUs or shares of restricted stock included in those grants is specified by the Compensation Committee based on the closing market price of a share of our common stock on the effective date of the RSU or restricted stock grant.

Pursuant to the authority delegated to him by the Compensation Committee, our Chief Executive Officer typically grants equity-based compensation to our newly-hired executives (excluding our executive officers) and other key employees on the newly-hired employee’s first day of employment with us. The exercise price of any stock option included in those grants is the closing market price of a share of our common stock on the newly-hired employee’s first day of employment with us. The number of any RSUs or shares of restricted stock included in those grants is based on the closing market price of a share of our common stock on the newly-hired employee’s first day of employment with us.

         We do not time our release of material non-public information for the purpose of affecting the value of our executives’ compensation. Nevertheless, our process for granting equity-based compensation (as described above) may result in equity-based compensation, including stock options, being granted to our executives and other key employees at times when our Board of Directors or the Compensation Committee is in possession of material non-public information about us. This possibility is not taken into account in determining whether to make the equity-based compensation awards or the amount or value of those awards.

On January 22, 2007, the Compensation Committee authorized the grant of nonqualified stock options to purchase shares of our common stock under the 2006 ITT Educational Services, Inc. Equity Compensation Plan (“2006 Equity Compensation Plan”) to the Named Executive Officers effective on January 31, 2007. See “– Grants of Plan-Based Awards Table.” Also on January 22, 2007, the Compensation Committee authorized the grant of 69,282 nonqualified stock options and 18,249 RSUs to Mr. Modany and 9,125 RSUs to Mr. Champagne under the 2006 Equity Compensation Plan, effective on April 2, 2007. See “– Grants of Plan-Based Awards Table.”

The amounts of the equity awards in 2007 to the Named Executive Officers were based on the percentage of base salary set forth above, except that the equity awards to Messrs. Modany and Champagne that had an effective grant date of April 2, 2007 were made in consideration of Mr. Modany’s promotion to, and Mr. Champagne’s leadership and performance prior to stepping down from, the position of Chief Executive Officer.

On January 21, 2008, the Compensation Committee authorized the grant of nonqualified stock options to purchase shares of our common stock under the 2006 Equity Compensation Plan to the Named Executive Officers, effective on January 30, 2008, as follows:

Named Executive Officer	Number of Securities Underlying Option Granted	Exercise Price	Expiration Date	Grant Date (1)	Date Compensation Committee Took Action
Kevin M. Modany	74,147	$88.38 (2)	01/30/15	01/30/08	01/21/08 (3)
Daniel M. Fitzpatrick	15,508	$88.38 (2)	01/30/15	01/30/08	01/21/08 (3)
Clark D. Elwood	15,508	$88.38 (2)	01/30/15	01/30/08	01/21/08 (3)
Eugene W. Feichtner	15,508	$88.38 (2)	01/30/15	01/30/08	01/21/08 (3)
Glenn E. Tanner	9,305	$88.38 (2)	01/30/15	01/30/08	01/21/08 (3)

____________________

(1)	The effective date of the stock option grant.
(2)

Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on January 30, 2008, the effective date of the grant. One-third of the option is exercisable on the anniversary date of the grant in each of the years 2009, 2010 and 2011.

(3)

The stock option was granted by the Compensation Committee during a Committee meeting on January 21, 2008, and became effective on January 30, 2008, which was the fourth business day following the date we publicly disclosed our financial and operating results for the fiscal quarter and year ended December 31, 2007.

The amounts of these equity awards were based on the percentage of base salary set forth above.

Qualified Retirement Savings. Our executives participate in our ESI 401(k) Plan, a qualified defined contribution plan, that is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.” The terms of the ESI 401(k) Plan, including the amount of our contributions to each executive’s account, are based on common and typical terms of the 401(k) plans that had been adopted by other publicly traded companies at the time that we adopted the ESI 401(k) Plan and at the time of each subsequent review by the Compensation Committee of the ESI 401(k) Plan.

Pension Benefits. Pension benefits provide retirement compensation which is based on the salary and bonus compensation paid to the employee during his or her employment. Very few, if any, other publicly-traded companies within our industry and a decreasing number of companies from outside our industry that are comparable to us in terms of operations and size provide pension benefits to their employees. As a result, we froze the benefit accruals under the ESI Pension Plan and ESI Excess Pension Plan for all participants in the plans on March 31, 2006, such that no further benefits accrue under those plans after March 31, 2006. See “– Pension Plans – ESI Pension Plan” and “– ESI Excess Pension Plan.”

Nonqualified Deferred Compensation. Due to federal limitations that preclude our highly-compensated employees from fully participating in the ESI 401(k) Plan, we established the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management, including the Named Executive Officers. Participation in the ESI Excess Savings Plan by our executives, however, has been limited and there are administrative burdens associated with the plan, particularly in light of Section 409A of the IRC. As a result, we froze the ESI Excess Savings Plan, effective for plan years beginning on and after January 1, 2008, such that executives may no longer make elective deferrals and we will no longer make contributions under the ESI Excess Savings Plan. Amounts previously credited to an executive under the ESI Excess Savings Plan will, however, continue to accrue interest in accordance with the terms of the ESI Excess Savings Plan until those amounts are distributed pursuant to the plan’s terms. See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.”

In addition, we have established the ESI Executive Deferred Bonus Compensation Plan (the “Deferred Bonus Plan”), an unfunded, nonqualified deferred compensation plan, for a select group of our management and highly-compensated employees, including the Named Executive Officers. The Deferred Bonus Plan allows eligible employees to defer payment of all or a portion of his or her annual bonus compensation and to earn interest on any annual bonus compensation in the form of cash that is deferred. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

The terms of the ESI Excess Savings Plan and the Deferred Bonus Plan, including the interest rate on the earnings on the Named Executive Officers’ account balances under each plan, are based on common and typical terms and types of nonqualified deferred compensation plans that had been adopted by other publicly traded companies at the time that we adopted those plans.

Employee Benefits. All of our executives are eligible to participate in our employee benefits, which include medical and dental benefits, vision insurance, life insurance, flexible spending account, tuition reimbursement, business travel and accident insurance, disability insurance, vacation leave, sick leave, bereavement leave, ITT Technical Institute tuition discounts and an employee assistance program that can help employees find answers to various kinds of personal concerns by offering consultation, support, information, planning and referrals. The employee benefits are generally available on a non-discriminatory basis to all full-time and part-time regular employees. The value and type of employee benefits made available to our executives are based on the value and type of employee benefits that had been made available to executives at other publicly traded companies at the time that we began making benefits available, and at the time of each subsequent review by the Compensation Committee of those benefits.

Perquisites. We also provide limited perquisites to our executives, including the Named Executive Officers, that vary based on the executive’s level. The perquisites include use of a company car, a tax return preparation and financial planning allowance, tickets to sporting, theater and other events, enhanced disability benefits, an annual physical examination and, for newly-hired executive officers from outside the Indianapolis metropolitan area whom we ask to relocate, relocation assistance. The value and type of perquisites made available to our executives are based on the value and type of perquisites that had been made available to executives at other publicly-traded companies at the time that we began making those perquisites available, and at the time of each subsequent review by the Compensation Committee of those perquisites.

In January 2007, the Compensation Committee approved the following perquisites in 2007 for the Named Executive Officers:

•	for Messrs. Champagne and Modany, the use of a company car;
•	for Messrs. Champagne and Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annualized base salary as of April 1, 2007;
•	for Messrs. Fitzpatrick, Elwood, Feichtner and Tanner, an allowance to be used for tax return preparation and financial planning of up to 1% of annualized base salary as of April 1, 2007; and
•	for each of the Named Executive Officers:
• tickets to sporting, theater and other events;
• enhanced disability benefits; and
• an annual physical examination.

In January 2008, the Compensation Committee approved the following perquisites in 2008 for the Named Executive Officers:

•	for Mr. Modany, the use of a company car;
•	for Mr. Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annualized base salary as of March 31, 2008;
•	for Messrs. Fitzpatrick, Elwood, Feichtner and Tanner, an allowance to be used for tax return preparation and financial planning of up to 1% of annualized base salary as of March 31, 2008; and
•	for each of the Named Executive Officers (other than Mr. Champagne):
• tickets to sporting, theater and other events;

•	enhanced disability benefits; and
•	an annual physical examination.

The aggregate incremental cost to us in 2007 for providing all of the 2007 perquisites described above was $107,500. The aggregate incremental cost to us in 2008 for providing all of the 2008 perquisites described above is not expected to exceed $150,000.

Potential Payments Upon Termination of Employment or a Change In Control of Us. Our executive officers, including the Named Executive Officers (other than Mr. Champagne), participate in the ITT Educational Services, Inc. Senior Executive Severance Plan (the “Senior Executive Severance Plan”), which provides for severance benefits if the covered executive’s employment is terminated, other than for cause, or when the covered executive terminates his or her employment for good reason, in each case within two years after the occurrence of a change in control of us, which is defined in the plan as an acceleration event, or if the covered executive’s employment is terminated, other than for cause, during an imminent acceleration event period. The benefits vary depending on the executive’s level and include, among other things, two or three times the executive’s base salary and bonus and a stipend equal to two or three times the annual cost of certain employee benefits. See “– Potential Payments Upon Termination or Change in Control – Senior Executive Severance Plan.”

Prior to the adoption by our Compensation Committee of the Senior Executive Severance Plan on October 22, 2007, we had in effect the ESI Special Senior Executive Severance Pay Plan (the “Prior Severance Plan”). As part of its ongoing assessment of our executive compensation plans and practices, the Compensation Committee determined to make certain changes to the Prior Severance Plan. As a result, the new Senior Executive Severance Plan was adopted, which contains the following principal changes from the Prior Severance Plan:

•	gross-up payments to cover any excise taxes related to severance payments will only be provided to the Chief Executive Officer, and not to the other covered executives;
•

severance payments to covered executives other than the Chief Executive Officer will be reduced to avoid imposition of an excise tax under the IRC, if the net after-tax benefit to the executive with the reduction would exceed the net after-tax benefit if no such reduction occurred;

•	payment or continuation after termination of employment of the following benefits or perquisites have been eliminated:
	•	tax and financial advisory services;
	•	use of any automobile;
	•	event tickets;
	•	enhanced disability benefits;
	•	annual physical examinations;
	•	lump sum supplemental pension payment for any benefits that would have accrued with additional years of pay and interest credits;
	•	crediting additional years of service for purposes of our retiree life insurance benefits;
	•	outplacement services; and
	•	tax preparation services;
•	covered executives must agree to a one-year covenant not to compete with us, not to solicit our employees or customers and not to disparage us in order to receive any payments under the new plan;
•	covered executives must sign a general release prior to receiving any payments under the new plan;
•	the definition of “good reason” was amended to conform to the safe harbor definition of such term in the final regulations under Section 409A of the IRC; and
•	covered executives also will be entitled to severance benefits under the new plan if their employment is terminated without cause during an imminent acceleration event period.

The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our company and our shareholders.

If benefits are triggered under the Senior Executive Severance Plan, our Chief Executive Officer would be entitled to payments under the “three times” multiplier and the other covered executives would be entitled to payments under the “two times” multiplier. Our Chief Executive Officer would also be entitled to certain benefits, as noted above, that would not be available to the other covered executives, including that our Chief Executive Officer would receive a tax gross-up payment on any excise taxes and that his severance benefits would not be limited in the event of the imposition of an excise tax. The Compensation Committee believes that our Chief Executive Officer should be entitled to the higher multiplier and the enhanced benefits given his high level of responsibility and the substantial duties that he has with us.

The benefits under the Senior Executive Severance Plan are not payable merely because a change in control transaction occurs or is imminent. Instead, payment of the severance benefits is only triggered if a change in control has occurred or is imminent and certain types of termination of employment occur within certain limited time periods. The Compensation Committee has determined that this “double trigger” requirement is appropriate and reasonable.

The amount and type of severance pay made available to our executive officers are based on common and typical amounts and types of severance pay that are made available to executives by other publicly traded companies.

In addition, some of the awards granted under our equity compensation plans and all or a portion of the contributions, benefits and earnings under our qualified savings plan, nonqualified deferred compensation plans and pension plans may vest and/or become payable to the participating employees, including the Named Executive Officers, if the participating employee’s employment terminates in certain situations or we undergo a change in control. See “– Potential Payments Upon Termination or Change In Control.”

The vesting of equity compensation awards and the payment of contributions, benefits and earnings under qualified savings plans, nonqualified deferred compensation plans and pension plans typically occur when an executive’s employment terminates in certain situations or his or her employer undergoes a change in control and are, therefore, necessary for us to attract, retain and motivate talented executives. The accelerated vesting and payments are useful in providing security to our executives and helps them to focus on their job responsibilities, instead of the safety of compensation that they have previously been awarded or paid. Further, the accelerated vesting of equity compensation awards upon a change in control:

•

provides employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the transaction;

•	ensures that employees do not have the fate of their outstanding equity tied to the future success of the new and different company that results from the change in control; and
•	can be a strong retention device during change in control discussions, particularly for those employees whose equity represents a significant portion of their total pay package.

The Impact of Accounting and Tax Treatments on the Compensation. Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 (“OBRA”) created IRC subsection 162(m), under which the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated executive officers of a publicly held corporation is limited to no more than $1 million per year for taxable years on or after January l, 1994. Certain compensation is exempt from this deduction limitation, including performance-based compensation paid under a plan administered by a committee of outside directors, the material terms of which have been approved by our shareholders.

In light of OBRA, it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers. Accordingly, our equity incentive compensation plans include a fixed limit on the awards that may be granted to any individual in any given year. Any future gains that may be realized upon the stock options granted under our equity incentive compensation plans will qualify as “performance-based compensation” and will be fully deductible by us.

The Compensation Committee believes that the overall performance of our senior executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances (other than in the context of our employee incentive stock plans), the Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is used by the Compensation Committee, compensation may not be fully deductible. The Committee does not believe that such loss of deductibility will have any material impact on our financial condition.

Section 409A of the IRC provides certain requirements for deferred compensation arrangements.  Those requirements, among other things, limit flexibility with respect to the time and form of payment of deferred compensation.  If a payment or award is subject to Section 409A and the applicable requirements are not satisfied, the recipient could be subject to tax on the award, and an additional 20% tax, at the time the payment or award is made or vested.  We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute “deferred compensation” for Section 409A purposes (and will thereby be exempt from Section 409A’s requirements) or, if they constitute “deferred compensation,” are intended to comply with the Section 409A statutory provisions and final regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the 1934 Act with our management. Based on that review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in our Proxy Statement for our 2008 Annual Meeting of Shareholders for filing with the U.S. Securities and Exchange Commission (“SEC”).

Compensation Committee	Compensation Committee
January 1, 2007 – May 8, 2007	May 8, 2007 – Present
James D. Fowler, Jr.	James D. Fowler, Jr.
Joanna T. Lau	Samuel L. Odle
Samuel L. Odle	Vin Weber
Vin Weber	John A. Yena

Summary Compensation Table

The following table sets forth information regarding the compensation of the Named Executive Officers for each of our last three completed fiscal years.

Summary Compensation Table for Fiscal Years 2007, 2006 and 2005

Name and Principal Position	Year	Salary (1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (5)	All Other Compensation(6)	Total (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Kevin M. Modany	2007	$555,625	$225,042	$ 879,474	$ 995,039	$ 8,979	$66,522	$2,730,681
Chairman, Chief Executive Officer and President	2006	$326,878	$ 0	$ 71,802	$ 436,400	$ 13,426	$31,244	$ 879,750
	2005	$279,427	$ 0	$1,926,047(8)	$ 217,000	$ 20,031	$24,621	$2,467,126

Daniel M. Fitzpatrick (9)	2007	$259,350	$ 0	$ 190,290	$ 296,213	$ 0	$14,369	$ 760,222
Senior Vice President and Chief Financial Officer	2006	$244,377	$ 0	$ 106,855	$ 278,500	$ 0	$37,361	$ 667,093
	2005	$134,523	$ 0	$ 464,267(8)	$ 87,300	$ 0	$45,937	$ 732,027

Rene R. Champagne	2007	$560,000	$750,075	$ 0	$ 0	$270,432	$54,822	$1,635,329
Former Chairman and	2006	$552,506	$ 0	$1,075,000	$1,050,000	$179,969	$50,521	$2,907,996
Chief Executive Officer	2005	$520,004	$ 0	$2,615,994(8)	$ 530,000	$292,794	$56,355	$4,015,147

Clark D. Elwood	2007	$256,600	$ 0	$ 187,928	$ 268,228	$ 41,750	$12,523	$ 767,029
Senior Vice President, General Counsel and Secretary	2006	$242,078	$ 0	$ 10,083	$ 253,800	$ 20,850	$11,462	$ 538,273
	2005	$221,454	$ 0	$1,488,151(8)	$ 126,500	$ 62,768	$10,508	$1,909,381

Eugene W. Feichtner	2007	$223,050	$ 0	$ 166,229	$ 237,188	$ 44,186	$ 8,993	$ 679,646
Senior Vice President, Operations	2006	$199,158	$ 0	$ 5,042	$ 189,600	$ 28,996	$10,193	$ 432,989
	2005	$187,455	$ 0	$1,024,484(8)	$ 95,000	$ 87,844	$ 8,812	$1,403,595

Glenn E. Tanner	2007	$168,900	$ 0	$ 305,581	$ 144,872	$ 6,489	$ 5,676	$ 631,518
Senior Vice President, Marketing	2006	$158,855	$ 0	$ 0	$ 96,300	$ 22,203	$ 5,325	$ 282,683
	2005	$151,929	$ 0	$ 304,005(8)	$ 49,300	$ 44,124	$ 4,834	$ 554,192

_________________________

(1)	Amounts shown represent the dollar value of base salary earned by the Named Executive Officer during each of the years indicated.
(2)

Amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to each year indicated, computed in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment” (“SFAS No. 123R”) (except excluding any estimated amount for forfeitures related to service-based vesting conditions), of all stock awards held by the Named Executive Officer. The dollar amount recognized for financial statement reporting purposes with respect to each year indicated includes any earnings, such as dividends, that may be received on the stock awards. In accordance with SFAS No. 123R, the value reported for Mr. Champagne reflects the fact that, because he is retirement eligible, we accelerated recognition of the entire RSU expense related to RSUs granted to him in 2007, instead of recognizing the expense over the vesting period as we have done for the other Named Executive Officers who are not retirement eligible. There were no forfeitures with respect to any stock awards held by the Named Executive Officers during any of the years indicated. To determine the fair value of stock awards, we use the closing market price of a share of our common stock on the effective date of the stock award. The amounts ultimately realized by the Named Executive Officers from the stock awards will depend on the price of our common stock in the future and may be quite different from the values shown.

(3)

Amounts shown for 2007 and 2006 represent the dollar amount recognized for financial statement reporting purposes with respect to each of those years, computed in accordance with SFAS No. 123R (except excluding any estimated amount for forfeitures related to service-based vesting conditions), of all option awards held by the Named Executive Officer. Amounts shown for 2005 represent the dollar amount that would have been recognized for financial statement reporting purposes with respect to such year, computed in accordance with SFAS No. 123R (except excluding any estimated amount for forfeitures related to service-based vesting conditions), if we had been required to recognize compensation expense with respect to option awards held by the Named Executive Officers in that year. As permitted by applicable accounting standards, we were not required to recognize compensation expense related to stock options until 2006. The option awards relate solely to shares of our common stock. The values reported for:

•	2007 relate to stock options held by the Named Executive Officers that were granted in 2007;
•	2006 relate to stock options held by the Named Executive Officers that were granted in 2006, 2005 and 2003; and
•	2005 relate to stock options held by the Named Executive Officers that were granted in 2005, 2004, 2003 and 2002.

In accordance with SFAS No. 123R, the values reported for Mr. Champagne for 2006 and for Mr. Tanner for 2007 reflect the fact that, because each of them is retirement eligible, we accelerated recognition of the entire stock option expense related to stock options granted to him in that year, instead of recognizing the expense over the vesting period as we have done for the other Named Executive Officers who are not retirement eligible. None of the Named Executive Officers has received any Stock Appreciation Rights (“SARs”) from us. There were no forfeitures with respect to any option awards held by the Named Executive Officers during any of the years indicated. The fair value of the stock options granted prior to January 1, 2005 was determined using the Black-Scholes model. We have used a binomial option pricing model to determine the fair value of the stock options granted on and after January 1, 2005, which, similar to the Black-Scholes model, takes into account the variables defined below:

•

“Volatility” is a statistical measure of the extent to which the stock price is expected to fluctuate during a period and combines our historical stock price volatility and the implied volatility as measured by actively traded stock options.

•

“Expected life” is the weighted average period that those stock options are expected to remain outstanding, based on the historical patterns of our stock option exercises, as adjusted to reflect the current position-level demographics of the stock option grantees.

•	“Risk-free interest rate” is based on interest rates for terms that are similar to the expected life of the stock options.
•	“Dividend yield” is based on our historical and expected future dividend payment practices.

The assumptions supporting those variables were consistent under both option pricing models. The following table sets forth the assumptions supporting those variables that were used to determine the values reported with respect to the stock options held by the Named Executive Officers that were granted in 2002 through 2007:

	Assumptions Associated with Stock Options Granted In
	2007	2006	2005	2004	2003	2002
Volatility	35%	42%	44%	58%	57%	56%
Expected life (in years)	4.7	4	4	5	5	5
Risk-free interest rate	4.5%-4.8%	4.3%	4.0%	3.3%	2.7%	4.4%
Dividend yield	None	None	None	None	None	None

The amounts ultimately realized by the Named Executive Officers from the option awards will depend on the price of our common stock in the future and may be quite different from the values shown.

(4)

Amounts shown represent the dollar value of all amounts earned for services performed during each of the years indicated pursuant to awards under non-equity incentive plans. There were no earnings on any outstanding non-equity incentive plan awards during any of the years indicated. The amounts reported are the annual bonus compensation amounts earned in the stated year and paid in the subsequent year. Under Item 402(a) of Regulation S-K under the 1934 Act, our annual bonus compensation is defined to be non-equity incentive plan compensation, instead of bonus compensation, because the outcome with respect to the relevant performance targets under our bonus parameters is substantially uncertain at the time the performance targets are established by the Compensation Committee and communicated to the participants. As a result, the annual bonus award is intended to serve as an incentive for performance to occur over a specified fiscal year, which causes it to be reported in this column. Amounts shown include any portion of the bonus compensation that may have been deferred by the Named Executive Officers under the Deferred Bonus Plan. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

(5)	Amounts shown represent the sum of:

•

the aggregate increase in actuarial present value of the Named Executive Officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the covered fiscal year; and

•	the above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on nonqualified defined contribution plans.

The aggregate change in actuarial present value of the Named Executive Officer’s accumulated benefit under each of the following plans is presented in the table below:

•	the Retirement Plan for Salaried Employees of ITT Corporation (the “Old Pension Plan”), a non-contributory defined benefit pension plan;
•	the ESI Pension Plan, a cash balance defined benefit plan; and
•	the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan.

See “– Pension Plans.” In addition, the above-market or preferential earnings on compensation that is deferred on a basis that is not tax qualified for the benefit of the Named Executive Officers under the ESI Excess Savings Plan, an unfunded, nonqualified retirement plan are specified in the table below. There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified for the benefit of the Named Executive Officers under the Deferred Bonus Plan, an unfunded, nonqualified deferred compensation plan, in 2007, 2006 or 2005. See “– Nonqualified Deferred Compensation Plans.”

Named Executive Officer	Old Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Excess Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Excess Savings Plan Above-Market or Preferential Earnings on Deferred Compensation (A)	Total
Kevin M. Modany
2007	$ 0	$ 3,797	$ 4,896	$ 286	$ 8,979
2006	$ 0	$ 3,357	$ 10,057	$ 12	$ 13,426
2005	$ 0	$ 8,836	$ 11,195	$ 0	$ 20,031
Daniel M. Fitzpatrick
2007	$ 0	$ 0	$ 0	$ 0	$ 0
2006	$ 0	$ 0	$ 0	$ 0	$ 0
2005	$ 0	$ 0	$ 0	$ 0	$ 0
Rene R. Champagne
2007	$(4,608)	$50,568	$216,402	$8,070	$270,432
2006	$(4,850)	$22,827	$154,849	$7,143	$179,969
2005	$ 3,306	$47,257	$236,618	$5,613	$292,794
Clark D. Elwood
2007	$ (342)	$23,396	$ 18,373	$ 323	$ 41,750
2006	$ (711)	$ 7,862	$ 13,475	$ 224	$ 20,850
2005	$ 10,817	$27,725	$ 24,076	$ 150	$ 62,768
Eugene W. Feichtner
2007	$ 862	$34,032	$ 9,264	$ 28	$ 44,186
2006	$ 182	$13,877	$ 14,913	$ 24	$ 28,996
2005	$ 18,616	$38,179	$ 31,049	$ 0	$ 87,844
Glenn E. Tanner
2007	$(6,489)	$12,965	$ 0	$ 13	$ 6,489
2006	$(6,852)	$29,055	$ 0	$ 0	$ 22,203
2005	$ 3,884	$40,240	$ 0	$ 0	$ 44,124

__________________________

(A)

Interest is above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the IRC), at the rate that corresponds most closely to the rate under the applicable plan at the time the interest rate or formula is set. In the event of a discretionary reset of the interest rate, the requisite calculation is made on the basis of the interest rate at the time of such reset, rather than when originally established. Only the above-market portion of the interest is included.

(6)	Amounts shown represent all other compensation for each of the years indicated that could not properly be reported in columns (c) through (g) of the Summary Compensation Table, as follows:

	Perquisites (A)
Named Executive Officer	Use of a Company Car (B)	Tax Return and Financial Planning Allowance (C)	Event Tickets (D)	Enhanced Disability Benefits (E)	Relocation Assistance (F)	Perquisites Total	ITT/ESI Contributions Under		Perquisites and ITT/ESI Contributions Total (I)
							ESI 401(k) Plan (G)	ESI Excess Savings Plan (H)
Kevin M. Modany
2007	$24,271	$12,283	$ 8,037	$5,387	$ 0	$49,978	$7,881	$8,663	$66,522
2006	$11,471	$ 475	$ 7,162	$2,261	$ 0	$21,369	$7,569	$2,306	$31,244
2005	$11,618	$ 400	$ 3,430	$2,108	$ 0	$17,556	$7,065	$ 0	$24,621
Daniel M. Fitzpatrick
2007	$ 0	$ 2,633	$ 1,704	$2,251	$ 0	$ 6,588	$7,781	$ 0	$14,369
2006	$ 0	$ 2,475	$ 4,267	$1,683	$21,605	$30,030	$7,331	$ 0	$37,361
2005	$ 0	$ 940	$ 2,542	$1,598	$39,094	$44,174	$1,763	$ 0	$45,937
Rene R. Champagne
2007	$17,974	$11,200	$ 6,654	$4,788	$ 0	$48,522 (J)	$6,300	$ 0	$54,822(J)
2006	$18,230	$11,200	$12,608	$3,808	$ 0	$45,846	$4,675	$ 0	$50,521
2005	$18,239	$10,600	$10,300	$3,604	$ 0	$42,743	$4,337	$9,275	$56,355
Clark D. Elwood
2007	$ 0	$ 2,601	$ 0	$2,224	$ 0	$ 4,825	$6,723	$ 975	$12,523
2006	$ 0	$ 2,461	$ 0	$1,672	$ 0	$ 4,133	$6,495	$ 834	$11,462
2005	$ 0	$ 2,300	$ 0	$1,564	$ 0	$ 3,864	$6,069	$ 575	$10,508
Eugene W. Feichtner
2007	$ 0	$ 1,275	$ 784	$1,967	$ 0	$ 4,026	$4,679	$ 288	$ 8,993
2006	$ 0	$1,992	$ 2,256	$1,375	$ 0	$ 5,623	$4,570	$ 0	$10,193
2005	$ 0	$ 601	$ 2,478	$1,292	$ 0	$ 4,371	$4,203	$ 238	$ 8,812
Glenn E. Tanner
2007	$ 0	$ 0	$ 0	$1,468	$ 0	$ 1,468	$3,135	$1,073	$ 5,676
2006	$ 0	$ 0	$ 760	$ 0	$ 0	$ 760	$4,565	$ 0	$ 5,325
2005	$ 0	$ 0	$ 584	$ 0	$ 0	$ 584	$4,250	$ 0	$ 4,834

____________________

(A)	Amounts shown represent the aggregate incremental cost to us for the perquisites provided to the Named Executive Officers in each of the years indicated.
(B)

The methodology for computing the aggregate incremental cost to us for providing use of a company car involves compiling the expenses that were paid by us or reimbursed to the Named Executive Officer for the Named Executive Officer’s use of the vehicle. Those expenses include:

•	the lease payments on the car, including a pre-payment in 2007, that were paid by us;
•	the cost of insurance premiums relating to the car that were paid by us;
•	the cost of gasoline used in the car that was paid or reimbursed by us; and
•	the cost of maintenance and repairs of the car that was paid or reimbursed by us.

(C)

The methodology for computing the aggregate incremental cost to us for providing a tax return and financial planning allowance involves determining the sum of all receipts for tax return and financial planning services that are submitted by and reimbursed to the Named Executive Officer up to the amount of the allowance authorized by the Compensation Committee (i.e., 2% of annualized base salary as of the effective date of any increase in base salary for that fiscal year for Messrs. Modany and Champagne, and 1% of annualized base salary as of the effective date of any increase in base salary for that fiscal year for each of the other Named Executive Officers).

(D)

The methodology for computing the aggregate incremental cost to us for providing event tickets involves identifying the specific events that the Named Executive Officer and his guests attended during the year and attributing the actual costs paid by us or reimbursed to the Named Executive Officer for the Named Executive Officer and his guests to attend the event. Those costs include:

•	the portion of a license fee for a private suite and associated spectator seats used by the Named Executive Officer and his guests;
•	the cost of food and beverages consumed by the Named Executive Officer and his guests in connection with the event;
•	the cost of tickets used by the Named Executive Officer and his guests to attend the event; and
•	the cost of parking fees incurred by the Named Executive Officer and his guests to attend the event.

(E)	The methodology for computing the aggregate incremental cost to us for providing enhanced disability benefits involves:

•	multiplying the monthly charge to us per employee for the enhanced short-term disability benefits by the number of months;
•	multiplying the annual charge to us per $100 of coverage for the enhanced long-term disability benefits by the number of $100 increments in the coverage; and
•	adding together the sum of the amounts calculated in the prior two bullet points.

(F)

The methodology for computing the aggregate incremental cost to us for providing relocation assistance involves compiling all of the reimbursable expenses, as specified in our relocation assistance program, that have been paid by us or the Named Executive Officer with respect to the relocation. Those expenses include:

•	transportation and lodging costs for the Named Executive Officer and members of his household to search for a new residence;
•	temporary living expenses for the Named Executive Officer in the new location (which cannot exceed 25% of the total dollar amount of the Named Executive Officer’s relocation assistance);
•	transportation and lodging costs incurred by the Named Executive Officer and members of his household when moving to the new location;
•	the cost of moving the household goods of the Named Executive Officer and members of his household;
•	the cost associated with the sale of the Named Executive Officer’s principal residence at the old location;
•	the cost associated with the purchase of the Named Executive Officer’s principal residence at the new location; and
•

miscellaneous costs incurred by the Named Executive Officer with respect to relocating to a new principal residence (which cannot exceed 20% of the total dollar amount of the Named Executive Officer’s relocation assistance).

The total dollar amount of the assistance authorized by the Compensation Committee is 50% of the Named Executive Officer’s annualized base salary as of the date the relocation begins.

(G)

Amounts shown represent our contributions or other allocations made under the ESI 401(k) Plan, a defined contribution plan, for the benefit of the Named Executive Officers in each of the years indicated. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

(H)

Amounts shown represent our contributions or other allocations made under the ESI Excess Savings Plan for the benefit of the Named Executive Officers in each of the years indicated. See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.”

(I)

Amounts shown do not include our cost for employee benefits that do not discriminate in scope, terms or operation in favor of our executive officers and that are available generally to all full-time and part-time regular employees, including, without limitation, medical and dental benefits, vision insurance, life insurance, flexible spending account, business travel and accident insurance, and disability insurance.

(J)

The total amounts reported for Mr. Champagne in 2007 also include the value of various retirement gifts, such as artwork and computer equipment, that we provided to him that had an aggregate incremental cost to us of less than $10,000.

(7)	Amounts shown represent the sum of the dollar values for each compensation element in columns (c) through (h) in each of the years indicated.
(8)

On October 24, 2005, the Compensation Committee accelerated the vesting of all unvested, nonqualified stock options to purchase shares of our common stock granted to our employees and Directors that had exercise prices greater than the closing price of our common stock on that date. As a result of the vesting acceleration, all of those stock options were fully exercisable as of October 24, 2005. The purpose for accelerating the vesting of those stock options was to reduce our future compensation costs associated with those stock options upon our adoption of SFAS No. 123R in 2006.

On October 28, 2005, the Compensation Committee awarded certain of our executives, including the Named Executive Officers, nonqualified stock options to purchase shares of our common stock as of November 2, 2005. The stock options awarded were fully vested and immediately exercisable. The full vesting of the stock options was conditioned upon each optionee agreeing not to sell, transfer or otherwise dispose of any shares obtained upon exercising the option until:

•	the first anniversary with respect to one-third of the shares underlying the option,
•	the second anniversary with respect to an additional one-third of the shares underlying the option; and
•	the third anniversary with respect to the remaining one-third of the shares underlying the option.

The purpose for accelerating the award and vesting of those stock options was to reduce our future compensation costs associated with those stock options upon our adoption of SFAS No. 123R in 2006.

As a result of the actions described in this footnote, the amounts shown for 2005 reflect the full expense of the portion of all stock options held by the Named Executive Officer for which vesting was accelerated and the full expense of the options granted effective November 2, 2005 held by the Named Executive Officer, which, along with the portion of any other stock options held by the Named Executive Officer that vested earlier in 2005, would have been the amount that we would have recognized as compensation expense in 2005, if we had been required to recognize compensation expense for stock options in that year.

(9)	Mr. Fitzpatrick began his employment with us in June 2005.

Amount of Salary and Bonus in Proportion to Total Compensation

The goal of the compensation program for our executives is to reward each of our executives based on the short- and long-term performance of both the executive and us. Under this pay-for-performance philosophy, the better the performance, the greater the compensation and increased shareholder value that should result. Based on this, the Compensation Committee believes that equity-based compensation related to long-term performance should be a major component of our senior executives’ compensation. The salary, non-equity incentive plan compensation, and salary and non-equity incentive plan compensation, as a percentage of each Named Executive Officer’s total compensation for the years indicated was as follows:

Named Executive Officer	Salary	Non-Equity Incentive Plan Compensation (1)	Salary and Non-Equity Incentive Plan Compensation (1)	Total Compensation (2)	Salary as a Percentage of Total Compensation	Non-Equity Incentive Plan Compensation as a Percentage of Total Compensation	Salary and Non-Equity Incentive Plan Compensation as a Percentage of Total Compensation
Kevin M. Modany
2007	$555,625	$ 995,039	$1,550,664	$2,730,681	20.4%	36.4%	56.8%
2006	$326,878	$ 436,400	$ 763,278	$ 879,750	37.2%	49.6%	86.8%
2005	$279,427	$ 217,000	$ 496,427	$2,467,126	11.3%	8.8%	20.1%
Daniel M. Fitzpatrick
2007	$259,350	$ 296,213	$ 555,563	$ 760,222	34.1%	39.0%	73.1%
2006	$244,377	$ 278,500	$ 522,877	$ 667,093	36.6%	41.8%	78.4%
2005	$134,523	$ 87,300	$ 221,823	$ 732,027	18.4%	11.9%	30.3%
Rene R. Champagne
2007	$560,000	$ 0	$ 560,000	$1,635,329	34.2%	N/A	34.2%
2006	$552,506	$1,050,000	$1,602,506	$2,907,996	19.0%	36.1%	55.1%
2005	$520,004	$ 530,000	$1,050,004	$4,015,147	13.0%	13.2%	26.2%
Clark D. Elwood
2007	$256,600	$ 268,228	$ 524,828	$ 767,029	33.5%	35.0%	68.4%
2006	$242,078	$ 253,800	$ 495,878	$ 538,273	45.0%	47.2%	92.1%
2005	$221,454	$ 126,500	$ 347,954	$1,909,381	11.6%	6.6%	18.2%
Eugene W. Feichtner
2007	$223,050	$ 237,188	$ 460,238	$ 679,646	32.8%	34.9%	67.7%
2006	$199,158	$ 189,600	$ 388,758	$ 432,989	46.0%	43.8%	89.8%
2005	$187,455	$ 95,000	$ 282,455	$1,403,595	13.4%	6.8%	20.1%
Glenn E. Tanner
2007	$168,900	$ 144,872	$ 313,772	$ 631,518	26.8%	22.9%	49.7%
2006	$158,855	$ 96,300	$ 255,155	$ 282,683	56.2%	34.1%	90.3%
2005	$151,929	$ 49,300	$ 201,229	$ 554,192	27.4%	8.9%	36.3%

______________________

(1)	The amounts of non-equity incentive plan compensation reported in this table are the amounts earned in the stated year and paid in the subsequent year.
(2)

Amounts shown represent the sum of the dollar values for each compensation element that we are required to report in the Summary Compensation Table for each of the years indicated. See “– Summary Compensation Table.”

Generally, the amount of salary has represented less than 35%, and the amount of salary and non-equity incentive plan compensation combined has represented 50% to 75%, of the Named Executive Officer’s total compensation. In order to reduce our future compensation costs upon our adoption of SFAS No. 123R in 2006, most of the equity-based compensation that would have been granted to the Named Executive Officers in 2006 was granted to them in 2005, and all of that equity-based compensation was fully vested upon the grant date. For the same reason, on October 24, 2005, the Compensation Committee also accelerated the vesting of all unvested, nonqualified stock options to purchase shares of our common stock previously granted to the Named Executive Officers that had exercise prices greater than the closing price of our common stock on that date. See “– Summary Compensation Table.” As a result, the dollar value of the equity-based compensation attributed to the Named Executive Officers was substantially higher in 2005, substantially lower in 2006 and somewhat lower in 2007, which distorts the relative percentages that a Named Executive Officer’s salary and non-equity incentive plan compensation represented of his total compensation in each of those years.

In addition, depending on our performance, the amount of non-equity incentive plan compensation in any year, if any is payable, can range from 11.25% to 200% of the Named Executive Officer’s salary, depending on the Named Executive Officer’s position. See “– Compensation Discussion and Analysis – Compensation Elements – Non-Equity Incentive Compensation.” As a result, the better our performance in any year, the greater percentage that non-equity incentive plan compensation will represent of the Named Executive Officer’s total compensation for that year. This result corresponds to the goal of the compensation program for our executives and with the Compensation Committee’s intentions. For example, our strong performance in 2007 was such that the weighted average performance points under the 2007 Bonus Parameters were 4.75 out of a maximum 5.00. This resulted in the amount of non-equity incentive plan compensation paid to the Named Executive Officers with respect to 2007 performance representing approximately 20% to 40% of the Named Executive Officer’s total compensation.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards in 2007 to each of our Named Executive Officers.

Grants of Plan-Based Awards in Fiscal Year 2007

Named Executive Officer	Grant Date (1)	Date Compensation Committee Took Action to Grant Awards				All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh) (6)	Grant Date Fair Value of Stock and Option Awards (7)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)
			Threshold(3)	Target(4)	Maximum(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Modany
2006 Equity Compensation Plan Award(8)	01/31/07	01/22/07 (9)	N/A	N/A	N/A	N/A	41,289	$77.60(10)	$1,185,849
2006 Equity Compensation Plan Award(8)	04/02/07	01/22/07 (11)	N/A	N/A	N/A	N/A	69,282	$82.20(10)	$2,072,917
2006 Equity Compensation Plan Award(12)	04/02/07	01/22/07 (11)	N/A	N/A	N/A	18,249	N/A	N/A	$1,500,068
2007 Bonus Parameters(13)	N/A	01/22/07	$132,672	$530,688	$1,061,376	N/A	N/A	N/A	N/A
Daniel M. Fitzpatrick
2006 Equity Compensation Plan Award(8)	01/31/07	01/22/07 (9)	N/A	N/A	N/A	N/A	21,750	$77.60(10)	$ 624,660
2007 Bonus Parameters(13)	N/A	01/22/07	$39,495	$157,980	$315,960	N/A	N/A	N/A	N/A
Rene R. Champagne
2006 Equity Compensation Plan Award(14)	04/02/07	01/22/07 (11)	N/A	N/A	N/A	9,125	N/A	N/A	$ 750,075
Clark D. Elwood
2006 Equity Compensation Plan Award(8)	01/31/07	01/22/07 (9)	N/A	N/A	N/A	N/A	21,480	$77.60(10)	$ 616,906
2007 Bonus Parameters(13)	N/A	01/22/07	$35,764	$143,055	$286,110	N/A	N/A	N/A	N/A
Eugene W. Feichtner
2006 Equity Compensation Plan Award(8)	01/31/07	01/22/07 (9)	N/A	N/A	N/A	N/A	19,000	$77.60(10)	$ 545,680
2007 Bonus Parameters(13)	N/A	01/22/07	$31,625	$126,500	$253,000	N/A	N/A	N/A	N/A
Glenn E. Tanner
2006 Equity Compensation Plan Award(8)	01/31/07	01/22/07 (9)	N/A	N/A	N/A	N/A	10,640	$77.60(10)	$ 305,581
2007 Bonus Parameters(13)	N/A	01/22/07	$19,316	$77,265	$154,530	N/A	N/A	N/A	N/A

________________________

“N/A” means not applicable.

(1)	Defined as the date of the grant for financial statement reporting purposes pursuant to SFAS No. 123R.
(2)	Amounts shown represent the dollar value of the estimated possible payout upon satisfaction of the conditions subject to the non-equity incentive plan award granted in the fiscal year.
(3)	“Threshold” refers to the minimum amount payable for a certain level of performance under the plan.
(4)	“Target” refers to the amount payable, if the specified performance target(s) are reached.
(5)	“Maximum” refers to the maximum payout possible under the plan.
(6)	Amounts shown represent the per-share exercise or base price of the options granted in the fiscal year.
(7)

Amounts shown represent the grant date fair value, computed in accordance with SFAS No. 123R, of each stock and option award granted to the Named Executive Officer in 2007. There were no adjustments or amendments made in 2007 to the exercise price of any option awards held by any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or that otherwise materially modified any option awards.

(8)

Represents a nonqualified stock option to purchase our common stock that was granted under the 2006 Equity Compensation Plan. See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

(9)

The stock option was granted by the Compensation Committee during a Committee meeting on January 22, 2007 and became effective on January 31, 2007, which was the fourth business day following the date we publicly disclosed our financial and operating results for the fiscal year ended December 31, 2006.

(10)

Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on the effective date of the grant. One-third of the shares subject to each option granted is exercisable on the anniversary date of the grant in each of the years 2008, 2009 and 2010.

(11)

The award was granted by the Compensation Committee during a Committee meeting on January 22, 2007 and became effective on April 2, 2007, which was the first business day following the effective date of Mr. Champagne’s stepping down from the position of our Chief Executive Officer and Mr. Modany’s promotion to the position of our Chief Executive Officer.

(12)

Represents RSUs that were granted under the 2006 Equity Compensation Plan. See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.” The RSUs vest in full on April 2, 2012 and will be settled by the delivery of one share of our common stock for each RSU in the grant.

(13)

Represents awards that could be earned pursuant to the 2007 Executive Bonus Parameters that were approved by the Compensation Committee on January 22, 2007. Amounts actually earned in 2007 are reported in the Summary Compensation Table for that year in the “Non-Equity Incentive Plan Compensation” column. See “– Summary Compensation Table.”

(14)

Represents RSUs that were granted under the 2006 Equity Compensation Plan. See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.” The RSUs vest in full on April 2, 2010 and will be settled by the delivery of one share of our common stock for each RSU in the grant.

Employment Contracts

We have not entered into an employment contract, whether written or oral, with any of the Named Executive Officers.

Non-Equity Incentive Plan

The annual bonus award is intended to serve as an incentive for performance to occur over a specified fiscal year, because the outcome with respect to the relevant performance targets under our bonus parameters is substantially uncertain at the time the performance targets are established by the Compensation Committee and communicated to the participants. Pursuant to the SEC’s regulations, our annual bonus compensation is classified in the tables in this proxy statement as non-equity incentive plan compensation, instead of bonus compensation, due to the performance-based nature of our annual bonus compensation. We refer to this non-equity incentive plan compensation as our “bonus” compensation internally and in previous filings with the SEC. Throughout this proxy statement in the narrative and in the footnotes to the tables, when we refer to “bonus” and related items, we mean the non-equity incentive plan compensation and related items as defined in the SEC’s regulations and shown in the columns in the tables in this proxy statement. See “– Summary Compensation Table.” For a detailed description of the 2007 Executive Bonus Parameters and the annual bonus awards made to the Named Executive Officers under those parameters, see “– Compensation Discussion and Analysis – Compensation Elements – Non-Equity Incentive Compensation.”

Under the Deferred Bonus Plan, each eligible employee may elect to defer payment of all or a portion of his or her annual bonus compensation in the form of cash and/or shares of our common stock. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.” None of the Named Executive Officers deferred payment of any portion of his annual bonus compensation in 2005, 2006 or 2007.

Equity Compensation and Qualified Savings Plans

1997 Stock Plan. On May 13, 1997, our shareholders approved our adoption of the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “1997 Stock Plan”), which became effective on the same date and provides for the grant of:

•	stock options that are intended to qualify as “incentive stock options” under Section 422 of the IRC;
•	nonqualified stock options;
•	SARs;
•	performance shares and restricted stock; or
•	any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, SARs and restricted stock. The 1997 Stock Plan expired on May 13, 2007.

The only awards that have been granted under the 1997 Stock Plan are nonqualified stock options and restricted stock. As a result of our shareholders’ approval of our adoption of the 2006 Equity Compensation Plan at the 2006 Annual Meeting of Shareholders on May 9, 2006, no awards have been, or will be, made under the 1997 Stock Plan after May 9, 2006. As of December 31, 2007, the total number of shares of our common stock that were subject to outstanding awards granted under the 1997 Stock Plan with respect to:

•	unexercised nonqualified stock option awards was 1,096,261; and
•	restricted stock awards was 9,778.

Recipients of awards under the 1997 Stock Plan must be, or have been at the time of grant, key employees (including any officer or Director who is also an employee) whose responsibilities and decisions directly affect our performance or the performance of any of our subsidiaries or other affiliates.

The Compensation Committee administers the 1997 Stock Plan and made determinations with respect to the designation of those employees who would receive awards, the number of shares to be covered by options and restricted stock awards, the exercise price of options and other option terms and conditions. The Compensation Committee may impose such additional terms and conditions on an award as it deems advisable. Shares of our common stock issued under the 1997 Stock Plan may be made available from the authorized but unissued shares of our common stock, from treasury stock or from shares purchased on the open market.

Nonqualified stock options under the 1997 Stock Plan must expire within ten years after grant. The exercise price for nonqualified stock options must be at least equal to the fair market value of our common stock on the date of grant. A nonqualified stock option may be exercised only by the employee who received the option (or his or her estate or designated beneficiary) within:

•

five years after the date of his or her termination of employment resulting from the employee’s death, total disability or retirement, but in no event later than the expiration of the original term of the option; or

•

three months after the date of his or her termination of employment resulting from any other reason, except for the employee’s voluntary resignation or termination for cause, but in no event later than the expiration of the original term of the option.

If an optionee voluntarily resigns or is terminated for cause, the nonqualified stock options are canceled immediately.

Restricted shares of our common stock awarded under the 1997 Stock Plan are issued subject to a restriction period set by the Compensation Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by us. The restrictions may be waived, in the discretion of the Compensation Committee, in the event of the awardee’s retirement, total disability, death or in cases of special circumstances. The Compensation Committee has waived forfeiture of the shares in the event of the awardee’s retirement, total disability or death. The period of restriction applicable to all outstanding restricted stock awards under the 1997 Stock Plan is time-based and is three years. The recipient, as owner of the awarded shares, has all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period.

The 1997 Stock Plan provides for the automatic protection of intended economic benefits by key employees upon the occurrence of an acceleration event. See Exhibit No. 10.8 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 1997, Exhibit No. 10.38 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2003 and Exhibit No. 10.58 to our Quarterly Report on Form 10-Q for the third fiscal quarter ended September 30, 2006 filed with the SEC for a complete copy of the 1997 Stock Plan, as amended. Notwithstanding any other provisions of the 1997 Stock Plan, upon the occurrence of an acceleration event:

•	all options will generally become exercisable immediately for a period of 60 calendar days;

•

options will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties;

•

“limited stock appreciation rights” will be granted automatically on all outstanding options not otherwise covered by a SAR, which will generally be exercisable immediately in full, will entitle the holders to the same exercise period referred to in the bullets above and will be settled fully in cash based on a formula price generally reflecting the highest price paid for a share of our common stock during the 60-day period preceding the exercise date; and

•	restrictions applicable to awards of restricted stock will be waived automatically.

Options or restricted shares which are granted, accelerated or enhanced upon the occurrence of a takeover may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the IRC and, to such extent, will be nondeductible by us and subject to a 20% excise tax to the awardee.

An “acceleration event” is generally defined in the 1997 Stock Plan as any of the following events:

•

a report on Schedule 13D is filed with the SEC pursuant to Section 13(d) of the 1934 Act disclosing that any person (within the meaning of Section 13(d) of the 1934 Act), other than us, ITT Corporation (a Nevada corporation (“ITT Nevada”) that was formerly affiliated with ITT Corporation, an Indiana corporation), one of our subsidiaries or any employee benefit plan sponsored by us, ITT Nevada or one of our subsidiaries, is the beneficial owner directly or indirectly of 20% or more of the outstanding shares of our common stock;

•

any person (within the meaning of Section 13(d) of the 1934 Act), other than us, ITT Nevada, one of our subsidiaries or any employee benefit plan sponsored by us, ITT Nevada or one of our subsidiaries, purchases shares pursuant to a tender offer or exchange offer to acquire any shares of our common stock (or securities convertible into our common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) directly or indirectly of 15% or more of the outstanding shares of our common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire our common stock);

•	our shareholders approve:
•

any consolidation or merger of us in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a merger of us in which holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before; or

	•	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets; or
•

a change in a majority of the members of our Board of Directors within a 12-month period, unless the election or nomination for election by our shareholders of each new Director during such 12-month period was approved by the vote of two-thirds of the Directors then still in office who were Directors at the beginning of such 12-month period.

2006 Equity Compensation Plan. On May 9, 2006, our shareholders approved our adoption of the 2006 Equity Compensation Plan, which became effective on the same date and provides that awards may be granted to our and our subsidiaries’ employees and Directors. The approximate number of persons eligible to participate in the 2006 Equity Compensation Plan is 200. The 2006 Equity Compensation Plan permits the grant of the following types of awards:

•	stock options (incentive and nonqualified);
•	SARs;
•	restricted stock;
•	RSUs;
•	performance shares;
•	performance units; and
•	other stock-based awards.

No award may be granted under the 2006 Equity Compensation Plan after May 9, 2016.

Administration. The 2006 Equity Compensation Plan is administered by a committee consisting of two or more members of our Board of Directors (the “Plan Committee”). It is intended that each member of the Plan Committee will be a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act, an “outside director” under regulations promulgated under Section 162(m) of the IRC, and an “independent director” under the NYSE listing standards. Our Board of Directors has currently designated the Compensation Committee as the Plan Committee for the 2006 Equity Compensation Plan; however, the entire Board will act as the Plan Committee with respect to awards to non-employee Directors. Subject to applicable law, the Plan Committee may delegate its authority under the 2006 Equity Compensation Plan.

Shares Subject to the 2006 Equity Compensation Plan. The total number of shares of our common stock available for awards under the 2006 Equity Compensation Plan is 4,000,000, subject to antidilution adjustments. Each share underlying stock options and SARs granted under the 2006 Equity Compensation Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the 2006 Equity Compensation Plan by one share. The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by three shares.

The source of shares for issuance under the 2006 Equity Compensation Plan may be authorized and unissued shares or treasury shares.

If an award under the 2006 Equity Compensation Plan is forfeited or terminated for any reason before being exercised, fully vested or settled, as the case may be, then the shares underlying that award will be added back to the remaining shares and will be available for future awards under the 2006 Equity Compensation Plan. The number of shares available for future awards under the 2006 Equity Compensation Plan, however, will be reduced by: (a) any shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant’s tax withholding obligations or to pay the exercise price of the award; and (b) shares subject to an award that is settled in cash in lieu of shares.

Pursuant to the 2006 Equity Compensation Plan, subject to antidilution adjustments:

•

the maximum aggregate number of shares that may be delivered in connection with stock options intended to be incentive stock options under Section 422 of the IRC (“incentive stock options”) may not exceed 4,000,000 shares;

•	the maximum aggregate number of shares that may be granted to an individual participant during any calendar year pursuant to:
	•	all forms of awards is 200,000 shares;
	•	incentive stock options is 200,000 shares;
	•	restricted stock and RSU awards is 100,000 shares; and
	•	performance share awards is 100,000 shares; and
•

the maximum aggregate compensation that may be paid pursuant to performance units awarded in any one calendar year to an individual participant is $1,000,000, or a number of shares having an aggregate fair market value not in excess of that amount.

Further, no incentive stock option will be granted to a participant if as a result of such grant the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time in any calendar year would exceed $100,000.

No Repricing. The 2006 Equity Compensation Plan prohibits repricing of stock options or SARs, including by way of an exchange for another award with a lower exercise price, unless shareholder approval is obtained.

Stock Options. Stock options granted under the 2006 Equity Compensation Plan may be either nonqualified or incentive stock options. Each option grant will be evidenced by an award agreement between the optionee and us setting forth the terms and conditions of the option. The Plan Committee will set the exercise price of each option, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date the option is granted. The 2006 Equity Compensation Plan defines “fair market value” as the closing price of our common stock on the effective date of the option grant or, if that date is not a trading day, on the most recent trading day prior to the effective date of the option grant. In addition, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the incentive stock option will not be less than 110% of the fair market value of our common stock on the effective date of the option grant.

The Plan Committee will determine the term of each stock option that it grants under the 2006 Equity Compensation Plan; however, the term may not exceed seven years from the date of grant. Moreover, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the term of the option may not exceed five years from the date of grant.

If an optionee’s employment or service terminates due to death, disability or retirement:

•	all of the optionee’s stock options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of:
	•	the date three years after the date of the optionee’s death, disability or retirement, or
	•	the date the options expire in accordance with their terms; and
•	with respect to the optionee’s options with performance-based vesting provisions:
	•	the optionee will forfeit all such options that are not exercisable as of the date of death, disability or retirement; and
•

options that were exercisable as of the date of death, disability or retirement will remain exercisable until the earlier of (a) the date three years after such date, or (b) the date the options expire in accordance with their terms.

In both cases, incentive stock options will not be exercisable for more than three months following an optionee’s death or retirement or more than one year following the termination of an optionee’s employment by reason of disability.

Upon termination by us of an optionee’s employment or service without cause, or upon termination of employment or service by the optionee for a reason other than death, disability or retirement:

•	an optionee will forfeit all of his or her options that had not yet become exercisable; and
•

options that were exercisable as of the date of the optionee’s termination will remain exercisable until the earlier of (a) the date 90 days after the date of termination, or (b) the date the options expire in accordance with their terms.

Upon termination of employment or service for cause, an optionee will immediately forfeit all of his or her outstanding options.

SARs. SAR grants may be either freestanding or tandem with option grants. Each SAR grant will be evidenced by an agreement that will specify the number of shares to which the SAR pertains, the grant price, the term of the SAR and such other provisions as the Plan Committee shall determine. The grant price of a freestanding SAR will not be less than 100% of the fair market value of our common stock on the effective date of the SAR grant, and the grant price of a tandem SAR will equal the exercise price of the related option. The Plan Committee will determine the term of each SAR that it grants under the 2006 Equity Compensation Plan; however, the term may not exceed seven years from the date of grant.

Upon exercise of a SAR, the holder will receive payment from us in an amount equal to the product of (a) the excess of the fair market value of our common stock on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Committee, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof.

If the employment or service of a holder of a SAR is terminated, the SAR will be treated in the same manner as options are treated.

Restricted Stock and Restricted Stock Units. Each restricted stock or RSU grant will be evidenced by an agreement that specifies the applicable period of restriction, the number of restricted shares or RSUs granted, the vesting or settlement date, and such other provisions as the Plan Committee determines.

The period of restriction applicable to an award of restricted stock or RSUs will be (a) at least three years in the case of a time-based period of restriction, and (b) at least one year in the case of a performance-based period of restriction.

Participants holding restricted stock may exercise full voting rights and will receive all regular cash dividends paid with respect to those shares. Except as otherwise determined by the Plan Committee, all other distributions paid with respect to the restricted stock will be credited to the participant subject to the same restrictions on transferability and forfeitability as the underlying restricted stock.

When the applicable period of restriction on the restricted stock ends, the stock will become freely transferable, and the participant will be entitled to receive a certificate evidencing those shares. When the applicable period of restriction ends, RSUs will be settled and paid. The Plan Committee shall determine whether the RSUs will be settled by delivery of shares or payment in cash of an amount equal to the fair market value of the shares on the settlement date, or a combination thereof.

With respect to restricted stock with a time-based period of restriction:

•	upon a participant’s death or disability, the period of restriction will lapse immediately; and

•

upon termination of a participant’s employment or service with us for any reason other than death or disability, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

With respect to restricted stock with a performance-based period of restriction, upon termination of a participant’s employment or service with us for any reason, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

With respect to RSUs with a time-based period of restriction:

•	upon a participant’s death or disability, the period of restriction will lapse immediately, and the RSUs will be settled immediately thereafter;
•

upon termination of a participant’s employment or service with us due to retirement, the participant will retain his or her unvested RSUs, the period of restriction will lapse in accordance with its original terms and the settlement of the RSUs will occur on the specified settlement date; and

•

upon termination of a participant’s employment or service with us for any reason other than death, disability or retirement, the participant will forfeit all of his or her unvested RSUs immediately after the termination of employment or service.

With respect to RSUs with a performance-based period of restriction, upon termination of a participant’s employment or service with us for any reason, the participant will forfeit all of his or her unvested RSUs immediately after the termination of employment or service.

Performance Shares and Performance Units. Each grant of performance shares and performance units will be evidenced by an agreement that specifies the number granted, the applicable performance measures and performance periods, and such other provisions as the Plan Committee determines. Except as otherwise provided in the applicable award agreement, upon termination of employment or service or upon a change in control or subsidiary disposition, the performance period for performance shares and performance units must be at least one year.

A participant will not have voting rights or other rights as a shareholder with respect to the shares subject to an award of performance shares or performance units until the time, if at all, when shares are issued to the participant pursuant to the terms of the applicable award agreement.

As soon as practicable following the completion of the performance period applicable to outstanding performance shares or performance units, the Plan Committee will certify in writing the extent to which the applicable performance measures have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement. The Plan Committee, in its sole discretion as specified in the award agreement, may pay earned performance shares or performance units by delivery of shares or by payment in cash or a combination thereof.

If a participant terminates employment or service with us for any reason prior to the end of the performance period respecting an award of performance shares or performance units, the participant will forfeit any and all right to payment under the performance shares or performance units.

Other Stock-Based Awards. The Plan Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares based on attainment of performance measures, payment of shares as a bonus or in lieu of cash based on attainment of performance measures, and the payment of shares in lieu of cash under other of our incentive or bonus programs.

Except as otherwise provided in the applicable award agreement, upon a termination of employment or service or upon a change in control or subsidiary disposition, other stock-based awards will have a minimum period of restriction of three years, which period may, in the Plan Committee’s discretion, lapse on a pro-rated, graded, or cliff (i.e., all at once) basis. In the Plan Committee’s discretion, however, up to 5% of the shares available for issuance as full-value awards under the 2006 Equity Compensation Plan may have a shorter period of restriction, but in no case less than one year. Moreover, an award of payment in shares in lieu of cash under other of our incentive or bonus programs, or awards to non-employee Directors as part of their retainer or other Board fees, will not be subject to the minimum period of restriction limitations described above and will not be applied against or included when calculating the 5% limitation.

The Plan Committee may determine to pay a non-employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees in the form of an other stock-based award under the 2006 Equity Compensation Plan. The Plan Committee may also determine to permit the non-employee Directors to elect whether to receive all or a portion of such retainers and fees in the form of other stock-based award. Any such other stock-based awards would not be subject to any restrictions (other than restrictions applicable to our “affiliates”).

Performance-Based Awards. The Plan Committee may grant awards that are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the IRC. For any such award, the Plan Committee will establish the goals to be used within 90 days after the commencement of the performance period, or, if the number of days in the performance period is less than 90, the number of days equal to 25% of the performance period applicable to such award. The 2006 Equity Compensation Plan sets forth certain performance measures from which the Plan Committee may select for these awards. The Plan Committee may establish performance measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade levels, or positions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In addition, unless otherwise determined by the Plan Committee, measurement of performance measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.

Change in Control, Cash-Out and Subsidiary Disposition. Except as otherwise provided in the applicable award agreement, if we experience a change in control:

•	any and all outstanding stock options and SARs granted under the 2006 Equity Compensation Plan with time-based vesting provisions will become immediately exercisable;
•	any restrictions imposed on restricted stock, RSUs and other stock-based awards granted under the 2006 Equity Compensation Plan with time-based vesting provisions will lapse; and
•

any and all performance shares, performance units and other awards (if performance-based) granted under the 2006 Equity Compensation Plan will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the change in control, if determinable, or (b) at the target level, if not determinable.

In addition, the Plan Committee may, in its sole discretion, determine that: (a) all outstanding stock options and SARs will be terminated upon the occurrence of a change in control and that each participant will receive, with respect to each share subject to the options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price or the SAR’s grant price; and (b) options and SARs outstanding as of the date of the change in control may be cancelled and terminated without payment, if the consideration payable in connection with the change in control is less than the option’s exercise price or the SAR’s grant price.

Further, the Plan Committee has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the 2006 Equity Compensation Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the awards, in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.

A change in control means the occurrence of one or more of the following:

•

the acquisition by any person (within the meaning of Section 13(d) of the 1934 Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of a beneficial ownership directly or indirectly of 20% or more of the outstanding shares of our common stock; the purchase by any person (within the meaning of Section 13(d) of the 1934 Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of shares pursuant to a tender offer or exchange offer to acquire our common stock (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 15% or more of the outstanding shares of our common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire common stock);

•

our stockholders approve (a) any consolidation or merger of us in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a merger of us in which holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets;

•

a change in a majority of the members of our Board of Directors within a 12-month period, unless the election or nomination for election by our stockholders of each new Director during such 12-month period was approved by the vote of two-thirds of the Directors then still in office who were Directors at the beginning of such 12-month period; or

•	the liquidation or dissolution of us.

Notwithstanding any other provision of the 2006 Equity Compensation Plan, with respect to any provision or feature of the plan that constitutes or provides for a deferred compensation plan subject to IRC Section 409A, no event or transaction will constitute a change in control unless it is a change in control within the meaning of IRC Section 409A.

Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Plan Committee may make adjustments in the terms and conditions of, and the criteria included in, awards under the 2006 Equity Compensation Plan in recognition of unusual or nonrecurring events (including, without limitation, changes in capitalization) affecting us or our financial statements or of changes in applicable law, regulations, or accounting principles, whenever the Plan Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2006 Equity Compensation Plan. With respect to any awards intended to comply with the performance-based exception under the 2006 Equity Compensation Plan, unless otherwise determined by the Plan Committee, any such exception will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception.

IRC Section 409A Compliance. The 2006 Equity Compensation Plan has been designed so that certain types of awards (such as options, SARs and restricted stock) generally will not be “deferred compensation” for IRC Section 409A purposes and will thereby be exempt from Section 409A’s requirements.  Certain other types of awards, however, may be deferred compensation under Section 409A, and in those cases, the 2006 Equity Compensation Plan is intended to comply with the Section 409A standards.  For example, with respect to any award that constitutes deferred compensation within the meaning of Section 409A, any amount payable on account of separation from service to a “specified employee,” as defined in Section 409A, will not be paid earlier than the date that is six months following the specified employee’s separation from service.

See Exhibit No. 10.55 to our Current Report on Form 8-K, dated May 9, 2006, Exhibit 10.57 to our Quarterly Report on Form 10-Q for the third fiscal quarter ended September 30, 2006 and Exhibit 10.61 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2007 filed with the SEC for a complete copy of the 2006 Equity Compensation Plan, as amended.

2007 Awards. During 2007, the following equity-based compensation awards were granted under the 2006 Equity Compensation Plan:

•	nonqualified stock options to our key employees to purchase an aggregate of 245,362 shares of our common stock;
•	RSUs to our key employees representing an aggregate of 53,231 shares of our common stock; and
•	RSUs to our non-employee Directors representing an aggregate of 7,296 shares of our common stock.

Equity Compensation Plan Information. The following table sets forth information, as of December 31, 2007, about shares of our common stock that may be issued under our equity compensation plans that (a) have been approved by our shareholders and (b) have not been approved by our shareholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders (1)	1,383,590	$51.84 (2)	3,557,795 (3)(4)(5)
Equity compensation plans
not approved by security holders (6)	163,146	35.57	N/A (7)
Total	1,546,736	$50.25 (2)	3,557,795

______________________

(1)	These equity compensation plans include the 1997 Stock Plan and the 2006 Equity Compensation Plan. The

material terms of each of these plans are described above in this Proxy Statement. See “– 1997 Stock Plan” and “– 2006 Equity Compensation Plan.”

(2)

The weighted average exercise price is calculated based on those awards included in column (a) that have a specified exercise price, namely, outstanding stock options. Since the outstanding RSUs that are included in column (a) have no exercise price, they have been excluded from the weighted average exercise price calculations in this column (b).

(3)

This number does not include any shares under the 1997 Stock Plan, because all shares to be issued upon exercise of outstanding stock option awards under the 1997 Stock Plan are included in column (a), and no new awards will be made under the 1997 Stock Plan.

The total number of shares of our common stock available for awards under the 2006 Equity Compensation Plan is 4,000,000, subject to antidilution adjustments. Each share underlying stock options and SARs granted under the 2006 Equity Compensation Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the 2006 Equity Compensation Plan by one share. The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by three shares.

(4)

The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options awarded to employees under the 1997 Stock Plan or the 2006 Equity Compensation Plan that become exercisable for the first time by the employee in any calendar year may not exceed $100,000.

(5)

Securities remaining available for future issuance under the 2006 Equity Compensation Plan include stock options (incentive and nonqualified), SARs, restricted stock, RSUs, performance shares, performance units and other stock-based awards, or any combination of the foregoing, as the Compensation Committee and Board of Directors may determine. The maximum number of performance shares under the 2006 Equity Compensation Plan that may be granted to any eligible participant in any given calendar year is 100,000 shares.

(6)	These equity compensation plans include the:

•	1999 Outside Directors Stock Option Plan (the “1999 Directors Stock Plan”);
•	ESI Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”); and
•	Deferred Bonus Plan.

The material terms of each of these plans are described elsewhere in this Proxy Statement. See “– Director Compensation –1999 Directors Stock Plan” and “– Directors Deferred Compensation Plan,” and “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

(7)

This number does not include any shares under the 1999 Directors Stock Plan, because all shares to be issued upon exercise of outstanding stock option awards under the 1999 Directors Stock Plan are included in column (a), and no new awards will be made under the 1999 Directors Stock Plan. There is no limit on the number of shares of our common stock available for future issuance under either the Directors Deferred Compensation Plan or the Deferred Bonus Plan.

ESI 401(k) Plan. On May 16, 1998, we established the ESI 401(k) Plan, a qualified defined contribution plan. The ESI 401(k) Plan is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle. We make matching contributions in the form of cash and in an amount equal to (a) 100% of the first 1% of the employee’s salary that the employee contributes to the plan and (b) 50% of the next 4% of the employee’s salary that the employee contributes to the plan. Our matching contributions vest 100% upon completion of the third full year that the employee is employed by us. Employees can elect to contribute from 1% to the maximum amount of their salaries that is permitted by federal law, and they have a choice of 11 investment funds in which to invest their contributions.

After age 59½, employees may withdraw most of their and our vested contributions, including rollover, matching, employee pre-tax and predecessor plan contributions, and the earnings thereon. Regardless of the employee’s age, our retirement contributions made before January 1, 2002 and the earnings thereon may not be withdrawn while the employee is still employed by us. Prior to age 59½, withdrawals by an employee are limited to rollover, employee pre-tax and predecessor plan contributions, unless the employee qualifies for a financial hardship withdrawal. Upon termination of employment, the employee may withdraw all amounts attributable to the employee’s contributions and our vested contributions. Payments are normally made in a single lump sum, but if the employee’s balance is above a threshold amount, the employee may elect to receive payment in annual or monthly installments over a period not to exceed 20 years.

OOutstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the outstanding equity awards granted by us to the Named

Executive Officers that were outstanding on December 31, 2007.

	Outstanding Equity Awards at Fiscal Year-End 2007
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested(3)	Market Value of Shares or Units of Stock that have Not Vested(4)
	Exercisable(1)	Unexercisable(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Kevin M. Modany
06/24/02 Award (5)	30,000	0	$23.410	06/26/12
01/22/03 Award (6)	20,000	0	$23.700	01/24/13
01/19/04 Award (7)	27,000	0	$51.200	01/21/14
02/02/05 Award (8)	22,400	0	$49.740	02/02/12
05/04/05 Award (9)	8,000	4,000	$45.700	05/04/12
11/02/05 Award (10)	40,140	0	$55.600	11/02/12
01/31/07 Award (11)	0	41,289	$77.600	01/31/14
04/02/07 Award - Option (12)	0	69,282	$82.200	04/02/14
04/02/07 Award - RSUs (13)					18,249	$1,556,092
Daniel M. Fitzpatrick
06/06/05 Award (14)	12,163	6,082	$47.220	06/06/12
11/02/05 Award (10)	19,790	0	$55.600	11/02/12
01/31/07 Award (11)	0	21,750	$77.600	01/31/14
Rene R. Champagne
01/19/04 Award (7)	125,000	0	$51.200	01/21/14
02/02/05 Award (8)	87,400	0	$49.740	02/02/12
11/02/05 Award (10)	47,600	0	$55.600	11/02/12
02/01/06 Award (15)	16,666	33,334	$58.300	02/01/13
04/02/07 Award (16)					9,125	$778,089
Clark D. Elwood
11/02/05 Award (10)	6,597	0	$55.600	11/02/12
01/31/07 Award (11)	0	21,480	$77.600	01/31/14
Eugene W. Feichtner
01/23/01 Award (17)	12,000	0	$ 9.719	01/25/11
01/22/02 Award (18)	10,000	0	$17.250	01/24/12
01/22/03 Award (6)	15,000	0	$23.700	01/24/13
01/19/04 Award (7)	18,000	0	$51.200	01/21/14
02/02/05 Award (8)	14,800	0	$49.740	02/02/12
11/02/05 Award (10)	15,840	0	$55.600	11/02/12
01/31/07 Award (11)	0	19,000	$77.600	01/31/14
Glenn E. Tanner
01/22/03 Award (6)	10,000	0	$23.700	01/24/13
01/19/04 Award (7)	9,000	0	$51.200	01/21/14
02/02/05 Award (8)	7,500	0	$49.740	02/02/12
11/02/05 Award (10)	8,000	0	$55.600	11/02/12
01/31/07 Award (11)	0	10,640	$77.600	01/31/14

_____________________

(1)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options that are exercisable.
(2)

Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options that are unexercisable. These options will become exercisable on their scheduled vesting dates as noted in the footnotes below, except that the options will become immediately exercisable upon the occurrence of an acceleration event or change in control, or upon termination of employment due to death, disability or retirement.

(3)	Amounts shown represent the total number of shares of our common stock that have not vested.
(4)

Amounts shown represent the aggregate market value of shares of our common stock that have not vested. The aggregate market value is calculated by multiplying the number of shares or units by the closing market price of a share of our common stock on December 31, 2007.

(5)	This stock option award vested in three equal installments on June 24, 2003, 2004 and 2005.
(6)	This stock option award vested in three equal installments on January 22, 2004, 2005 and 2006.
(7)	This stock option award vested in two installments: one-third on January 19, 2005; and two-thirds on October 24, 2005.
(8)	This stock option award vested in one installment on October 24, 2005.
(9)	This stock option award vests in three equal installments on May 4, 2006, 2007 and 2008.
(10)	This stock option award vested immediately on November 2, 2005.
(11)	This stock option award vests in three equal installments on January 31, 2008, 2009 and 2010.
(12)	This stock option award vests in three equal installments on April 2, 2008, 2009 and 2010.
(13)	This RSU award vests in full on April 2, 2012.
(14)	This stock option award vests in three equal installments on June 6, 2006, 2007 and 2008.
(15)	This stock option award vests in three equal installments on February 1, 2007, 2008 and 2009.
(16)	This RSU award vests in full on April 2, 2010.
(17)	This stock option award vested in three equal installments on January 23, 2002, 2003 and 2004.
(18)	This stock option award vested in three equal installments on January 22, 2003, 2004 and 2005.

Option Exercises and Stock Vested Table

The following table sets forth, on an aggregated basis, information concerning each exercise of stock options to purchase our common stock by the Named Executive Officers during 2007. No shares of our common stock under any stock awards granted to the Named Executive Officers vested during 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)
Kevin M. Modany	0	$ 0
Daniel M. Fitzpatrick	0	$ 0
Rene R. Champagne	634,000	$53,832,950
Clark D. Elwood	178,315	$14,493,600
Eugene W. Feichtner	6,000	$ 647,731
Glenn E. Tanner	14,000	$ 1,402,882

________________

(1)	Amounts shown represent the number of shares of our common stock for which options were exercised during the fiscal year.
(2)

Amounts shown represent the aggregate dollar amount realized by the Named Executive Officer upon exercise of options. The dollar amount realized upon exercise of an option is determined by subtracting the exercise price of the option from the market price of a share of our common stock at exercise, and then multiplying that amount by the total number of shares acquired on exercise at that exercise price. The dollar amounts realized upon exercise of all options in 2007 by the Named Executive Officer are then added together to obtain the aggregate dollar amount shown in this column.

Pension Benefits Table

The following table sets forth information concerning the Named Executive Officer’s pension benefits under each pension plan in which we participated.

Pension Benefits

Named Executive Officer	Plan Name (1)	Number of Years of Credited Service (2)	Present Value of Accumulated Benefit (3)	Payments During Last Fiscal Year (4)
Kevin M. Modany
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	6(6)	$ 26,127	$ 0
	ESI Excess Pension Plan	6(6)	$ 33,687	$ 0
Daniel M. Fitzpatrick
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	0(5)	$ 0	$ 0
	ESI Excess Pension Plan	0(5)	$ 0	$ 0
Rene R. Champagne
	Old Pension Plan	10.2 (7)	$ 97,037	$9,736 (8)
	ESI Pension Plan	22 (6)	$ 273,547	$ 0
	ESI Excess Pension Plan	22 (6)	$1,186,265	$ 0
Clark D. Elwood
	Old Pension Plan	11.5 (7)	$ 71,328	$ 0
	ESI Pension Plan	24 (6)	$ 147,745	$ 0
	ESI Excess Pension Plan	24 (6)	$ 116,024	$ 0
Eugene W. Feichtner
	Old Pension Plan	16.6 (7)	$ 134,183	$ 0
	ESI Pension Plan	29 (6)	$ 202,882	$ 0
	ESI Excess Pension Plan	29 (6)	$ 55,226	$ 0
Glenn E. Tanner
	Old Pension Plan	16.5 (7)	$ 155,415	$12,343 (8)
	ESI Pension Plan	28 (6)	$ 204,678	$ 0
	ESI Excess Pension Plan	0 (5)	$ 0	$ 0

___________________________

(1)

Includes each plan that provides for specific retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans.

(2)	Computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year.
(3)

Amounts shown represent the actuarial present value of the Named Executive Officer’s accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year. The estimated amounts assume that the Named Executive Officer’s retirement age is the normal retirement age as defined in the plan or, if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age. The estimated amounts are based on the Named Executive Officer’s most current compensation subject to the plan and, as such, future levels of the Named Executive Officer’s compensation are not estimated for purposes of the calculation. The estimated amounts used to quantify the present value of the accumulated benefit under the Old Pension Plan assume a normal retirement age of 65 using the RP-2000 mortality table and a 6.00% discount rate as of September 30, 2007 for each of the Named Executive Officers who participates in the plan. No mortality is assumed prior to age 65 for any of the Named Executive Officers in the estimated amounts shown for the Old Pension Plan. See Note 9 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC for a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit under the ESI Pension Plan and ESI Excess Pension Plan.

(4)	Amounts shown represent the dollar amount of any payments and benefits paid to the Named Executive Officer under each plan identified during 2007.
(5)	The Named Executive Officer’s employment with us, or his eligibility to participate in the plan, began after participation in the plan by new eligible employees had ended.
(6)

The Named Executive Officer’s number of years of credited service with respect to the ESI Pension Plan and the ESI Excess Pension Plan is different from the Named Executive Officer’s number of actual years of service with us, because:

•

any benefit service with ITT Corporation or any of its affiliated companies that was credited to the participating employee under the Old Pension Plan or the Retirement Plan for Salaried Employees of ITT Nevada (the “Nevada Pension Plan”), is treated as benefit service with us under the ESI Pension Plan and the ESI Excess Pension Plan;

•	the ESI Pension Plan covers only most of our eligible salaried employees who were employed by us prior to June 2, 2003; and
•	the ESI Excess Pension Plan covers only a select group of our management and highly-compensated employees who were employed by us prior to June 2, 2003.

The number of years of credited service attributed to each Named Executive Officer reflects the Named Executive Officer’s actual service with us or an affiliated company under the ESI Pension Plan and the ESI Excess Pension Plan through the date that the plans were frozen. The number of years of actual service with us or an affiliated company by each Named Executive Officer who participates in the ESI Pension Plan or the ESI Excess Pension Plan and the difference between that Named Executive Officer’s actual service and credited service under the ESI Pension Plan and the ESI Excess Pension Plan are as follows:

Named Executive Officer	Actual Years of Service With Us or an Affiliated Company (a)	Credit Years of Service Under the Plans (b)	Difference (b-a)
Kevin M. Modany	5.5	6	0.5
Rene R. Champagne	22.2	22	(0.2)
Clark D. Elwood	23.5	24	0.5
Eugene W. Feichtner	28.6	29	0.4
Glenn E. Tanner	28.5	28	(0.5)

The number of actual years of service with us or an affiliated company under the ESI Pension Plan and the ESI Excess Pension Plan, rounded to the nearest whole year in accordance with each plan’s terms, is the same as the number of credited years of service under the ESI Pension Plan and the ESI Excess Pension Plan and, therefore, no benefit augmentation resulted under the ESI Pension Plan or the ESI Excess Pension Plan to any of the Named Executive Officers as a result of the difference in the number of years of actual service from the number of years of credited service. The benefit accruals under the ESI Pension Plan and the ESI Excess Pension Plan for all participants in the plans were frozen on March 31, 2006, such that no further benefits accrue under those plans after March 31, 2006. See “– Pension Plans – ESI Pension Plan” and “— ESI Excess Pension Plan.”

(7)

The Named Executive Officer’s number of years of credited service under the Old Pension Plan is different from the Named Executive Officer’s number of actual years of service with us, because our participation in the Old Pension Plan ended on December 19, 1995. The number of years of credited service attributed to each Named Executive Officer reflects the Named Executive Officer’s actual service with a participating company under the Old Pension Plan through the end of our participation in the Old Pension Plan. See “– Pension Plans – Old Pension Plan.” The number of years of actual service with us or an affiliated company by each Named Executive Officer who participated in the Old Pension Plan and the difference between that Named Executive Officer’s actual service and credited service under the Old Pension Plan are as follows:

Named Executive Officer	Actual Years of Service With Us or an Affiliated Company (a)	Credit Years of Service Under the Plan (b)	Difference (b-a)
Rene R. Champagne	22.2	10.2	(12)
Clark D. Elwood	23.5	11.5	(12)
Eugene W. Feichtner	28.6	16.6	(12)
Glenn E. Tanner	28.5	16.5	(12)

The number of actual years of service with us or an affiliated company is greater than the number of credited years of service under the Old Pension Plan and, therefore, no benefit augmentation resulted under the Old Pension Plan to any of the Named Executive Officers as a result of the difference in the number of years of actual service from the number of years of credited service.

(8)

Both of Messrs. Champagne and Tanner previously qualified for, elected to receive and have begun receiving the early retirement annual benefit under the Old Pension Plan, which is paid in the form of a single life annuity by ITT Corporation. Since we are no longer affiliated with ITT Corporation, Mr. Champagne’s continued employment with us through January 31, 2008 and Mr. Tanner’s continued employment with us do not prevent them from being retired under the terms of the Old Pension Plan.

Pension Plans

Old Pension Plan. Prior to December 19, 1995, we participated in the Old Pension Plan, a non-contributory defined benefit pension plan that covered substantially all of our eligible salaried employees, including our executive officers. We paid the entire cost of the Old Pension Plan with respect to our employees. Normal retirement age under the Old Pension Plan is 65.

The annual pension amounts to 2% of a participant’s average final compensation (as defined below) for each of the first 25 years of benefit service, plus 1.5% of a participant’s average final compensation for each of the next 15 years of benefit service prior to December 19, 1995, reduced by 1.25% of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than 50% of the participant’s primary Social Security benefit is used for such reduction. A participant’s average final compensation (including salary plus approved bonus payments) is defined under the Old Pension Plan as the total of (a) a participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (b) a participant’s average annual compensation not including base salary (such as approved bonus compensation and overtime) for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service affording the highest such average. The dollar value of base salary and approved bonus (which may constitute non-equity incentive plan compensation under Item 402(d) of Regulation S-K under the 1934 Act), whether cash and/or non-cash, are the components of the compensation that are used for purposes of determining “average final compensation” under the Old Pension Plan, but annual compensation in excess of $160,000 and compensation accrued after December 18, 1995 are not taken into account. The Old Pension Plan also provides for: (a) undiscounted early retirement pensions for participants who retire at or after age 60 and prior to normal retirement age following completion of 15 years of eligibility service; and (b) discounted early retirement pensions for participants who retire between ages 55 and 59 and whose age and years of eligibility service equate to at least 80. A participant is vested in benefits accrued under the Old Pension Plan upon completion of five years of eligibility service. A participant may receive a distribution in the form of a qualified joint and survivor annuity or a life annuity. The amount of the resulting monthly benefit under a joint and survivor annuity is typically less than a life annuity based solely on the participant’s life expectancy. No extra years of credited service under the Old Pension Plan have been granted to any of the Named Executive Officers. As of September 30, 2007, Messrs. Champagne and Tanner were the only Named Executive Officers who qualified for early retirement under the Old Pension Plan based on age and years of service. Both of Messrs. Champagne and Tanner have elected to receive and have begun receiving the early retirement annual benefit under the Old Pension Plan. See “– Pension Benefits Table.” ITT Corporation is responsible for all benefits accrued under the Old Pension Plan and for administering those benefits with respect to its own employees as well as our retirees.

ESI Pension Plan. On June 9, 1998, we established the ESI Pension Plan that, prior to June 2, 2003, covered most of our eligible salaried employees, including our executive officers. The purpose for establishing the ESI Pension Plan was to replace the Nevada Pension Plan. We participated in the Nevada Pension Plan, which covered substantially all of our eligible salaried employees, including our executive officers, from December 15, 1995 to June 10, 1998. The Nevada Pension Plan was terminated and liquidated in June 2000 and is no longer in existence. Effective June 2, 2003, the ESI Pension Plan was amended to cover only most of our eligible salaried employees, including our executive officers, who were employed by us prior to June 2, 2003. The benefit accruals under the ESI Pension Plan for all participants in the plan were frozen on March 31, 2006, such that no further benefits accrue under that plan after March 31, 2006.

The ESI Pension Plan is a cash balance defined benefit plan, which provides a set benefit to participating employees at their retirement that is not affected by the amount of our contributions to the ESI Pension Plan trust or the investment gains or losses with respect to such contributions. The ESI Pension Plan credited a bookkeeping account associated with each participating employee with:

•

an amount based on the employee’s compensation, age and years of benefit service (the “Pay Credit”) at the end of each plan year (i.e., January 1 through December 31, except for the first plan year of June 9, 1998 through December 31, 1998) through March 31, 2006 of the 2006 plan year;

•

interest on the balance in the bookkeeping account at the end of each plan year at the fixed rate of 8%, compounded annually, for Pay Credits credited to the bookkeeping account for plan years prior to the 2002 plan year; and

•

interest on Pay Credits credited to the bookkeeping account at the end of each plan year at a variable rate ranging from 6% to 12%, compounded annually, for Pay Credits credited to the bookkeeping account for the 2002 and subsequent plan years.

The variable rate for a plan year is the average of the 30-year U.S. Treasury Bond (or a comparable instrument) rates on each of March 31, June 30 and September 30 of the immediately preceding plan year. At retirement, the participating employee will receive a benefit equal to the value of the bookkeeping account associated with such employee. We pay the entire cost of the ESI Pension Plan. The Pay Credit equals a percentage of the participating employee’s compensation (consisting of base salary, overtime pay and bonuses (which may constitute non-equity incentive plan compensation under Item 402(a) of Regulation S-K under the 1934 Act) whether cash and/or non-cash) for the plan year and is determined under the following schedule according to points based on the participating employee’s age and years of benefit service:

	Standard Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	2.5
30-34	2.5	2.5
35-39	3.0	3.0
40-44	3.5	3.5
45-49	4.0	4.0
50-54	4.5	4.5
55-59	5.5	5.5
60-64	6.5	6.5
65-69	7.5	7.5
70-74	9.0	9.0
75-79	10.5	10.5
80+	12.0	12.0

Participating employees who met certain age and service requirements received Pay Credits under the following “Transition Schedule,” which is more generous:

	Transition Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	8.0
30-34	2.5	8.0
35-39	3.0	8.0
40-44	3.5	8.0
45-49	4.0	8.0
50-54	4.5	8.0
55-59	5.5	8.0
60-64	7.0	8.0
65-69	8.5	8.5
70-74	10.5	10.5
75-79	13.0	13.0
80+	16.0	16.0

Mr. Modany received Pay Credits under the “Standard Schedule,” Messrs. Champagne, Elwood, Feichtner and Tanner received Pay Credits under the “Transition Schedule” and Mr. Fitzpatrick was ineligible to participate in the ESI Pension Plan.

The participating employee’s points for a plan year equal the sum of the employee’s age and years of benefit service as of the last day of the plan year. Any benefit service and vesting service with ITT Corporation or any of its affiliated companies that were credited to the participating employee under the Old Pension Plan as of December 19, 1995 or under the Nevada Pension Plan from December 19, 1995 through June 9, 1998 are treated as benefit service and vesting service, respectively, with us under the ESI Pension Plan. A participating employee who has completed five or more years of vesting service (or his or her beneficiary) is eligible to receive a distribution from the ESI Pension Plan upon the participating employee’s retirement on or after age 55, disability, death or after the employee has both terminated employment and reached age 55. The form and timing of the distribution may vary depending on the reason the participant’s employment ends, the present value of the bookkeeping account associated with the employee and the employee’s election. An employee may receive a distribution in the form of a lump sum, qualified joint and survivor annuity or life annuity. The amount of the resulting monthly benefit under a joint and survivor annuity is typically less than for a life annuity based solely on the participant’s life expectancy. We do not have a policy with regard to crediting extra years of benefit service under our pension plans, but no extra years of benefit service under the ESI Pension Plan have been credited to any of the Named Executive Officers. As of December 31, 2007, Messrs. Champagne and Tanner were the only Named Executive Officers who qualified for retirement under the ESI Pension Plan based on age and years of service. If Mr. Tanner’s employment with us terminated, his accrued benefit under the ESI Pension Plan as of December 31, 2007 was $208,057. See “– Potential Payments Upon

Termination or Change in Control – ESI Pension Plan.” The amount of benefits under the ESI Pension Plan that have been or will be distributed to Mr. Champagne due to his retirement on January 31, 2008 is $279,688. An eligible employee’s benefits under the ESI Pension Plan will be paid from the trust maintained for the ESI Pension Plan that has been funded by us.

ESI Excess Pension Plan. On June 9, 1998, we established, and effective January 1, 2008, we restated, the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan for a select group of our management and highly compensated employees. The benefit accruals under the ESI Excess Pension Plan for all participants in the plan were frozen on March 31, 2006, such that no further benefits accrue under that plan after March 31, 2006. The purpose of the ESI Excess Pension Plan was to restore benefits earned, but not available, to eligible employees under the ESI Pension Plan due to federal limitations on the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. The practical effect of the ESI Excess Pension Plan was to continue the calculation of retirement benefits to all employees on a uniform basis. The eligible employee’s compensation upon which the benefits under the ESI Excess Pension Plan are based is the same as for that eligible employee’s benefits under the ESI Pension Plan.

An eligible employee will receive his or her benefit under the ESI Excess Pension Plan in a lump sum cash payment within 60 days following his or her termination of employment. However, if an eligible employee is a “specified employee” as defined in Section 409A of the IRC, then his or her benefit will be paid on the first day that is six months after the eligible employee’s termination of employment. If an eligible employee dies before the benefit due to the employee under ESI Excess Pension Plan has been paid, then the benefit will be paid to the employee’s beneficiary within 60 days after the employee’s death. We do not have a policy with regard to crediting extra years of benefit service under our pension plans, but no extra years of benefit service under the ESI Excess Pension Plan have been credited to any of the Named Executive Officers. As of December 31, 2007, Mr. Champagne was the only Named Executive Officer participant who qualified for retirement under the ESI Excess Pension Plan based on his age and years of service. The amount of benefits under the ESI Excess Pension Plan that have been or will be distributed to Mr. Champagne as a result of his retirement on January 31, 2008 is $1,211,663. An eligible employee’s benefits under the ESI Excess Pension Plan will generally be paid directly by us. See “– ESI Pension Plan.”

Nonqualified Deferred Compensation Plan Table

The following table sets forth information concerning the compensation of the Named Executive Officers in our 2007 fiscal year under the ESI Excess Savings Plan. None of the Named Executive Officers has deferred any bonus compensation under the Deferred Bonus Plan.

Nonqualified Deferred Compensation in Fiscal Year 2007

Named Executive Officer	Executive Contributions in Last Fiscal Year (1)	ITT/ESI Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year-End (4)
Kevin M. Modany
ESI Excess Savings Plan	$17,325	$8,663	$ 975	$ 33,924
Daniel M. Fitzpatrick
ESI Excess Savings Plan	$ 0	$ 0	$ 0	$ 0
Rene R. Champagne
ESI Excess Savings Plan	$ 0	$ 0	$22,519	$293,834
Clark D. Elwood
ESI Excess Savings Plan	$ 2,276	$ 975	$ 982	$ 15,983
Eugene W. Feichtner
ESI Excess Savings Plan	$ 958	$ 288	$ 88	$ 2,399
Glenn E. Tanner
ESI Excess Savings Plan	$ 7,154	$1,073	$ 44	$ 8,272

_________________________________

(1)

Amounts shown represent the dollar amount of the aggregate contributions by the Named Executive Officer to his account in 2007 under the ESI Excess Savings Plan. All of these amounts are included in the amount of the Named Executive Officer’s base salary for 2007, which is reported in the Salary column of the Summary Compensation Table. See “– Summary Compensation Table.”

(2)

Amounts shown represent the dollar amount of the aggregate contributions by us to the Named Executive Officer’s account in 2007 under the ESI Excess Savings Plan. All of these amounts are reported as compensation to the Named Executive Officer in the All Other Compensation column of the Summary Compensation Table for 2007. See “– Summary Compensation Table.”

(3)

Amounts shown represent the dollar amount of the aggregate interest or other earnings accrued during 2007 to the Named Executive Officer’s account under the ESI Excess Savings Plan. The only portion of these amounts that is reported as compensation to the Named Executive Officer in the Summary Compensation Table for the 2007 year is the above-market or preferential earnings in 2007 on the balance of the Named Executive Officer’s account under the ESI Excess Savings Plan which are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table. See “– Summary Compensation Table.”

(4)

Amounts shown represent the dollar amount of the total balance of the Named Executive Officer’s account at the end of 2007 under the ESI Excess Savings Plan. The only portion of these amounts that is reported as compensation to the Named Executive Officer in the Summary Compensation Table for each of the 2006 and 2005 years is as follows:

•

The Named Executive Officer’s contributions under the ESI Excess Savings Plan in 2006 and 2005, which contribute to the aggregate balance of the Named Executive Officer’s ESI Excess Savings Plan account at year-end 2007, are included in the amount of the Named Executive Officer’s base salary for the particular year and are reported in the Salary column of the Summary Compensation Table for that particular year. The amount of those contributions for each of the Named Executive Officers is specified in the table below.

•

Our contributions under the ESI Excess Savings Plan in 2006 and 2005, which contribute to the aggregate balance of the Named Executive Officer’s ESI Excess Savings Plan account at year-end 2007, are included in the amount of the Named Executive Officer’s compensation for the particular year and are reported in the All Other Compensation column of the Summary Compensation Table for that particular year. The amount of those contributions for each of the Named Executive Officers is specified in the table below.

•

The above-market or preferential portion of aggregate earnings under the ESI Excess Savings Plan in 2006 and 2005, which contribute to the aggregate balance of the Named Executive Officer’s Excess Savings Plan account at year-end 2007, are included in the amount of the Named Executive Officer’s compensation for the particular year and are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table for that particular year. The amount of those above-market or preferential earnings for each of the Named Executive Officers is specified in the table below.

	ESI Excess Savings Plan
Named Executive Officer	Executive Contributions in Fiscal Year		ITT/ESI Contributions in Fiscal Year		Above-Market Earnings in Fiscal Year
	2006	2005	2006	2005	2006	2005
Kevin M. Modany	$4,613	$ 0	$2,306	$ 0	$ 12	$ 0
Daniel M. Fitzpatrick	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Rene R. Champagne	$ 0	$30,917	$ 0	$ 9,275	$ 7,143	$ 5,613
Clark D. Elwood	$1,945	$ 1,502	$ 834	$ 575	$ 224	$ 150
Eugene W. Feichtner	$ 0	$ 746	$ 0	$ 238	$ 24	$ 0
Glenn E. Tanner	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0

Nonqualified Deferred Compensation Plans

ESI Excess Savings Plan. On June 9, 1998, we established, and effective January 1, 2008, we restated, the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees. Effective for plan years beginning on and after January 1, 2008, we froze the ESI Excess Savings Plan, such that eligible employees may no longer make elective deferrals and we will no longer make contributions under the ESI Excess Savings Plan. The ESI Excess Savings Plan offered eligible employees, who were precluded by federal limitations from fully participating in the ESI 401(k) Plan, a means for:

•	restoring their contributions lost under the ESI 401(k) Plan due to the federal limitations;
•	restoring our matching and non-matching contributions lost under the ESI 401(k) Plan due to the federal limitations; and
•	deferring a portion of their salaries equal to either 5% or the same deferral percentage that they elected under the ESI 401(k) Plan.

Any deferral of an eligible employee’s salary under the ESI Excess Savings Plan applied only with respect to the salary that exceeded the federal limitations. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

Prior to the freeze of the ESI Excess Savings Plan, we made matching contributions under the ESI Excess Savings Plan equal to 100% of the first 1% and 50% of the next 4% of the eligible employee’s salary that the employee deferred under the ESI Excess Savings Plan. Any amounts credited to an eligible employee under the ESI Excess Savings Plan will accrue interest at the rate of 8% compounded monthly. This rate is determined by the Compensation Committee and may be changed at any time by that Committee. Our matching contributions vest

100% upon completion of the third full year that the employee is employed by us. The payment of the eligible employee’s salary deferrals, our vested matching contributions and the attributable interest accrued thereon will be made in a single lump sum cash payment within 60 days following a Change in Control (as defined in the ESI Excess Savings Plan and below) or the eligible employee’s termination of employment. If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, however, then his or her amounts will be paid on the first day that is six months after his or her termination of employment. If an eligible employee dies before the amounts due to the employee under the ESI Excess Savings Plan have been paid, then those amounts will be paid to the employee’s beneficiary within 60 days after the employee’s death.

A Change in Control under the ESI Excess Savings Plan means one of the following events:

•

the acquisition of ownership (other than by way of merger or consolidation with an entity that, immediately before the acquisition, was a Controlling Company (as defined in the ESI Excess Savings Plan and below)) during any 12 month period, by any one person or more than one person acting as a group, of all or substantially all of the assets of a Controlling Company;

•

the acquisition (other than by a Controlling Company) by any one person or more than one person acting as a group, of ownership of more than 50% of the total fair market value or total voting power of the ownership interests of stock of a Controlling Company;

•

the acquisition (other than by a Controlling Company) during any 12 month period, by any one person or more than one person acting as a group, of ownership of stock of a Controlling Company possessing 30% or more of the total voting power of stock of the Controlling Company; or

•

the replacement of a majority of members of the board of directors or comparable governing body of a Controlling Company, during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Controlling Company's board of directors or comparable governing body prior to the date of the appointment or election.

A “Controlling Company” means:

•	us;
•	a related company that participates in the ESI Excess Savings Plan and employs the eligible employee;
•	a related company that is the majority owner of us or a participating company that employs the eligible employee; or
•	any related company in an uninterrupted chain of majority ownership culminating in the ownership of us or a participating company that employs the eligible employee.

Deferred Bonus Plan. On March 15, 2000, we established, and effective January 1, 2008, we restated, the Deferred Bonus Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees. The Deferred Bonus Plan provides that each eligible employee may elect to defer payment of all or a portion of his or her annual bonus compensation in the form of cash and/or shares of our common stock. The deferral of payment of cash or shares of our common stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. This rate is determined by the Compensation Committee and may be changed at any time by that Committee. Any deferred shares of our common stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of our common stock, based on the fair market value at the time of the conversion.

An eligible employee under the Deferred Bonus Plan may elect to receive payment of the deferred portion of his or her annual bonus compensation (a) within 60 days after termination of his or her employment with us or (b) in January of any calendar year that is no earlier than the second calendar year after the year in which the deferred bonus compensation was determined. If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, then any amounts payable to the eligible employee under the Deferred Bonus Plan on account of his or her termination of employment with us will be paid on the first day that is six months after termination of his or her employment. If an eligible employee dies before all amounts due to the employee under the Deferred Bonus Plan have been paid, the unpaid balance will be paid in a lump sum within 60 days following the eligible employee’s death, regardless of the employee’s election. Payment of cash amounts deferred are made in the form of cash, and payment of shares of our common stock deferred are made in the form of shares of our common stock, except that any cash dividends that have not been converted to shares of our common stock will be paid in cash.

Potential Payments Upon Termination or Change In Control

The amounts set forth or referenced in this section reflect amounts payable and the value of benefits under our plans and arrangements to each of the Named Executive Officers in the event of termination of such executive’s employment and/or a change in control of us under various circumstances. The various types of circumstances that would trigger payments and benefits are specified in the discussion of each plan and arrangement under which benefits would be received. The following discussion is of plans and arrangements currently in effect, but it is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change in control. Further, the amounts shown are estimates and are based on numerous assumptions, including that employment terminated or a change in control occurred on December 31, 2007, except as otherwise noted. Therefore, the actual amounts of the payments and benefits that would be received by the Named Executive Officers could be more or less than the amounts set forth below, and can only be determined at the time of an actual termination of employment or change in control event.

Senior Executive Severance Plan. On October 22, 2007, we established the Senior Executive Severance Plan, which provides severance benefits for a select group of our executives (including all of the Named Executive Officers, except for Mr. Champagne who is not covered by the Senior Executive Severance Plan) when:

•

the covered executive’s employment is terminated, other than for cause, or when the covered executive terminates his or her employment for good reason, in each case within two years after the occurrence of an acceleration event, as described below; or

•	the covered executive’s employment is terminated, other than for cause, during an imminent acceleration event period, as described below.

As a result, the benefits under the Senior Executive Severance Plan are not payable merely because a change in control transaction occurs or is imminent. Instead, payment of the severance benefits is only triggered if a change in control has occurred or is imminent and certain types of termination of employment occur. The Compensation Committee has determined that this “double trigger” requirement is in the best interests of our company and our shareholders.

The Senior Executive Severance Plan provides two levels of benefits for covered executives, based on the covered executive’s position with us. Under the Senior Executive Severance Plan, Mr. Modany would receive the higher level of benefits and Messrs. Elwood, Feichtner, Fitzpatrick and Tanner would receive the lower level of benefits. If Mr. Modany’s employment is terminated other than for cause during an imminent acceleration event period or within two years after an acceleration event, or if he resigns for good reason within two years after an acceleration event, he would be entitled to the following from us:

•

three times his highest annual base salary rate paid and his highest bonus paid or awarded any time during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three year period immediately preceding the first day of the imminent acceleration event period);

•

a lump sum amount equal to three times the product of his highest annual base salary rate paid during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three year period immediately preceding the first day of the imminent acceleration event period), multiplied by the highest percentage rate of our contributions with respect to him under the ESI 401(k) Plan and the ESI Excess Savings Plan at any time during that three year period;

•

a lump sum stipend equal to 36 times the monthly premium that, as of the date of Mr. Modany’s termination of employment, is charged to qualified beneficiaries for health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1984, as amended (“COBRA”), for the same coverage options and levels of medical, prescription drug, dental and vision coverage that he had in effect under our welfare plans immediately prior to his termination of employment;

•

a lump sum stipend equal to 36 times the full monthly premium payable to our life insurance carrier for the type and level of life insurance coverage (including, if applicable, dependent life insurance coverage) in effect for him immediately prior to his termination of employment; and

•

a tax gross-up payment that covers any excise tax, interest and penalties under the IRC arising from the payment to him of any amount under the Senior Executive Severance Plan or otherwise as a result of an acceleration event.

If any of the other Named Executive Officers’ employment is terminated other than for cause during an imminent acceleration event period or within two years after an acceleration event, or if he resigns for good reason within two years after an acceleration event, he would be entitled to the following from us under the Senior Executive Severance Plan:

•

two times his highest annual base salary rate paid and his highest bonus paid or awarded any time during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three year period immediately preceding the first day of the imminent acceleration event period);

•

a lump sum amount equal to two times the product of his highest annual base salary rate paid during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three year period immediately preceding the first day of the imminent acceleration event period), multiplied by the highest percentage rate of our contributions with respect to that executive under the ESI 401(k) Plan and the ESI Excess Savings Plan at any time during that three year period;

•

a lump sum stipend equal to 24 times the monthly premium that, as of the date of the executive’s termination of employment, is charged to qualified beneficiaries for COBRA continuation coverage for the same coverage options and levels of medical, prescription drug, dental and vision coverage that he had in effect under our welfare plans immediately prior to his termination of employment; and

•

a lump sum stipend equal to 24 times the full monthly premium payable to our life insurance carrier for the type and level of life insurance coverage (including, if applicable, dependent life insurance coverage) in effect for him immediately prior to his termination of employment;

provided, however, that in the event that any payments to one of these other Named Executive Officers under the Senior Executive Severance Plan or otherwise in connection with an acceleration event would be subject to any excise tax under Section 4999 of the IRC, then those payments will be reduced to the extent necessary to prevent any portion of the payments from being subject to an excise tax under that section of the IRC, but only if such reduction would allow the executive to retain a greater net after-tax benefit than he would have received if the payments had not been reduced and the executive had paid all applicable income, employment and excise taxes.

The Senior Executive Severance Plan provides that, in order to receive any severance benefits under that plan, the covered executive must agree to comply with certain restrictive covenants, including that he:

•	will not be employed by, work for, consult with, lend assistance to or engage in businesses competitive with ours for a period of one year after termination of employment;
•	will not solicit or induce to leave any of our employees for a period of one year after the executive’s termination of employment;
•	will not urge or induce any of our customers or others with whom we have a business relationship to terminate or limit their business with us for a period of one year after termination of employment;
•	will not disparage us for a period of one year after termination of employment; and
•

will not disclose or use our confidential information for as long a period of time as permitted by applicable law, and in any event for a period of at least three years after termination of employment.

The covered executive must also execute a general release releasing us and certain related entities and individuals from all claims that he has or may have against us or them that arise on or before the date the executive signs the release.

The Senior Executive Severance Plan provides that the severance amounts will be paid by us in a lump sum cash payment within 30 calendar days following the covered executive’s termination or, if later, on the first business day after expiration of the revocation period of the general release. Payment of any gross-up amount to Mr. Modany is to be made within five business days after a chosen accounting firm determines whether such a payment is due. In all cases, any amounts due under the Senior Executive Severance Plan must be paid no later than March 15 of the calendar year following the calendar year in which the executive’s termination of employment occurs.

An “acceleration event” under the Senior Executive Severance Plan will occur if:

•

a report on Schedule 13D is filed with the SEC disclosing that any person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, is the beneficial owner of 20% or more of the outstanding shares of our common stock;

•

a person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, purchases shares of our common stock in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 15% or more of the outstanding shares of our common stock;

•	our shareholders approve:

•

any consolidation or merger of us in which we are not the continuing or surviving corporation or our common stock is converted into cash, securities or other property, unless the transaction was a merger in which our shareholders immediately prior to the merger would have the same proportionate ownership of common stock of the surviving corporation that they held in us immediately prior to the merger; or

	•	any sale, lease, exchange or other transfer of all or substantially all of our assets; or
•

a majority of the members of our Board of Directors changes within a 12-month period, unless the election or nomination for election of each of the new Directors by our shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period.

An “imminent acceleration event period” under the Senior Executive Severance Plan means the period:

•	beginning on the first to occur of:
	•	a public announcement of a proposal or offer that, if consummated, would be an acceleration event;
	•	a making to one or more of our Directors or executive officers of a written proposal that, if consummated, would be an acceleration event; or
	•	approval by our Board of Directors or stockholders of a transaction that, upon closing, would be an acceleration event; and
•	ending upon the first to occur of:
	•	a public announcement that the contemplated acceleration event has been terminated or abandoned;
	•	the occurrence of the contemplated acceleration event; or
	•	18 months after the beginning of imminent acceleration event period.

A resignation for “good reason” means:

•	a material diminution in the covered executive’s base compensation;
•	a material diminution in the covered executive’s authority, duties or responsibilities;
•

a material diminution in the authority, duties or responsibilities of the person to whom the covered executive is required to report (including, for example, a requirement that a covered executive who previously reported to the Board of Directors instead report to a corporate officer or employee);

•	a material diminution in the budget over which the covered executive retains authority;
•	a material change in the geographic location at which the covered executive must perform services; and
•	if the terms and conditions of a covered executive’s employment are governed by an agreement, any other action or inaction that constitutes a material breach by us or any successor of the agreement.

A termination for “cause” means any action by a covered executive involving willful malfeasance or his or her failure to act involving material nonfeasance that would have a materially adverse effect on us. No act or omission on the part of the covered executive will be considered “willful,” unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in our interests.

If termination of employment and an acceleration event or imminent acceleration event under the Senior Executive Severance Plan occurred that entitled the Named Executive Officers to severance benefits under the Senior Executive Severance Plan, the value that could have been realized from those benefits as if employment terminated on December 31, 2007 is as follows:

Value of Benefit that Could have been Realized by the Named Executive Officers under the Senior Executive Severance Plan as of December 31, 2007

Type of Benefit	Modany	Fitzpatrick	Elwood	Feichtner	Tanner
Salary	$1,890,000	$ 526,600	$ 520,200	$460,000	$343,400
Bonus	$1,309,200	$ 557,000	$ 507,600	$379,200	$192,600
Stipend in Lieu of Health Insurance Benefits(1)	$ 35,339	$ 23,559	$ 22,827	$ 23,559	$ 22,827
Stipend in Lieu of Life Insurance Benefits(1)	$ 1,095	$ 730	$ 730	$ 730	$ 627
Foregone Savings Plan Benefits(1)	$ 32,700	$ 18,133	$ 18,101	$ 22,800	$ 22,217
Tax Gross-Up Payment to Cover Excise Tax(2)	$ 887,478	N/A	N/A	N/A	N/A
Reduction to Limit Excise Taxes(2)	N/A	$ (0)	$ (0)	$ (0)	$ (0)
Total	$4,155,812	$1,126,022	$1,069,458	$886,289	$581,671

____________________________________

(1)	The estimated value of the severance benefit is based on the cost to us using the assumptions used for financial reporting purposes under generally accepted accounting principles in the United States.
(2)

The estimated value of any excise tax, and thereby the amount of any tax gross-up payment and the calculation of any reduction to limit excise taxes, are based on the highest marginal rate of federal, state and local taxes related to the severance benefits specified in the table and any other payments to the Named Executive Officer arising from an acceleration event. These amounts are also based on an assumption that, as a result of the covenant not to compete in the Senior Executive Severance Plan, the value of one year’s base salary and target bonus would constitute “reasonable compensation” under Section 280G of the IRC and therefore would be excluded from the calculation of the amount of any excise tax, the amount of any tax gross-up payment and the reduction, if any, required to limit excise taxes.

1997 Stock Plan. If a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death, retirement or total disability, or if an acceleration event occurs under the 1997 Stock Plan, all stock options granted to the Named Executive Officer under the 1997 Stock Plan would immediately vest and become exercisable immediately. See “– Equity Compensation and Qualified Savings Plans – 1997 Stock Plan.” If such an event occurred, the value that could have been realized from the exercise of unvested stock options granted to the Named Executive Officer under the 1997 Stock Plan as of December 31, 2007, is as follows:

Named Executive Officer	Value of Unvested Stock Options as of December 31, 2007 (1)
Kevin M. Modany	$158,280
Daniel M. Fitzpatrick	$231,420
Rene R. Champagne	$899,018 (2)
Clark D. Elwood	$ 0
Eugene W. Feichtner	$ 0
Glenn E. Tanner	$ 0

___________________

(1)

Amounts shown represent the aggregate dollar amount that could be realized from all outstanding, unvested stock option awards granted to the Named Executive Officer under the 1997 Stock Plan, if those options became vested and were exercised by the Named Executive Officer on December 31, 2007. The dollar amount that could be realized upon exercise of an option is determined by subtracting the exercise price of the option from the market price of a share of our common stock on December 31, 2007, and multiplying that amount by the total number of shares that could be acquired on exercise at that exercise price. The resulting dollar amounts for the options held by the Named Executive Officer are then added together to obtain the aggregate amount shown in this column.

(2)

The amount that could have been realized from all outstanding unvested stock option awards held by Mr. Champagne that vested on January 31, 2008, the date of Mr. Champagne’s retirement, if he had exercised those stock options on that day, was $1,118,022.

2006 Equity Compensation Plan. If a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death, disability or retirement:

•	all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will become exercisable immediately;
•

all restrictions imposed on restricted stock and RSUs with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will lapse immediately, and the RSUs will be settled immediately thereafter, but only if the Named Executive Officer’s employment terminates due to death or disability; and

•

the Plan Committee will determine the extent to which a Named Executive Officer will have the right to receive other stock awards granted to the Named Executive Officer under the 2006 Equity Compensation Plan.

In the event of a change in control of us under the 2006 Equity Compensation Plan:

•	all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will become exercisable immediately;
•	all restrictions imposed on restricted stock and RSUs with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will lapse immediately; and
•

in the discretion of the Plan Committee, all outstanding stock options may be terminated and each participant may receive, with respect to each share subject to the options, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price.

In addition, one or more outstanding unvested awards under the 2006 Equity Compensation Plan may become fully vested and exercisable and the restrictions on the transfer and repurchase or forfeiture rights on the awards may be terminated in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition. See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

If any of the following occurs:

•	a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death, disability or retirement;
•	there is a change in control of us; or
•	the Plan Committee determines to fully vest awards in a disposition of a subsidiary with which the officer was engaged primarily in service,

the value that could have been realized from the exercise or acceleration of unvested awards with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan as of December 31, 2007, is as follows:

	December 31, 2007 Value of Unvested Awards
Named	Termination Due to Death or Disability		Termination Due to Retirement	Change in Control
Executive Officer	Stock Options(1)	RSUs(2)	Stock Options(1)	Stock Options(1)	RSUs(2)
Kevin M. Modany	$529,390	$1,556,092	$ 0(3)	$529,390	$1,556,092
Daniel M. Fitzpatrick	$166,823	$ 0	$ 0(3)	$166,823	$ 0
Rene R. Champagne	$ 0(4)	$ 0(5)	$ 0(4)	$ 0(4)	$ 778,089
Clark D. Elwood	$164,752	$ 0	$ 0(3)	$164,752	$ 0
Eugene W. Feichtner	$145,730	$ 0	$ 0(3)	$145,730	$ 0
Glenn E. Tanner	$ 81,609	$ 0	$ 81,609	$ 81,609	$ 0

___________________

(1)

Amounts shown represent the aggregate dollar amount that could be realized from all outstanding, unvested stock option awards granted to the Named Executive Officer under the 2006 Equity Compensation Plan, if those options became vested and were exercised by the Named Executive Officer on December 31, 2007. The dollar amount that could be realized upon exercise of an option is determined by subtracting the exercise price of the option from the market price of a share of our common stock on December 31, 2007, and multiplying that amount by the total number of shares that could be acquired on exercise at that exercise price. The resulting dollar amounts for the options held by the Named Executive Officer are then added together to obtain the aggregate amount shown in this column.

(2)

Amounts shown are calculated by multiplying the number of unvested RSUs held by the Named Executive Officer that would vest upon the specified event by the closing market price of a share of our common stock on December 31, 2007.

(3)

The definition of “retirement” for an employee under the 2006 Equity Compensation Plan is termination of employment after attaining age 55 and completing at least 10 years of service. Messrs. Modany, Fitzpatrick, Elwood and Feichtner were not at least age 55 as of December 31, 2007, and therefore would not have qualified for “retirement” under the 2006 Equity Compensation Plan on that date.

(4)	Mr. Champagne does not hold any stock options granted under the 2006 Equity Compensation Plan.
(5)

The unvested RSUs that Mr. Champagne held on January 31, 2008, the date of his retirement, will vest in accordance with their original terms and will not vest early in the event of his death or disability.

In addition, the Plan Committee, in its discretion, may amend the terms of any outstanding award granted under the 2006 Equity Compensation Plan in the event of a participant’s termination of employment or service or in the event of a change in control of us, subject to certain limitations. See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

ESI 401(k) Plan. If a Named Executive Officer’s employment with us terminates, the Named Executive Officer may withdraw from his account under the ESI 401(k) Plan all of the Named Executive Officer’s contributions, all of our vested contributions and all earnings on both types of contributions. Payments are normally made in a single lump sum, but if the Named Executive Officer’s balance is above a threshold amount, he may elect to receive payments in annual or monthly installments. See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

If a Named Executive Officer’s employment with us terminated, the amount that could have been realized from the distribution of the contributions and earnings thereon in the Named Executive Officer’s account under the ESI 401(k) Plan as of December 31, 2007 is as follows:

Named Executive Officer	Amount of Employee Contributions, ITT/ESI Vested Contributions and Earnings on Those Contributions as of December 31, 2007
Kevin M. Modany	$ 134,297
Daniel M. Fitzpatrick	$ 34,321
Rene R. Champagne	$2,393,527 (1)
Clark D. Elwood	$1,124,075
Eugene W. Feichtner	$1,314,012
Glenn E. Tanner	$1,085,723

_____________________________

(1)	The amount of all contributions and earnings thereon in Mr. Champagne’s account under the ESI 401(k) Plan on January 31, 2008, the date of his retirement, was $2,382,930.

ESI Excess Savings Plan. If a Named Executive Officer’s employment with us terminates, all eligible employee salary deferrals, our vested contributions and the attributable interest accrued on those deferrals and contributions under the ESI Excess Savings Plan would be paid in a single lump sum cash payment to the Named Executive Officer on the first day that is six months following his termination of employment (because each Named Executive Officer is a “specified employee” within the meaning of Section 409A of the IRC), or within 60 days of his death if his death occurs prior to payment. If a Change in Control occurs, all Named Executive Officers would receive the balance of their accounts under the ESI Excess Savings Plan in a single lump sum cash payment within 60 day after the Change in Control. See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.” If a Named Executive Officer’s employment with us terminated or a Change in Control under the ESI Excess Savings Plan occurred, the amount that would have been realized from the distribution of the deferrals, contributions and interest thereon in the Named Executive Officer’s account under the ESI Excess Savings Plan as of December 31, 2007 is as follows:

Named Executive Officer	Amount of Salary Deferrals, ITT/ESI Vested Contributions and Accrued Interest as of December 31, 2007
Kevin M. Modany	$ 33,924
Daniel M. Fitzpatrick	$ 0
Rene R. Champagne	$293,834 (1)
Clark D. Elwood	$ 15,983
Eugene W. Feichtner	$ 2,399
Glenn E. Tanner	$ 8,272

______________________________

(1)	The amount of all deferrals, contributions and interest thereon in Mr. Champagne’s account under the ESI Excess Savings Plan on January 31, 2008, the date of his retirement, was $295,794.

Deferred Bonus Plan. If a Named Executive Officer’s employment with us terminates and he had elected to receive the deferred portion of his annual bonus compensation under the Deferred Bonus Plan following his termination, or the termination was a result of his death, the balance of the Named Executive Officer’s account under the Deferred Bonus Plan will be paid in a lump sum on the first day that is six months following his termination of employment, or within 60 days of his death if his death occurs prior to payment. See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.” If a Named Executive Officer’s employment with us terminated, triggering the payment of the balance of his account under the Deferred Bonus Plan, the Named Executive Officer would not have realized any amount as of December 31, 2007, because none of them had any amount in his account as of that date.

ESI Pension Plan. If a Named Executive Officer has completed five or more years of vesting service, then upon his retirement on or after age 55, his disability, his death or after he has both terminated employment and reached age 55, a distribution of the Named Executive Officer’s accrued benefit under the ESI Pension Plan will be paid to the Named Executive Officer in the form and on the date elected by the Named Executive Officer beginning on the first day of any month following the termination of employment. The Named Executive Officer can elect to receive payment of the distribution in the form of a lump sum, qualified joint and survivor annuity (if he is married on the annuity starting date) or life annuity (if he is not married on the annuity starting date). See “– Pension Plans – ESI Pension Plan.” If one of the triggering events occurred and a Named Executive Officer elected a lump sum distribution under the ESI Pension Plan, the amount of the Named Executive Officer’s benefit that would have been accrued and payable under the ESI Pension Plan as of December 31, 2007 is as follows:

Named Executive Officer	Balance of ESI Pension Plan Account as of December 31, 2007
Kevin M. Modany	$ 31,552(1)
Daniel M. Fitzpatrick	$ 0
Rene R. Champagne	$278,104(2)
Clark D. Elwood	$164,568(1)
Eugene W. Feichtner	$213,020(1)
Glenn E. Tanner	$208,057

______________________________

(1)

Benefit payable upon death or disability as of December 31, 2007. If the employment of Messrs. Modany, Elwood or Feichtner was terminated for any reason other than death or disability on December 31, 2007, his benefit would not be payable until he reaches age 55, because he was not at least age 55 as of that date.

(2)

On January 31, 2008, Mr. Champagne retired, and he has elected to receive payment of $279,688, which is his accrued benefit under the ESI Pension Plan as of that date, in the form of a lump sum payment.

ESI Excess Pension Plan. Prior to the restatement of the ESI Excess Pension Plan effective January 1, 2008, if a Named Executive Officer had completed five or more years of service, then upon his retirement on or after age 55, his disability, his death or after he had both terminated employment and reached age 55, a distribution of the Named Executive Officer’s accrued benefit under the ESI Excess Pension Plan would have been paid to the Named Executive Officer in the same form and on the same date that benefits are paid to the Named Executive Officer under the ESI Pension Plan. As a result of the restatement of the ESI Excess Pension Plan effective January 1, 2008, upon a Named Executive Officer’s death, retirement or other termination of employment, a distribution of the Named Executive Officer’s accrued benefit under the ESI Excess Pension Plan will be paid to the Named Executive Officer in a lump sum on the first day that is six months following his termination of employment (because each Named Executive Officer is a “specified employee” within the meaning of Section 409A of the IRC), or within 60 days of his death if his death occurs prior to payment. See “– Pension Plans – ESI Excess Pension Plan.” If one of the triggering events occurred and a Named Executive Officer received a lump sum distribution under the ESI Excess Pension Plan, the amount of the Named Executive Officer’s benefit that would have been accrued and payable under the ESI Excess Pension Plan as of December 31, 2007 is as follows:

Named Executive Officer	Balance of ESI Excess Pension Plan Account as of December 31, 2007
Kevin M. Modany	$ 40,682(1)
Daniel M. Fitzpatrick	$ 0
Rene R. Champagne	$1,205,120(2)
Clark D. Elwood	$ 129,235(1)
Eugene W. Feichtner	$ 57,986(1)
Glenn E. Tanner	$ 0

__________________________________

(1)

Benefit payable upon death or disability as of December 31, 2007. If the employment of Messrs. Modany, Elwood or Feichtner was terminated for any reason other than death or disability on December 31, 2007, his benefit would not be payable until he reaches age 55, because he was not at least age 55 as of that date.

(2)

On January 31, 2008, Mr. Champagne retired, and payment of $1,211,663, which is his accrued benefit under the ESI Excess Pension Plan as of that date, will be made to him in a lump sum six months following his retirement date, in accordance with Section 409A of the IRC.

Old Pension Plan. If a Named Executive Officer’s employment with us terminates and the Named Executive Officer qualifies for retirement under the Old Pension Plan, a distribution will be paid to the Named Executive Officer. The Named Executive Officer can elect to receive payment of the distribution of the Named Executive Officer’s accumulated benefit under the Old Pension Plan in the form of a qualified joint and survivor annuity or life annuity. See “– Pension Plans – Old Pension Plan.” If a Named Executive Officer qualified for retirement under the Old Pension Plan, the actuarial present value of the Named Executive Officer’s accumulated benefit under the Old Pension Plan as of September 30, 2007 (i.e., the pension plan measurement date used for financial statement reporting purposes for 2007) is set forth in the Pension Benefits Table. See “– Pension Benefits Table.” As of

September 30, 2007, Messrs. Champagne and Tanner were the only Named Executive Officers who qualified for retirement under the Old Pension Plan. Messrs. Champagne and Tanner had previously elected to receive and have been receiving the early retirement annual benefit under the Old Pension Plan. See “– Pension Benefits Table.”

Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee Directors in 2007 for their service on our Board of Directors in 2007.

Director Compensation Table for Fiscal Year 2007

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total(4)
(a)	(b)	(c)	(d)	(e)
John F. Cozzi	$60,000	$ 82,888	$ 0	$142,888
John E. Dean	$60,000	$100,092	$ 0	$160,092
James D. Fowler, Jr.	$60,000	$100,092	$ 0	$160,092
Joanna T. Lau	$60,000	$ 82,888	$ 0	$142,888
Thomas I. Morgan	$60,000	$ 58,342	$ 0	$118,342
Samuel L. Odle	$60,000	$ 58,342	$ 0	$118,342
Vin Weber	$60,000	$100,092	$ 0	$160,092
John A. Yena	$60,000	$ 58,342	$ 0	$118,342

________________________

(1)

Amounts shown represent the aggregate dollar amount of all fees earned or paid for services as a Director, including meeting fees, committee and/or chairperson fees and annual retainer. In 2007, all fees were paid in cash, but each non-employee Director elected to receive payment of the annual retainer in cash or shares of our common stock, in increments of 25% each. See “– Directors Deferred Compensation Plan.” The full amount of the annual retainer that was paid to or deferred by a non-employee Director, whether in cash or shares of our common stock, is reported in this column. The grant date fair value of any portion of the annual retainer that a non-employee Director elected to receive in shares of our common stock is set forth in footnote (2) below.

(2)

Amounts shown represent the dollar amount recognized in 2007 for financial statement reporting purposes, computed in accordance with SFAS No. 123R (except excluding any estimated amount for forfeitures related to service-based vesting conditions), of all restricted stock and RSU awards granted for services as a Director. The dollar amount recognized for financial statement reporting purposes with respect to 2007 includes any earnings, such as dividends, that may be received on the stock awards. There were no forfeitures during 2007 with respect to any stock awards granted to the non-employee Directors. To determine the fair value of stock awards, we use the closing market price of a share of our common stock on the effective date of the stock award. The amounts ultimately realized by the non-employee Directors from the stock awards will depend on the price of our common stock in the future and may be quite different from the value shown. In 2007, each non-employee Director elected to receive payment of the annual retainer in cash or shares of our common stock, in increments of 25% each. See “– Directors Deferred Compensation Plan.” The amount related to any portion of the annual retainer that a non-employee Director elected to receive in shares of our common stock is included in column (b) of the table, but the grant date fair value of such shares is disclosed in the table below. In 2007, each non-employee Director also received a grant of 912 RSUs that will be settled in shares of our common stock after vesting. The following table sets forth information regarding the grant date fair value, computed in accordance with SFAS No. 123R, of each stock award granted in 2007 for services as a non-employee Director:

Grant Date Fair Value of Stock Awards in Fiscal Year 2007
Name	Grant Date Fair Value of Stock Award
(a)	(b)
John F. Cozzi
Portion of Retainer Payable in Stock	$ 59,998
2006 Equity Compensation Plan Award	$100,092
John E. Dean
Portion of Retainer Payable in Stock	$ 59,998
2006 Equity Compensation Plan Award	$100,092
James D. Fowler, Jr.
Portion of Retainer Payable in Stock	$ 59,998
2006 Equity Compensation Plan Award	$100,092
Joanna T. Lau
Portion of Retainer Payable in Stock	$ 59,998
2006 Equity Compensation Plan Award	$100,092
Thomas I. Morgan
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,092
Samuel L. Odle
Portion of Retainer Payable in Stock	$ 59,998
2006 Equity Compensation Plan Award	$100,092
Vin Weber
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,092
John A. Yena
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,092

______________________________

“N/A” means not applicable.

The following table sets forth information regarding the aggregate number of stock awards granted by us to the non-employee Directors that were outstanding on December 31, 2007:

Outstanding Stock Awards at Fiscal Year-End 2007
Name	Number of Shares or Units of Stock that have Not Vested (A)	Market Value of Shares or Units of Stock that have Not Vested (B)

(a)	(b)	(c)
John F. Cozzi
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
John E. Dean
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
James D. Fowler, Jr.
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
Joanna T. Lau
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
Thomas I. Morgan
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
Samuel L. Odle
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
Vin Weber
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766
John A. Yena
05/23/06 Award (C)	1,589	$135,494
05/22/07 Award (D)	912	$ 77,766

_________________

(A)	Amounts shown represent the total number of shares of our common stock that have not vested.
(B)

Amounts shown represent the aggregate market value of shares of our common stock that have not vested. The aggregate market value is calculated by multiplying the number of shares or units by the closing market price of a share of our common stock on December 31, 2007.

(C)	This restricted stock award vests in full on May 23, 2009.
(D)	This RSU award vests in full on May 22, 2010.
(3)

There were no amounts recognized for financial statement reporting purposes in 2007 with respect to any option awards granted to our non-employee Directors. In 2007, none of the non-employee Directors received any stock options or SARs from us. There were no forfeitures during 2007 with respect to any option awards held by the non-employee Directors. In addition, there were no adjustments or amendments made in 2007 to the exercise price of any option awards held by any of the non-employee Directors, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or that otherwise materially modified any option awards. The outstanding option awards at December 31, 2007, for each of the non-employee Directors were as follows:

Outstanding Option Awards at Fiscal Year-End 2007
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
	Exercisable (A)	Unexercisable (B)
(a)	(b)	(c)	(d)	(e)
John F. Cozzi
10/14/03 Award (C)	10,000	0	$49.370	10/14/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
05/17/05 Award (E)	8,000	0	$43.760	05/17/12
John E. Dean
08/11/99 Award (F)	10,000	0	$10.438	08/11/09
05/24/00 Award (G)	4,000	0	$ 8.032	05/24/10
05/23/01 Award (H)	4,000	0	$17.450	05/23/11
05/24/02 Award (I)	4,000	0	$25.150	05/24/12
05/20/03 Award (J)	10,000	0	$26.970	05/20/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
05/17/05 Award (E)	8,000	0	$43.760	05/17/12
James D. Fowler, Jr.
05/24/02 Award (I)	4,000	0	$25.150	05/24/12
Joanna T. Lau
10/14/03 Award (C)	10,000	0	$49.370	10/14/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
05/17/05 Award (E)	8,000	0	$43.760	05/17/12
Vin Weber
05/20/03 Award (J)	10,000	0	$26.970	05/20/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
05/17/05 Award (E)	8,000	0	$43.760	05/17/12

______________________

(A)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are exercisable.
(B)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are unexercisable.
(C)	This stock option award vested in one installment on October 14, 2004.
(D)	This stock option award vested in one installment on May 18, 2005.
(E)	This stock option award vested in one installment on May 17, 2006.
(F)	This stock option award vested immediately on August 11, 1999.
(G)	This stock option award vested in one installment on May 24, 2001.
(H)	This stock option award vested in one installment on May 23, 2002.
(I)	This stock option award vested in one installment on May 24, 2003.
(J)	This stock option award vested in one installment on May 20, 2004.
(4)	Amounts shown represent the sum of the dollar values for each compensation element shown in columns (b) through (d).

Director Compensation

Retainer and Fees. We do not compensate any Director who is an employee of ours for service as a member of our Board of Directors or any standing committee of our Board of Directors. Beginning in January 2007, the compensation for non-employee Directors consists of:

•

an annual retainer of $60,000 payable in one installment on the first business day of each year, at the election of each non-employee Director, in cash or shares of our common stock in increments of 25% each;

•	no separate meeting fees; and
•	an annual grant under the 2006 Equity Compensation Plan of RSUs with a time-based period of restriction that:

•

has a value of $100,000, plus the value associated with any fractional RSU necessary to cause the grant to be for a whole number of RSUs, pursuant to which the value is determined based on the closing market price of a share of our common stock on the effective date of the grant;

•	is effective on the tenth business day following our Annual Meeting of Shareholders in each year;
•	has a time-based period of restriction of three years; and
•	is settled on the first business day following the last day of the period of restriction by the delivery of one share of our common stock for each RSU in the grant.

We also reimburse Directors for reasonable, out-of-pocket travel expenses related to attending our Board of Directors and its committee meetings and other business of the Board.

Timing of Equity-Based Compensation Grants. The Compensation Committee makes recommendation to our Board of Directors regarding grants of equity-based compensation to our non-employee Directors. All equity-based compensation awards to our non-employee Directors are granted exclusively by our Board of Directors. Our Board of Directors typically grants equity-based compensation to our non-employee Directors annually during its regular meeting following the Annual Meeting of Shareholders. The annual equity-based compensation grants become effective prospectively on the tenth business day following the Annual Meeting of Shareholders, which is approximately one month following the public disclosure of our first fiscal quarter financial and operating results. The exercise price of any stock options included in those equity-based compensation grants is the closing market price of a share of our common stock on the effective date of the grant. The number of any RSUs or shares of restricted stock included in those grants is specified by the Board of Directors based on the closing market price of a share of our common stock on the effective date of the grant.

We do not time our release of material non-public information for the purpose of affecting the value of our non-employee Directors’ compensation. As described above, our process for granting annual equity-based compensation to our non-employee Directors is structured such that the effective date of our equity-based compensation awards, including stock options, occurs after our financial and operating results for the first fiscal quarter have been publicly disclosed and absorbed by the market. Nevertheless, our process for granting equity-based compensation may result in equity-based compensation, including stock options, being granted to our non-employee Directors at times when our Board of Directors or the Compensation Committee is in possession of material non-public information about us. This possibility is not taken into account in determining whether to make the equity-based compensation awards or the amount or value of those awards.

1999 Directors Stock Plan. On July 28, 1999, we established the 1999 Directors Stock Plan, which provided for awards of nonqualified stock options to non-employee Directors. An aggregate of 500,000 shares of our common stock are reserved for issuance for option awards under the 1999 Directors Stock Plan (subject to adjustment in certain events and as adjusted for our stock split). The 1999 Directors Stock Plan was not approved by our shareholders.

The 1999 Directors Stock Plan is administered by the Board. Each non-employee Director received an annual stock option under the plan to purchase shares of our common stock on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting. No annual awards of nonqualified stock options under the 1999 Directors Stock Plan have been made after 2005. In addition, the 1999 Directors Stock Plan permits the Board, at its discretion, to make special awards of stock options to non-employee Directors. No special awards of nonqualified stock options under the 1999 Directors Stock Plan were made in 2006 or 2007. The number of shares of our common stock subject to options under the 1999 Directors Stock Plan is subject to adjustment in certain events.

The exercise price of a stock option awarded under the 1999 Directors Stock Plan could not be less than 100% of the fair market value of the our common stock on the date of the award. No option may be exercised prior to one year after the award date (except for special awards of stock options by the Board as permitted under the plan). If a non-employee Director’s service on the Board ends because of death, disability or retirement, the stock options granted to that non-employee Director under the 1999 Directors Stock Plan will expire within the longer of one year following the non-employee Director’s service on the Board or one-half of the number of months that the non-employee Director served on the Board up to 120, but in no event after the options expire under their terms. Stock options granted under the 1999 Directors Stock Plan will expire three months following the end of the non-employee Director’s service on the Board for reasons other than death, disability or retirement. Notwithstanding the foregoing, the Board has the authority to establish different terms and conditions relating to the exercise of an option after the end of a non-employee Director’s service on the Board. Stock options awarded under the 1999 Directors Stock Plan are not transferable other than by will or pursuant to the laws of descent and distribution. The maximum term of a stock option awarded under the 1999 Directors Stock Plan is seven years from the date of the award. The shares of our common stock issued upon the exercise of a stock option under the 1999 Directors Stock Plan may be made available from treasury shares or authorized but unissued shares. The option price may be paid:

•	by check;
•	in shares of our common stock;
•	through a simultaneous sale through a broker of shares of our common stock acquired upon the exercise of the stock option; or
•	by any combination of the foregoing.

See Exhibit No. 4.3 to our Registration Statement on Form S-8 (Registration No. 333-84871), Exhibit No. 10.37 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2003, Exhibit No. 10.42 to our Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2004 and Exhibit No. 10.47 to our Current Report on Form 8-K, dated January 25, 2005, filed with the SEC for a complete copy of the 1999 Directors Stock Plan, as amended.

No awards were made in 2007, and no further awards will be made, under the 1999 Directors Stock Plan, as a result of our shareholders’ approval of our adoption of the 2006 Equity Compensation Plan at the 2006 Annual Meeting of Shareholders on May 9, 2006. Our non-employee Directors participate in the 2006 Equity Compensation Plan. See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

Directors Deferred Compensation Plan. On October 1, 1999, we established, and effective January 1, 2008, we restated, the Directors Deferred Compensation Plan, an unfunded, nonqualified plan covering all of our non-employee Directors. The Directors Deferred Compensation Plan provides that each non-employee Director may elect to receive payment of the annual retainer in cash or in shares of our common stock, in increments of 25% each. A non-employee Director who elects payment in shares of our common stock will receive that number of shares equal to the number obtained by dividing the dollar amount of the portion of the annual retainer to be paid in shares of our common stock by the fair market value of one share of our common stock determined as of the payment date. The value of any fractional share resulting from this calculation will be paid to the Director in cash.

The Directors Deferred Compensation Plan also provides that each non-employee Director may elect to defer payment of all or a portion of the annual retainer. The deferral of payment of cash or shares of our common stock can only be made in increments of 25%. Any deferred cash amounts will accrue interest at the rate of 6% compounded annually. Any deferred shares of our common stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of our common stock based on its fair market value at the time of the conversion. There were no above-market or preferential earnings on compensation deferred under the Directors Deferred Compensation Plan for the benefit of the non-employee Directors in 2007.

No cash or shares of our common stock deferred by a non-employee Director under the Directors Deferred Compensation Plan will be paid to the non-employee Director until he or she is no longer a Director.

Non-Employee Director Participation in Pension Plans. None of our non-employee Directors participate in any of our defined benefit or actuarial pension plans (including supplemental plans). Mr. Fowler, however, participates in the Old Pension Plan as a result of his prior employment by ITT Corporation or one of its affiliated companies that participated in that plan. Any change in the actuarial present value of Mr. Fowler’s accumulated benefit under the Old Pension Plan in 2007 was not affected by his service as a non-employee Director on our Board of Directors. See “– Pension Plans – Old Pension Plan.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2008, the number of shares of our common stock beneficially owned by any person (including any group) known by management to beneficially own more than 5% of our common stock, by each Director, by each of the Named Executive Officers and by all of our current Directors and the executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to all shares indicated as beneficially owned. None of the shares owned by our Directors and executive officers are pledged as security. No Director owns any “qualifying” shares.

Name of Beneficial Owner	ITT/ESI Common Stock
	Number of Shares Beneficially Owned(1)	Percent of Class
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	5,038,744 (2)	12.7% (2)
Columbia Wanger Asset Management, L.P. WAM Acquisition GP, Inc. Columbia Acorn Trust 227 West Monroe Street, Suite 3000 Chicago, IL 60606	4,598,900 (3)	11.6% (3)

Barclays Global Investors, NA

Barclays Global Fund Advisors

Barclays Global Investors, Ltd

Barclays Global Investors Japan Trust and
   Banking Company Limited

Barclays Global Investors Japan Limited

Barclays Global Investors Canada Limited

Barclays Global Investors Australia Limited

Barclays Global Investors (Deutschland) AG

45 Fremont Street

San Francisco, CA 94105

	3,933,752 (4)	9.9% (4)
Lazard Freres & Co. LLC 30 Rockefeller Plaza New York, NY 10020	3,805,300 (5)	9.3% (5)
Warburg Pincus Asset Management, Inc.	2,933,150 (6)	7.2% (6)
466 Lexington Avenue
New York, NY 10017
Renaissance Technologies LLC James H. Simons 800 Third Avenue New York, NY 10022	2,463,600 (7)	6.2% (7)
Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,151,039 (8)	5.4% (8)
Rene R. Champagne	407,459 (9)	1.0%
Kevin M. Modany	184,625 (10)	*
Clark D. Elwood	28,158 (11)	*
Eugene W. Feichtner	99,920 (12)	*
Daniel M. Fitzpatrick	39,203 (13)	*
Glenn E. Tanner	38,046 (14)	*
John F. Cozzi	36,635 (15)	*
John E. Dean	70,946 (16)	*
James D. Fowler, Jr.	8,096 (17)	*
Joanna T. Lau	32,194 (18)	*
Thomas I. Morgan	3,789 (19)	*
Samuel L. Odle	3,810 (20)	*
Vin Weber	42,541 (21)	*
John A. Yena	3,698 (22)	*
All current Directors and executive officers as a group (16 individuals)	660,285 (23)	1.7%

_________________________

*Less than 1%.
(1)

All shares of our common stock are owned directly except as otherwise indicated. Pursuant to the SEC’s regulations, shares (a) receivable by Directors and executive officers upon exercise of stock options exercisable within 60 days after February 15, 2008, (b) allocated to the accounts of certain Directors and executive officers under the ESI 401(k) Plan at February 15, 2008 or (c) credited to the accounts of certain Directors under the Directors Deferred Compensation Plan at February 15, 2008, are deemed to be beneficially owned by such Directors and executive officers.

(2)

Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and (a) has sole power to (i) vote or direct the vote of 3,207,811 shares and (ii) dispose or direct the disposition of 4,792,649 shares, and (b) has shared power to (i) vote or direct the vote of 231,795 shares and (ii) dispose or direct the disposition of 246,095 shares.

(3)

Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Each beneficial owner is a member of a group that possesses voting and investment power over a total of 4,598,900 shares. Columbia Wanger Asset Management, L.P. (“Columbia”) is a registered investment adviser. WAM Acquisition GP, Inc. (“GP”) is the general partner of Columbia. Columbia and GP have sole power to (a) vote or direct the vote of 4,463,900 shares and (b) dispose or direct the disposition of 4,598,900 shares. Columbia and GP have shared power to vote or direct the vote of 135,000 shares. Columbia Acorn Trust (“Acorn”) is an investment trust that is advised by Columbia.

(4)

Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. The beneficial owners possess sole power to vote or to direct the vote of 3,371,918 shares and sole power to dispose or to direct the disposition of 3,933,752 shares. Barclays Global Investors, NA is a bank and has sole voting power over 2,524,906 shares and sole dispositive power over 3,023,367 shares. Barclays Global Fund Advisors is an investment adviser and has sole voting and dispositive power over 499,457 shares. Barclays Global Investors, Ltd is a bank and has sole voting power over 236,991 shares and sole dispositive power over 300,364 shares. Barclays Global Investors Japan Trust and Banking Company Limited is a bank and does not have sole or shared voting or dispositive power over any shares. Barclays Global Investors Japan Limited is an investment adviser and has sole voting and dispositive power over 79,652 shares. Barclays Global Investors Canada Limited is an investment adviser and has sole voting and dispositive power over 30,912 shares. Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG are investment advisers and do not have sole or shared voting or dispositive power over any shares.

(5)

Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and broker-dealer and has sole power to (a) vote or direct the vote of 3,204,410 shares and (b) dispose or direct the disposition of 3,805,300 shares.

(6)

Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and has (a) sole power to vote or direct the vote of 2,396,100 shares, (b) shared power to vote or direct the vote of 513,450 shares and (c) sole power to dispose or direct the disposition of 2,933,150 shares.

(7)

Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the 1934 Act. Renaissance Technologies LLC (“RTL”) is a registered investment adviser and James H. Simons is the control person of RTL. The beneficial owners have sole power to (a) vote or direct the vote of 2,215,600 shares and (b) dispose or direct the disposition of 2,463,600 shares.

(8)

Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the 1934 Act. The beneficial owner is a registered investment adviser and has shared power to (a) vote or direct the vote of 1,774,134 shares and (b) dispose or direct the disposition of 2,143,639 shares.

(9)

This number includes 32,810 shares owned directly, 422 shares owned by Mr. Champagne’s spouse, 21,456 shares owned by a charitable remainder trust over which Mr. Champagne’s spouse has voting and dispositive power, 32,000 shares owned by a family foundation over which Mr. Champagne has voting and dispositive power, 10,771 shares owned under the ESI 401(k) Plan and 310,000 shares subject to presently exercisable options.

(10)	This number includes 228 shares owned under the ESI 401(k) Plan and 184,397 shares subject to presently exercisable options.
(11)	This number includes 8,304 shares owned directly, 6,097 shares owned under the ESI 401(k) Plan and 13,757 shares subject to presently exercisable options.
(12)	This number includes 7,947 shares owned under the ESI 401(k) Plan and 91,973 shares subject to presently exercisable options.
(13)	This number includes 39,203 shares subject to presently exercisable options.
(14)	This number includes 38,046 shares subject to presently exercisable options.
(15)

This number includes 2,000 shares owned directly, 2,000 shares owned by trusts for the benefit of Mr. Cozzi’s children, 3,046 shares deferred under the Directors Deferred Compensation Plan, 1,589 shares of restricted stock, and 28,000 shares subject to presently exercisable options.

(16)

This number includes 11,028 shares owned directly, 900 shares owned by Mr. Dean’s spouse, 7,429 shares deferred under the Directors Deferred Compensation Plan, 1,589 shares of restricted stock, and 50,000 shares subject to presently exercisable options.

(17)	This number includes 2,507 shares owned directly, 1,589 shares of restricted stock, and 4,000 shares subject to presently exercisable options.
(18)

This number includes 998 shares owned directly, 1,607 shares deferred under the Directors Deferred Compensation Plan, 1,589 shares of restricted stock and 28,000 shares subject to presently exercisable options.

(19)	This number includes 2,200 shares owned directly and 1,589 shares of restricted stock.
(20)	This number includes 2,221 shares deferred under the Directors Deferred Compensation Plan and 1,589 shares of restricted stock.
(21)

This number includes 4,500 shares owned directly, 8,452 shares deferred under the Directors Deferred Compensation Plan, 1,589 shares of restricted stock, and 28,000 shares subject to presently exercisable options.

(22)	This number includes 1,000 shares owned directly, 1,109 shares deferred under the Directors Deferred Compensation Plan and 1,589 shares of restricted stock.
(23)

This number includes 32,537 shares owned directly, 2,900 shares owned indirectly, 14,364 shares owned under the ESI 401(k) Plan, 573,908 shares subject to presently exercisable options, 23,864 shares deferred under the Directors Deferred Compensation Plan and 12,712 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our written policies and procedures for the review, approval or ratification of any current or proposed transaction potentially involving an amount in excess of $120,000 in which we are or will become a participant and in which any related person had, or will have, a direct or indirect material interest (“Transaction”) are set forth in our Corporate Governance Guidelines and are posted on our website at www.ittesi.com. These policies and procedures are as follows:

•	Our Board of Directors must be notified in advance or as soon as practicable of the Transaction.
•	The notification to our Board should be in writing and contain the following information regarding the Transaction:
	•	the name of the related person;
	•	the basis on which the person is a related person;
•

a detailed description of the related person’s interest in the Transaction, including the related person’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the Transaction;

	•	the approximate dollar value of the amount involved in the Transaction;
	•	the approximate dollar amount of the related person’s interest in the Transaction, which must be computed without regard to the amount of profit or loss;
	•	in the case of an indebtedness Transaction:
•

the largest aggregate amount of all indebtedness outstanding at any time since the beginning of our last fiscal year and all amounts of interest payable on the outstanding indebtedness during our last fiscal year (excluding amounts due from the related person for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business);

		•	the largest aggregate amount of principal that could be outstanding;
		•	a schedule specifying the principal amount that is anticipated to be outstanding from time to time during the Transaction;
		•	the term of the indebtedness;
		•	the repayment schedule of the principal amount;
		•	the total amount of any interest that is anticipated to accrue on the principal amount;
		•	the interest rate; and
		•	the payment schedule of the interest that accrues on the principal amount;
•

in the case of a lease or other Transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments due on or after the beginning of our last fiscal year, including any required or optional payments due during or at the conclusion of the Transaction;

•

in the case of a Transaction involving a purchase or sale of assets by or to us otherwise than in the ordinary course of business, the cost of the assets to the purchaser and, if acquired within two years of the Transaction, the cost of the assets to the seller and related information about the price of the assets; and

•

any other information regarding the Transaction or related person in the context of the Transaction that a reasonable investor of ours would consider material in light of the circumstances of the Transaction.

•

Upon receipt of the above information, all of the members of our Board of Directors (except for any Director who is the related person or whose immediate family member is the related person) will review and consider the information and determine whether it is in our and our shareholders’ best interests for the Board to approve or ratify the Transaction.

•

Our Board of Directors is of the general belief that, except in exceptional circumstances, we should try to avoid participating in any Transaction, regardless of the Transaction’s merit or benefit to us or our shareholders, in order to avoid any appearance of a conflict of interest or impropriety that may be perceived from our participation in the Transaction.

•	If our Board of Directors approves or ratifies our participation in a Transaction, we may participate in the Transaction.
•	If our Board of Directors does not approve or ratify our participation in a Transaction:
• we will not participate in the Transaction, if our participation has not yet begun; or
• we will attempt to end or limit as much as possible our participation in the Transaction without breaching any of our obligations arising from the Transaction.
•	We will disclose our participation in any Transaction in accordance with Item 404(a) of Regulation S-K under the 1934 Act.

A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, except for:

•

any indebtedness transaction in which the related person qualifies as such solely because he or she is a beneficial owner of more than 5% of any class of our voting securities or is an immediate family member of the beneficial owner;

•	any employment relationship or transaction involving any of our executive officers and any related compensation solely resulting from that employment relationship or transaction, if:
• we report the compensation arising from the relationship or transaction to the SEC in accordance with Item 402 of Regulation S-K under the 1934 Act; or
•

the executive officer is not an immediate family member of the related person and we would have reported such compensation to the SEC in accordance with Item 402 of Regulation S-K under the 1934 Act as compensation earned for services to us if the executive officer was a “named executive officer” of ours (as that term is defined in Item 402(a)(3) of Regulation S-K under the 1934 Act) and such compensation had been approved as such by the Compensation Committee of our Board of Directors;

•	any compensation paid to any of our Directors, if the compensation is reported to the SEC in accordance with Item 402(k) of Regulation S-K under the 1934 Act;
•	any transaction in which the rates or charges involved in the transaction are determined by competitive bids;
•	any transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority;
•	any transaction that involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; or
•

any transaction in which the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit or a pro rata basis.

A “related person” means:

•	any of our Directors or executive officers;
•	anyone who has been nominated to be elected one of our Directors;
•	any beneficial owner of more than 5% of any class of our voting securities; and
•	any immediate family member of any of the foregoing persons.

An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, father and mother-in-law, son and daughter-in-law, brother and sister-in-law, and any person (other than a tenant or employee) who shares the household of a Director, executive officer, nominee for Director or beneficial owner of more than 5% of any class of our voting securities.

A person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with us will not be deemed to have an “indirect material interest” where:

•	the interest arises only:
	•	from such person’s position as a director of another corporation or organization that is a party to the transaction;
•

from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) that is a party to the transaction; or

	•	from both such position and ownership; or
•

the interest arises only from such person’s position as a limited partner in a partnership in which the person and all other related persons, in the aggregate, have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2009 Annual Meeting of Shareholders is November 21, 2008.

In order to be considered at the 2009 Annual Meeting of Shareholders, shareholder proposals must comply with the advance notice and eligibility requirements contained in our By-Laws. Our By-Laws provide that shareholders are required to give advance notice to us of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before a shareholders’ meeting. With respect to annual meetings, our By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as Director or Directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to our Secretary not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder of:

•

a nomination must be delivered or received not earlier than the 90th day prior to such annual meeting and not later than the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and

•

any other business must be received not later than the tenth day following the day on which notice of the date of the meeting was given or public disclosure of the date of the meeting was made, whichever occurs first.

The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The advance notice provisions in our By-Laws also provide that in the case of a special meeting of shareholders:

•

called for the purpose of electing Directors, in order to nominate one or more persons for election as Director or Directors, to be timely, a shareholder’s notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made; and

•

in order to bring other business before that meeting, to be timely, a shareholder’s notice must be received not later than the tenth day following the day on which notice of the date of the meeting was given or public disclosure of the date of the meeting was made, whichever occurs first.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 8 and Article III, Section 2 of our By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

The procedures described above apply to any matter that a shareholder wishes to raise at the 2009 Annual Meeting of Shareholders, including those matters raised other than pursuant to Rule 14a-8 of the 1934 Act. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal.

ADDITIONAL INFORMATION

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) in accordance with Item 406 of Regulation S-K under the 1934 Act that is applicable to our Directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code is posted on our website at www.ittesi.com.

We also intend to promptly disclose on our website any amendments that we make to the Code. To the extent that our Board of Directors grants any waiver of the Code for any of our Directors or executive officers, we intend to disclose the waiver on our website within four business days following the grant of the waiver.

Transfer Agent Information

The transfer agent and registrar for our common stock is:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

E-mail address: info@amstock.com

Internet address: http://www.amstock.com

Shareholders should send certificates for transfer and address changes to:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Shareholder questions can be answered by our transfer agent either by calling toll-free at 1-800-937-5449 (U.S.) or 1-718-921-8200 (Outside the U.S.), by live web chat connected through our transfer agent’s website at www.amstock.com, or by mail addressed to:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Shareholder Information

We make the following materials available free of charge through our website at www.ittesi.com:

•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	our Code.

We will provide a print copy of the following materials without charge to anyone who makes a written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404 or by e-mail through our website at www.ittesi.com:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, excluding certain of its exhibits;
•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	the Code.

Annual Report to Shareholders

Our 2007 Annual Report to Shareholders, which is our 2007 Annual Report on Form 10-K, is available to our shareholders on the Internet as described in the Notice of Internet Availability of Proxy Materials, and is also available at the SEC’s website at www.sec.gov and our website at www.ittesi.com. Shareholders may also request a printed copy of our 2007 Annual Report to Shareholders in the manner described in the Notice.

APPENDIX A

ITT Educational Services, Inc.’s Categorical Standards of Director Independence

As permitted by the rules of the New York Stock Exchange (“NYSE”), ITT Educational Services, Inc.’s (“ITT/ESI”) Board of Directors has adopted categorical standards to assist it in making determinations of the independence of the directors on the Board. These standards incorporate, and are consistent with, the definition of "independent" contained in Section 303A.02 and .06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934. The standards are as follows:

•	The following individuals shall not be deemed an “independent” director of ITT/ESI:

•	An individual who is, or has been within the last three years, an employee of ITT/ESI.

•	An individual whose immediate family member is, or has been within the last three years, an executive officer of ITT/ESI.

•

An individual who has received, or whose immediate family member has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from ITT/ESI, other than:

•	director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer of ITT/ESI;

•	compensation received by an immediate family member of the director for services as an employee (other than an executive officer) of ITT/ESI;

•	bona fide expense reimbursements; or

•	dividend or interest income.

•	An individual who:

•	is a current employee or partner of a firm that is ITT/ESI’s internal or external auditor (“Auditor”); or

•	was an employee or partner of the Auditor within the last three years and personally worked on ITT/ESI’s audit within that time.

•	An individual whose immediate family member:

•	is a current partner of the Auditor;

•	is a current employee of the Auditor and participates in the Auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

•	was an employee or partner of the Auditor within the last three years and personally worked on ITT/ESI’s audit within that time.

•

An individual who is or has been, or whose immediate family member is or has been, employed within the last three years as an executive officer of another company where any of ITT/ESI’s present executive officers at the same time serve or served on that company’s compensation committee.

•

An individual who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to or received payments from ITT/ESI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

•

An individual who is, or during ITT/ESI’s last fiscal year has been, an executive officer or a greater than 10% stockholder of any business or professional entity that has made during ITT/ESI’s last fiscal year, or proposes to make during ITT/ESI’s current fiscal year, payments to ITT/ESI for property or services in excess of 5% of:

•	ITT/ESI’s consolidated gross revenues for its last full fiscal year; or

•	the other entity’s consolidated gross revenues for its last full fiscal year.

•

An individual who is, or during ITT/ESI’s last fiscal year has been, an executive officer or a greater than 10% stockholder of any business or professional entity to which ITT/ESI has made during ITT/ESI’s last full fiscal year, or proposes to make during ITT/ESI’s current fiscal year, payments for property or services in excess of 5% of:

•	ITT/ESI’s consolidated gross revenues for its last full fiscal year; or

•	the other entity’s consolidated gross revenues for its last full fiscal year.

•

An individual who is, or during ITT/ESI’s last fiscal year has been, an executive officer or a greater than 10% stockholder of any business or professional entity to which ITT/ESI was indebted at the end of ITT/ESI’s last full fiscal year in an aggregate amount in excess of 5% of ITT/ESI’s total consolidated assets at the end of such fiscal year.

•

An individual who is, or during ITT/ESI’s last fiscal year has been, a member of, or of counsel to, a law firm that ITT/ESI has retained during the last fiscal year or proposes to retain during the current fiscal year.

•

An individual who is, or during ITT/ESI’s last fiscal year has been, a partner or executive officer of any investment banking firm that has performed services for ITT/ESI, other than as a participating underwriter in a syndicate, during the last fiscal year, or that ITT/ESI proposes to have perform services during the current year.

•

An individual who is an executive officer of a tax-exempt organization to which ITT/ESI has made charitable contributions that exceed the greater of $1 million or 2% of the tax-exempt organization’s gross revenues in the current or any of the past three years.

•	A director will not be deemed “independent” for the purposes of serving on ITT/ESI’s Audit Committee, if such director:

•	directly or indirectly receives from ITT/ESI or any affiliate of ITT/ESI any consulting, advisory or other compensatory fee, other than payments of:

•	director's fees and related expenses;

•	fixed amounts of compensation under a retirement plan or deferred compensation plan for prior service that are not contingent in any way on continued service; and

•	any dividends or other distributions on ITT/ESI’s securities which are owed to the director; and

•	is an affiliated person of ITT/ESI or an ITT/ESI subsidiary apart from his or her capacity as:

•	a director of ITT/ESI and/or an ITT/ESI subsidiary; and/or

•	a member of any committee of the board of directors of ITT/ESI and/or an ITT/ESI subsidiary.

•	“Indirect” compensation includes payments to:

•	the director’s spouse, minor children or stepchildren, or children or stepchildren sharing a home with the director; and

•

any entity in which the director is a partner, member, managing director or executive officer, or occupies a similar position, and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to ITT/ESI or an ITT/ESI subsidiary.

•

An “affiliate” is any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, ITT/ESI. A person who is not an executive officer, director or 10% shareholder of ITT/ESI does not control ITT/ESI. A director who is an employee, executive officer, general partner or managing member of an affiliate of ITT/ESI is also an affiliate of ITT/ESI.

•

An “immediate family member” includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants and employees) who shares such person's home.

•	References to ITT/ESI include any parent or subsidiary in a consolidated group with ITT/ESI.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

ITT EDUCATIONAL SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2008

The shareholder(s) hereby appoint(s) Clark D. Elwood and Daniel M. Fitzpatrick, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ITT Educational Services, Inc. (“ITT/ESI”) that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on May 6, 2008, at The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, VA 22202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
ITT EDUCATIONAL SERVICES, INC. 13000 NORTH MERIDIAN STREET CARMEL, IN 46032-1404

If you would like to reduce the costs incurred by ITT Educational Services, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ITT Educational Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	ITTES1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT EDUCATIONAL SERVICES, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect as Directors of ITT/ESI the nominees listed below.		☐	☐	☐
	01)	John E. Dean
	02)	James D. Fowler, Jr.
	03)	Vin Weber
						For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as ITT/ESI’s independent registered public accounting firm for its fiscal year ending December 31, 2008.					☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named as proxies in this proxy will vote in their discretion.

Please sign below exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title in such capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date